Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-277211

Dated February 21, 2024

ETF Underlying Supplement
To Prospectus dated February 21, 2024 and
Prospectus Supplement dated February 21, 2024

HSBC USA Inc. Notes Linked to a Reference Asset

GENERAL

HSBC USA Inc. from time to time may offer and sell certain senior unsecured debt obligations (the “Notes”) linked to a Reference Asset. The “Reference Asset” is the underlying measure by which we will determine the amount payable on the Notes, if any, and may be based on price movements in, performance of, or other events relating to one or more particular index funds or other securities, indices, currencies, interest rates, consumer prices or commodities, or commodity futures or baskets comprised of any of those instruments or measures, or other instruments or measures, including the occurrence or nonoccurrence of any event or circumstance, or a combination thereof. This underlying supplement describes certain terms of Notes linked to a Reference Asset that is or is in part an exchange traded fund or a trust that issues depositary receipts representing an interest in equity securities held by such trust (each, an “Index Fund”). An Index Fund may track the performance of an index (if applicable, its “Underlying Index”) or basket of equity securities, or other instruments, primarily by holding securities or other instruments related to such Underlying Index or basket. The Reference Asset may be a basket of Index Funds or a basket of instruments or measures that includes an Index Fund as one of its components. We refer to any instrument or measure that comprises a basket as a “Basket Component,” and collectively as the “Basket Components.” The applicable free writing prospectus or pricing supplement will specify the Reference Asset to which your Notes are linked as well as specific terms of the Notes.

Notwithstanding anything to the contrary set forth in the accompanying prospectus supplement for Notes, Series 1 dated February 21, 2024 (the “Prospectus Supplement”) and the accompanying base prospectus for debt securities, preferred stock, depositary shares, warrants, purchase contracts and units (the “Base Prospectus”) dated February 21, 2024, this underlying supplement describes additional terms of the Notes and some of the potential Index Funds to which the return on the Notes may be linked.

You should read the applicable free writing prospectus or pricing supplement, this underlying supplement, the Prospectus Supplement and the Base Prospectus carefully before you invest in a particular issuance of the Notes. If the terms described in the applicable free writing prospectus or pricing supplement are different or inconsistent with those described herein, the terms described in the applicable free writing prospectus or pricing supplement will govern the applicable Notes.

The descriptions of Index Funds in this underlying supplement only apply to select Index Funds to which the applicable Notes possibly may be linked. We do not guarantee that we will offer Notes linked to any of the Index Funds described herein. In addition, we may offer Notes linked to one or more Index Funds that are not described herein. In such an event, we will describe such additional Index Fund or Index Funds in the applicable free writing prospectus or pricing supplement, or in another underlying supplement.

This underlying supplement describes the following Index Funds:

•	the Consumer Staples Select Sector SPDR® Fund
•	the Energy Select Sector SPDR® Fund
•	the Financial Select Sector SPDR® Fund
•	the Health Care Select Sector SPDR® Fund
•	the Technology Select Sector SPDR® Fund
•	the Utilities Select Sector SPDR® Fund
•	the iShares® China Large-Cap ETF
•	the iShares® Global Clean Energy ETF
•	the iShares® Latin America 40 ETF
•	the iShares® MSCI Brazil ETF
•	the iShares® MSCI EAFE ETF
•	the iShares® MSCI Emerging Markets ETF
•	the iShares® MSCI Mexico ETF
•	the iShares® Russell 2000 ETF

•	the iShares® U.S. Transportation ETF
•	the iShares® U.S. Real Estate ETF
•	the Invesco S&P 500® Equal Weight ETF
•	the Invesco QQQ TrustSM, Series 1
•	the SPDR® Dow Jones® Industrial Average ETF Trust
•	the SPDR® S&P 500® ETF Trust
•	the SPDR® S&P® Bank ETF
•	the SPDR® S&P® Regional Banking ETF
•	the SPDR® S&P® Midcap 400 ETF Trust
•	the SPDR® S&P® Biotech ETF
•	the SPDR® S&P® Oil & Gas Exploration & Production ETF
•	the VanEck® Gold Miners ETF
•	the Vanguard® FTSE Emerging Markets ETF
•	the WisdomTree® Japan Hedged Equity Fund

An investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page S-1 of this document and page S-1 of the Prospectus Supplement for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the Base Prospectus, the Prospectus Supplement or any free writing prospectus or pricing supplement. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks, including possible loss of the principal amount invested due to the credit risk of HSBC USA Inc.

In making your investment decision, you should rely only on the information contained or incorporated by reference in the applicable free writing prospectus or pricing supplement, this underlying supplement, any related underlying supplement, the Prospectus Supplement and Base Prospectus. The information in the applicable free writing

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prospectus or pricing supplement and any related underlying supplement including this underlying supplement may only be accurate as of the dates of each of these documents, respectively.

The Notes described in the applicable free writing prospectus or pricing supplement and this underlying supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. The applicable free writing prospectus or pricing supplement, any related underlying supplement including this underlying supplement and the accompanying Prospectus Supplement and Base Prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement, “HSBC,” “we,” “us” and “our” refer to HSBC USA Inc., unless the context requires otherwise.

Neither HSBC or the calculation agent, nor any of our or its affiliates, accepts any responsibility for the calculation, maintenance or publication of the Index Funds described herein or any Successor Index Funds or any Underlying Index.

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RISK FACTORS

Your investment in the Notes will involve certain risks. We urge you to read the section “Risk Factors” beginning on page S-1 of the Prospectus Supplement, in any related underlying supplement and in the applicable free writing prospectus or pricing supplement in addition to the following risk factors relevant to your Notes. Investing in the Notes is not equivalent to investing directly in the Reference Asset, relevant Index Fund, any Underlying Index or any of the stocks or other securities held by the relevant Index Fund. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this underlying supplement, the applicable free writing prospectus or pricing supplement, any other relevant underlying supplement, and the accompanying Prospectus Supplement and Base Prospectus.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. You should not purchase the Notes unless you understand and can bear these investment risks.

General risks related to the Notes:

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you may lose your entire investment, and there can be no assurance of the receipt of any amount at maturity. The return on the Notes may be less than the return on conventional fixed-rate or floating-rate debt securities with the same maturity date.

•	THE NOTES ARE SUBJECT TO OUR CREDIT RISK — The Notes are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

•	THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION — The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payments on the Notes.

•	THE ESTIMATED INITIAL VALUE OF THE NOTES, WHICH WILL BE DETERMINED BY US ON THE PRICING DATE, IS EXPECTED TO BE LESS THAN THE PRICE TO PUBLIC AND MAY DIFFER FROM THE MARKET VALUE OF THE NOTES IN THE SECONDARY MARKET, IF ANY — The Estimated Initial Value of the Notes will be calculated by us on the pricing date and is expected to be less than the price to public. The Estimated Initial Value will reflect our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Notes to be more favorable to you. We will determine the value of the embedded derivatives in the Notes by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market (if any exists) at any time.

•	THE PRICE OF YOUR NOTES IN THE SECONDARY MARKET, IF ANY, IMMEDIATELY AFTER THE PRICING DATE IS EXPECTED TO BE LESS THAN THE PRICE TO PUBLIC — The price to public takes into account certain costs. These costs, which, unless specified otherwise in the applicable free writing prospectus or pricing supplement, will be used or retained by us or one of our affiliates, include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Notes and the costs associated with structuring and hedging our obligations under the Notes. If you were to sell your Notes in the secondary market, if any, the price you would receive for your Notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Notes in the secondary

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market, if any, at any time after issuance will vary based on many factors, including the value of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The Notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Notes to maturity. Any sale of the Notes prior to maturity could result in a loss to you.

•	IF WE WERE TO REPURCHASE YOUR NOTES IMMEDIATELY AFTER THE ORIGINAL ISSUE DATE, THE PRICE YOU RECEIVE MAY BE HIGHER THAN THE ESTIMATED INITIAL VALUE OF THE NOTES — Assuming that all relevant factors remain constant after the original issue date, the price at which any of the underwriters, dealers, agents or their affiliates may initially buy or sell the Notes in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the Estimated Initial Value on the pricing date for a temporary period after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the Notes based on changes in market conditions and other factors that cannot be predicted.

•	THE NOTES LACK LIQUIDITY — The Notes will not be listed on any securities exchange or automated quotation system. None of us, the underwriters, dealers, agents or their affiliates is required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which any of the underwriters, dealers, agents or their affiliates is willing to buy the Notes.

•	OUR TRADING, HEDGING AND OTHER BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST WITH YOU — We or our affiliates may engage in trading activities related to the Reference Asset or any of its underlying asset that are not for your account or on your behalf. We or our affiliates also may issue or underwrite other financial instruments with returns based upon the Reference Asset. These trading and other business activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Reference Asset or secondary trading in your Notes, could be adverse to your interests as a beneficial owner of the Notes.

We expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the Notes. We or our affiliates also may enter into hedging transactions relating to other securities or instruments, some of which may have returns calculated in a manner related to that of the Notes offered hereby. We may enter into such hedging arrangements with one of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the Notes and the Reference Asset. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, or the hedging activity could also result in a loss. We and our affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the Notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the Notes, which creates an additional incentive to sell the Notes to you.

•	THERE MAY BE POTENTIAL CONFLICTS OF INTEREST INVOLVING THE CALCULATION AGENT, WHICH IS EXPECTED TO BE AN AFFILIATE OF OURS — We have the right to appoint and remove the calculation agent. One of our affiliates is expected to be the calculation agent for the Notes and, as such, will make a variety of determinations relating to the Notes, including the amounts that will be paid on the Notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event (as defined below) has occurred or the calculation agent’s anti-dilution adjustments. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because the calculation agent is expected to be one of our affiliates, potential conflicts of interest could arise. Neither we nor any of our affiliates will have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

•	GOVERNMENTAL REGULATORY ACTIONS COULD RESULT IN MATERIAL CHANGES TO THE COMPOSITION OF AN UNDERLYING INDEX AND COULD NEGATIVELY AFFECT YOUR RETURN ON THE NOTES —Governmental regulatory actions, including but not limited to sanctions-related actions by the U.S. or foreign governments, could make it necessary or advisable for there to be material changes to the composition of an Underlying Index, depending on the nature of such governmental regulatory actions and the Underlying Index

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constituent stocks that are affected. A Reference Sponsor of an Index Fund may remove such stocks from an Index Fund in response to such regulatory actions. If any governmental regulatory action results in the removal of Underlying Index constituent stocks that have (or historically have had) significant weights within such Underlying Index, such removal, or even any uncertainty relating to a possible removal, could have a material and negative effect on the price of the related Index Fund and, therefore, your return on the Notes.

•	THE NOTES WILL NOT PAY INTEREST — Unless specified otherwise in the applicable free writing prospectus or pricing supplement, the Notes will not pay or accrue any interest. A contingent coupon or other payment in excess of the principal amount, if any, is not an interest payment.

General risks related to the Index Funds:

•	EQUITY MARKET RISKS MAY AFFECT THE TRADING VALUE OF THE NOTES AND THE AMOUNT DUE ON THE NOTES — We expect that the Reference Asset will fluctuate in accordance with changes in the price of the relevant Index Fund or Index Funds, the value of equity securities generally and other factors. The financial condition of the issuers of the stocks or other securities held by an Index Fund may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the value of the Reference Asset and thereby affect the value of the Notes. Equity securities are susceptible to general equity market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the instrument or instruments comprising an Index Fund change. Investor perceptions regarding the issuer of a stocks or other securities held by an Index Fund are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The value of the Reference Asset may be expected to fluctuate until the maturity date.

•	THERE WILL BE LIMITED ANTI-DILUTION ADJUSTMENTS — For certain events affecting shares of an Index Fund, such as stock splits or extraordinary dividends, the calculation agent will make such calculations and adjustments to the terms of the Notes as may be necessary in order to account for the economic effect of such event, including making adjustments to the price of that Index Fund. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of an Index Fund. If an event occurs that does not require the calculation agent to make any adjustment, the market price of the Notes and the value of the Notes may be materially and adversely affected.

•	IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE BASED ON THE SHARES OF ANOTHER INDEX FUND OR OTHER PROPERTY AND NOT THE ORIGINAL INDEX FUND OR BASKET COMPONENT — Following certain corporate events relating to a Index Fund where such Index Fund is not the surviving entity, the amount due on the Notes may be based on the shares of a successor to the respective Index Fund or other property. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see “Additional Notes Terms — Merger Event and Tender Offer” beginning on page S-50.

•	AS A HOLDER OF THE NOTES, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST OR RIGHTS IN ANY INDEX FUND OR THE STOCKS OR OTHER SECURITIES HELD BY AN INDEX FUND —As a holder of the Notes, you will not have any ownership interest or rights in any Index Fund or the stocks or other securities held by an Index Fund, such as rights to vote, rights to receive dividend payments or other distributions, or rights against the investment advisor or manager of an Index Fund. As a result, the return on your Notes may not reflect the return you would realize if you actually owned shares of the Index Fund or its underlying assets and received the dividends paid or other distributions made in connection with them. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, your Notes will be paid in cash and you have no right to receive shares of any Index Fund or any of its underlying assets.

•	AN REFERENCE SPONSOR MAY ADJUST AN INDEX FUND OR AN UNDERLYING INDEX IN A WAY THAT AFFECTS ITS VALUE, AND IT HAS NO OBLIGATION TO CONSIDER YOUR INTERESTS — Unless otherwise specified in the applicable free writing prospectus or pricing supplement, we, the underwriters, dealers, agents or our respective affiliates have no affiliation with any sponsor, publisher, or investment adviser of an Index Fund or an Underlying Index (each, a “Reference Sponsor”). Consequently, we have no control of the actions of any Reference Sponsor. A Reference Sponsor can change the investment policies of the applicable Index Fund or the policies concerning the calculation of the applicable Index Fund’s net asset value, or add, delete, or substitute the underlying assets held by the Index Fund or the components included in an Underlying Index, as the case may be, or make other methodological changes that could change the value of that Index Fund or Underlying Index. Additionally, a Reference Sponsor may alter, discontinue, or suspend calculation or dissemination of its Index Fund, the net asset value of its Index Fund, or the Underlying Index. Any of these actions could adversely affect the value of your Notes. This could also result in the early redemption of your Notes. The Reference Sponsors will have no obligation to consider your interests in calculating or revising any Index Fund or Underlying Index.

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•	WE OR OUR AFFILIATES ARE NOT AFFILIATED WITH ANY OF THE REFERENCE SPONSORS — Unless otherwise specified the applicable free writing prospectus or pricing supplement, we or our affiliates are not affiliated with any of the Reference Sponsors. We have not made any independent investigation as to the adequacy or completeness of the information about any Index Fund contained herein or in any free writing prospectus or pricing supplement. You should make your own investigation into the relevant Index Fund and the Reference Sponsors. We are not responsible for any Index Fund’s public disclosure of information, whether contained in SEC filings or otherwise. We do not make any representation that any publicly available document or any other publicly available information about any Index Fund is accurate or complete. Furthermore, we do not know whether all events occurring before the date of the applicable free writing prospectus or pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning an Index Fund could affect the value of the Notes.

•	OUR OR OUR AFFILIATES BUSINESS ACTIVITIES RELATING TO THE STOCKS OR SECURITIES HELD BY AN INDEX FUND MAY CREATE CONFLICTS OF INTEREST WITH YOU — We or our affiliates, at the time of any offering of the Notes or in the future, may engage in business with any company that has stocks or securities that are held by an Index Fund, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we or our affiliates may receive information about those companies that we will not divulge to you or other third parties. We or our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your Notes. Any of these activities may affect the market value of the Notes. We do not make any representation to any purchasers of the Notes regarding any matters whatsoever relating to the stocks held by any Index Fund. Any prospective purchaser of the Notes should undertake an independent investigation of the Reference Asset as in its judgment is appropriate to make an informed decision regarding an investment in the Notes. The selection of an Index Fund does not reflect any investment recommendations from us.

•	THE PERFORMANCE AND MARKET VALUE OF AN INDEX FUND MAY NOT CORRELATE WITH THE PERFORMANCE OF THE UNDERLYING INDEX AS WELL AS THE NET ASSET VALUE PER SHARE OF THAT INDEX FUND, ESPECIALLY DURING PERIODS OF MARKET VOLATILITY — The performance of an Index Fund may not exactly replicate the performance of its Underlying Index, because the Index Fund will reflect transaction costs and fees that are not included in the calculation of its Underlying Index. In addition, during periods of market volatility, securities held by an Index Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Index Fund and the liquidity of that Index Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of an Index Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of an Index Fund. As a result, under these circumstances, the market value of shares of an Index Fund may vary substantially from the net asset value per share of that Index Fund.

Additionally, an Index Fund may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset, such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices.

For all of the foregoing reasons, the performance of an Index Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of that Index Fund, which could materially and adversely affect the return on the Notes.

•	INDEX FUNDS ARE SUBJECT TO MANAGEMENT RISK — Index funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, Index Funds, utilizing a “passive” or indexing investment approach, attempt to approximate the investment performance of their respective underlying indices by investing in a portfolio of securities that generally replicate the respective Underlying Index. Therefore, unless a specific security is removed from the respective Underlying Index, an Index Fund generally would not sell a security because the security’s issuer was in financial trouble. In addition, an Index Fund is subject to the risk that the investment strategy of the Index Fund’s investment advisor may not produce the intended results.

•	INDEX FUNDS ARE SUBJECT TO LIQUIDITY RISK — Although shares of an Index Fund will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Index Fund or that there will be liquidity in the trading market.

Additional risks relating to certain Notes with more than one Index Fund comprising the Reference Asset:

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•	THE INDEX FUNDS COMPRISING THE REFERENCE ASSET MAY NOT MOVE IN TANDEM; AND GAINS IN ONE INDEX FUND MAY BE OFFSET BY DECLINES IN ANOTHER INDEX FUND — Price movements in the Index Funds comprising the Reference Asset may not move in tandem with each other. At a time when the price of one or more Index Funds increase, the price of one or more of the other Index Funds may decrease. Therefore, increases in the value of one or more of the Index Funds comprising the Reference Asset may be moderated, or wholly offset, by lesser increases or decrease in the value of one or more of the other Index Funds comprising the Reference Asset. If the weightings of the Index Funds comprising the Reference Asset are not equal, adverse changes in the prices of the Index Funds that are more heavily weighted could have a greater impact upon the value of the Reference Asset and, consequently, the return on your Notes.

If the Reference Asset is or includes the iShares® China Large-Cap ETF, the iShares® Latin America 40 ETF, the iShares® MSCI Brazil Capped ETF, the iShares® MSCI EAFE ETF, the iShares® MSCI Emerging Markets ETF, the iShares® MSCI Mexico Capped ETF, the Vanguard® FTSE Emerging Markets ETF or the WisdomTree® Japan Hedged Equity Fund, or otherwise includes an Index Fund that holds foreign securities:

•	SECURITIES PRICES GENERALLY ARE SUBJECT TO POLITICAL, ECONOMIC, FINANCIAL AND SOCIAL FACTORS THAT APPLY TO THE MARKETS IN WHICH THEY TRADE AND, TO A LESSER EXTENT, FOREIGN MARKETS — Foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Also, there generally may be less publicly available information about companies in foreign securities markets than about U.S. companies, and companies in foreign securities markets are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for Notes where the securities comprising or held by an Index Fund are based or traded in one or more emerging market countries.

The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

•	RISKS ASSOCIATED WITH NON-U.S. COMPANIES —An investment in securities linked to the value of an Index Fund that holds the common stocks of non-U.S. companies involves risks associated with the home countries of such non-U.S. companies. The prices of such non-U.S. companies’ common stocks may be affected by political, economic, financial and social factors in the home country of each such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Notes.

The foreign securities held by an Index Fund may have less liquidity and could be more volatile than many of the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the Reference Asset and, as a result, the value of the Notes.

•	TIME DIFFERENCES BETWEEN THE DOMESTIC AND FOREIGN MARKETS AND NEW YORK CITY MAY CREATE DISCREPANCIES IN THE TRADING LEVEL OR PRICE OF THE NOTES — Time differences between the domestic and foreign markets may result in discrepancies between the price of the underlying stocks held by an Index Fund and the value of the Notes. To the extent that U.S. markets are closed while markets for the underlying stocks held by an Index Fund remain open, significant price or rate movements of these underlying stocks may take place that will not be reflected immediately in the value of the Notes. In addition, there may be

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periods when the relevant foreign markets are closed for trading, causing the price of the Index Fund to remain unchanged for multiple trading days in New York City.

•	THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK — The prices of the stocks or other securities held by the relevant Index Fund are converted into U.S. dollars for purposes of calculating the net asset value of such Index Fund. As a result, your Notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities held by such Index Fund trade. Your net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities held by such Index Fund denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of such Index Fund will be adversely affected and, depending on the terms of your Notes, the payment on the Notes, if any, may be reduced.

Of particular importance to potential currency exchange risk are:

–	the volatility of the exchange rate between the U.S. dollar and relevant currencies in which the stocks or other securities held by the relevant Index Fund are denominated;

–	existing and expected rates of inflation;

–	existing and expected interest rate levels;

–	the balance of payments in the relative countries and between each country and its major trading partners; and

–	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

If the Reference Asset is or includes the iShares® MSCI EAFE ETF or otherwise includes an Index Fund that holds our or our affiliates’ securities:

•	EVEN IF OUR OR OUR AFFILIATES’ SECURITIES ARE HELD BY AN INDEX FUND, WE OR OUR AFFILIATES WILL NOT HAVE ANY OBLIGATION TO CONSIDER YOUR INTERESTS — Our parent HSBC Holdings plc is currently one of the companies included in the MSCI EAFE Index, the Underlying Index to the iShares® MSCI EAFE ETF. We will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the value of the MSCI EAFE Index, any other Index Fund that holds or may hold our or our affiliates’ securities.

If the Reference Asset is or includes the iShares® China Large-Cap ETF, iShares® Latin America 40 ETF, the iShares® MSCI Brazil Capped ETF, the iShares® MSCI Emerging Markets ETF, the iShares® MSCI Mexico Capped ETF or the Vanguard® FTSE Emerging Markets ETF or otherwise includes an Index Fund that holds foreign securities related to emerging markets:

•	THERE ARE RISKS ASSOCIATED WITH EMERGING MARKETS — An investment in the Notes will involve risks not generally associated with investments which have no emerging market component. In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

If the Reference Asset is or includes the iShares® China Large-Cap ETF, the Vanguard® FTSE Emerging Markets ETF or otherwise includes an Index Fund that changes to a new Underlying Index or the Underlying Index of which has had material changes:

•	IF AN INDEX FUND’S UNDERLYING INDEX HAS TRANSITIONED TO A NEW UNDERLYING INDEX OR HAD MATERIAL CHANGES, IT WILL LIMIT THE UTILITY OF AVAILABLE INFORMATION ABOUT THE PERFORMANCE OF THAT INDEX FUND — If an Index Fund’s underlying index has transitioned to a new Underlying Index or had material changes, the historical performance of that Index Fund may be of limited use in evaluating the Index Fund’s past performance, as there is limited historical information available to reflect the Index Fund’s tracking of the new Underlying Index. The Index Fund’s new Underlying Index could provide different investment returns (either lower or higher) or different levels of volatility than those of the former Underlying Index over any period of time.

If the Reference Asset is or includes the VanEck® Gold Miners ETF or otherwise includes an Index Fund that holds securities related to the gold mining industry:

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•	THERE ARE RISKS ASSOCIATED WITH AN INVESTMENT IN A CONCENTRATED INDUSTRY — The securities held by the VanEck® Gold Miners ETF are issued by companies that are in the gold mining industry. Therefore, an investment in the Notes may carry risks similar to a concentrated securities investment in a single industry. Consequently, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting this industry than an investment linked to a more broadly diversified group of issuers.

•	RISKS ASSOCIATED WITH THE GOLD MINING INDUSTRY — Because the VanEck® Gold Miners ETF primarily invests in stocks and American Depositary Receipts of companies that are involved in the gold mining industry, it is subject to certain risks associated with such companies. Competitive pressures may have a significant effect on the financial condition of such companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold bullion. These prices may fluctuate substantially over short periods of time so the price of the VanEck® Gold Miners ETF may be more volatile than other types of investments. Factors affecting gold prices include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

If the Reference Asset is or includes the iShares® Russell 2000 ETF, iShares® U.S. Real Estate ETF, the SPDR S&P® Midcap 400 ETF Trust, the SPDR® S&P® Regional Banking ETF, the SPDR® S&P® Biotech ETF, the Vanguard® FTSE Emerging Markets ETF, the VanEck® Gold Miners ETF or the WisdomTree® Japan Hedged Equity Fund or otherwise includes an Index Fund that holds securities of small and mid-capitalization companies:

•	SMALL-CAPITALIZATION OR MID-CAPITALIZATION COMPANIES RISK — The respective Index Fund may invest in companies that may be considered small-capitalization or mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the respective Index Fund’s share price may be more volatile than an investment in stocks issued by large-capitalization companies. Stock prices of small-capitalization or mid-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization or mid-capitalization companies may be thinly traded, making it difficult for the relevant Index Fund to buy and sell them. In addition, small-capitalization or mid-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization or mid-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

If the Reference Asset is or includes the iShares® U.S. Real Estate ETF or otherwise includes an Index Fund that holds securities related to the real estate industry:

•	RISKS ASSOCIATED WITH REAL ESTATE INVESTMENT — The iShares® U.S. Real Estate ETF invests in companies that invest in real estate (“real estate companies”), such as real estate investment trusts, or REITs, or real estate holding companies, which exposes investors to the risks of owning real estate directly as well as to risks that relate specifically to the way in which real estate companies are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and characterized by intense competition and periodic overbuilding.

–	Concentration Risk - Real estate companies may lack diversification due to ownership of a limited number of properties and concentration in a particular geographic region or property type.

–	Interest Rate Risk - Rising interest rates could result in higher costs of capital for real estate companies, which could negatively impact a real estate company’s ability to meet its payment obligations.

–	Leverage Risk - Real estate companies may use leverage (and some may be highly leveraged), which increases investment risk and the risks normally associated with debt financing and could adversely affect a real estate company’s operations and market value in periods of rising interest rates. Financial covenants related to a real estate company’s leveraging may affect the ability of the real estate company to operate effectively. In addition, real property may be subject to the quality of credit extended and defaults by borrowers and tenants. If the properties do not generate sufficient income to meet operating expenses, including, where applicable, debt service, ground lease payments, tenant improvements, third-party leasing commissions and

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other capital expenditures, the income and ability of a real estate company to make payments of any interest and principal on its debt securities will be adversely affected.

–	Liquidity Risk - Investing in real estate companies may involve risks similar to those associated with investing in small-capitalization companies. Real estate company securities, like the securities of other smaller companies, may be more volatile than, and perform differently from, shares of large-capitalization companies. There may be less trading in real estate company shares, which means that buy and sell transactions in those shares could have a magnified impact on share price, resulting in abrupt or erratic price fluctuations. In addition, real estate is relatively illiquid and, therefore, a real estate company may have a limited ability to vary or liquidate properties in response to changes in economic or other conditions.

–	Management Risk - Real estate companies are dependent upon management skills and may have limited financial resources. real estate companies are generally not diversified and may be subject to heavy cash flow dependency, default by borrowers and self-liquidation. In addition, transactions between real estate companies and their affiliates may be subject to conflicts of interest, which may adversely affect a real estate company’s shareholders. A real estate company may also have joint venture investments in certain of its properties and, consequently, its ability to control decisions relating to such properties may be limited.

–	Property Risk - Real estate companies may be subject to risks relating to functional obsolescence or reduced desirability of properties; extended vacancies due to economic conditions and tenant bankruptcies; catastrophic events such as earthquakes, hurricanes and terrorist acts; and casualty or condemnation losses. Real estate income and values also may be greatly affected by demographic trends, such as population shifts or changing tastes and values, or increasing vacancies or declining rents resulting from legal, cultural, technological, global or local economic developments.

–	Regulatory Risk - Real estate income and values may be adversely affected by such factors as applicable domestic and foreign laws (including tax laws). Government actions, such as tax increases, zoning law changes or environmental regulations, also may have a major impact on real estate.

–	Repayment Risk - The prices of real estate company securities may drop because of the failure of borrowers to repay their loans, poor management, and the inability to obtain financing either on favorable terms or at all. If the properties do not generate sufficient income to meet operating expenses, including, where applicable, debt service, ground lease payments, tenant improvements, third-party leasing commissions and other capital expenditures, the income and ability of the real estate company to make payments of interest and principal on their loans will be adversely affected. Many real estate companies utilize leverage, which increases investment risk and could adversely affect a company’s operations and market value in periods of rising interest rates.

–	U.S. Tax Risk - Certain U.S. real estate companies are subject to special U.S. federal tax requirements. A REIT that fails to comply with such tax requirements may be subject to U.S. federal income taxation, which may affect the value of the REIT and the characterization of the REIT’s distributions. The U.S. federal tax requirement that a REIT distribute substantially all of its net income to its shareholders may result in a REIT having insufficient capital for future expenditures.

•	THERE ARE RISKS ASSOCIATED WITH AN INVESTMENT IN A CONCENTRATED INDUSTRY — The securities held by the iShares® U.S. Real Estate ETF are issued by companies that are in the U.S. real estate industry. Therefore, an investment in the Notes may carry risks similar to a concentrated securities investment in a single industry. The iShares® U.S. Real Estate ETF lacks diversification and does not have the benefit of other offsetting components which may increase when other components are decreasing. Accordingly, a decline in value of stock prices of companies in the U.S. real estate industry would adversely affect the performance of the iShares® U.S. Real Estate ETF and, consequently, the value of the Notes.

•	THERE WILL BE NO DIRECT CORRELATION BETWEEN THE VALUE OF THE NOTES OR THE PRICE OF AN INDEX FUND AND RESIDENTIAL HOUSING PRICES — There is no direct linkage between the iShares® U.S. Real Estate ETF and residential housing prices in specific regions or residential housing prices in general. While residential housing prices may be one factor that could affect the prices of the stocks or other securities included in the iShares® U.S. Real Estate ETF, and consequently the price of the iShares® U.S. Real Estate ETF, neither the price of the iShares® Real Estate ETF nor the Notes are directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

If the Reference Asset is or includes the iShares® Transportation Average ETF or otherwise includes an Index Fund that holds securities related to transportation industry:

•	RISKS ASSOCIATED WITH THE TRANSPORTATION SECTOR — The iShares® Transportation Average ETF invests in companies in the transportation sector, which can be significantly affected by economic changes, fuel prices, labor relations, and insurance costs. Transportation companies may also be subject to significant government regulation and oversight, which may adversely affect their businesses.

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•	THERE ARE RISKS ASSOCIATED WITH AN INVESTMENT IN A CONCENTRATED INDUSTRY — The securities held by the iShares® Transportation Average ETF are all common stocks of companies generally considered to be involved in the U.S. transportation industry. Therefore, an investment in the Notes may carry risks similar to a concentrated securities investment in a single industry. The iShares® Transportation Average ETF lacks diversification and does not have the benefit of other offsetting components which may increase when other components are decreasing. Accordingly, a decline in value of stock prices of companies in the transportation industry would adversely affect the performance of the iShares® Transportation Average ETF and, consequently, the value of the Notes.

If the Reference Asset is or includes the Consumer Staples Select Sector SPDR® Fund or otherwise includes an Index Fund that holds securities related to the consumer staples industry:

•	RISKS ASSOCIATED WITH THE CONSUMER STAPLES SECTOR — The Consumer Staples Select Sector SPDR® Fund invests in consumer staples companies, which are subject to government regulation affecting their products which may negatively impact such companies’ performance. For instance, government regulations may affect the permissibility of using various food additives and production methods of companies that make food products, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

•	CONCENTRATION OF INVESTMENT IN PARTICULAR SECTOR — The equity securities held by the Consumer Staples Select Sector SPDR® Fund are issued by companies that are in the following industries: food and staples retailing, beverages, food products, tobacco, household products and personal products. Consequently, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting such industries than an investment linked to a more broadly diversified group of issuers. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for consumer staples products and services in general.

If the Reference Asset is or includes the Energy Select Sector SPDR® Fund or otherwise includes an Index Fund that holds securities related to the energy industry:

•	RISKS ASSOCIATED WITH THE ENERGY SECTOR — The Energy Select Sector SPDR® Fund invests in companies that develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products and services in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. The stock prices of oil service companies could be subject to wide fluctuations in response to a variety of factors, including the ability of the OPEC to set and maintain production levels and pricing, the level of production in non-OPEC countries, the demand for oil and gas, which is negatively impacted by economic downturns, the policies of various governments regarding exploration and development of oil and gas reserves, advances in exploration and development technology and the political environment of oil-producing regions. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the Energy Select Sector SPDR® Fund’s performance.

•	CONCENTRATION OF INVESTMENT IN A PARTICULAR SECTOR — The equity securities held by the Energy Select Sector SPDR® Fund are issued by companies that are in the following industries: oil, gas and consumable fuels and energy equipment and services. Consequently, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting such industries than an investment linked to a more broadly diversified group of issuers. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products and services in general.

If the Reference Asset is or includes the Financial Select Sector SPDR® Fund or otherwise includes an Index Fund that holds securities related to the financial industry:

•	RISKS ASSOCIATED WITH THE FINANCIAL SECTOR — The Financial Select Sector SPDR® Fund invests in financial services companies, which are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change or due to increased competition. In addition, the recent deterioration of the credit markets generally has caused an adverse impact in a broad range of markets, including U.S. and

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international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Recent events in the financial sector have resulted, and may continue to result, in an unusually high degree of volatility in the financial markets, both domestic and foreign, and caused certain financial services companies to incur large losses. Numerous financial services companies have experienced substantial declines in the valuations of their assets, taken action to raise capital (such as the issuance of debt or equity securities), or even ceased operations. These actions have caused the securities of many financial services companies to experience a dramatic decline in value. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include REITs).

•	CONCENTRATION OF INVESTMENT IN PARTICULAR SECTOR — The equity securities held by the Financial Select Sector SPDR® Fund are issued by companies that are in the following industries: banks, diversified financials and insurance. Consequently, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting such industries than an investment linked to a more broadly diversified group of issuers. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for financial products and services in general.

If the Reference Asset is or includes the Health Care Select Sector SPDR® Fund or otherwise includes an Index Fund that holds securities related to the health care industry:

•	RISKS ASSOCIATED WITH THE HEALTH CARE SECTOR — The Health Care Select Sector SPDR® Fund invests in companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services. Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly. The expiration of patents may adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. Companies in the health care industry are affected by rising costs of medical products, devices and services and the increased emphasis on the delivery of health care through outpatient services. Health care companies are also subject to competitive forces that may make it difficult to raise prices and, in fact, may result in price discounting. Additionally, the profitability of some health care companies may be dependent on a relatively limited number of products. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector may be subject to regulatory approvals and the process of obtaining such approvals may be long and costly.

•	CONCENTRATION OF INVESTMENT IN A PARTICULAR SECTOR — The equity securities held by the Health Care Select Sector SPDR® Fund are issued by companies that are in the following industries: health care equipment and services and pharmaceuticals, biotechnology and life sciences. Consequently, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting such industries than an investment linked to a more broadly diversified group of issuers. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for health care products and services in general.

If the Reference Asset is or includes the Technology Select Sector SPDR® Fund or otherwise includes an Index Fund that holds securities related to the information technology industry:

•	RISKS ASSOCIATED WITH THE TECHNOLOGY SECTOR — The Technology Select Sector SPDR® Fund invests in companies whose primary business is directly associated with the information technology sector. The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

•	CONCENTRATION OF INVESTMENT IN PARTICULAR SECTOR — The equity securities held by the Technology Select Sector SPDR® Fund are issued by companies that are in the following industries: software and services, technology hardware and equipment and semiconductors and semiconductor equipment. Consequently, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting such industries than an investment linked to a more broadly diversified group of issuers. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for information technology products and services in general.

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If the Reference Asset is or includes the Utilities Select Sector SPDR® Fund or otherwise includes an Index Fund that holds securities related to the utilities industry:

•	RISKS ASSOCIATED WITH THE UTILITIES SECTOR — The Utilities Select Sector SPDR® Fund invests in companies whose primary business is directly associated with the utilities sector. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability.

•	CONCENTRATION OF INVESTMENT IN PARTICULAR SECTOR — The equity securities held by the Utilities Select Sector SPDR® Fund are issued by companies that are in the utilities industries. Consequently, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting such industries than an investment linked to a more broadly diversified group of issuers. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for utilities products and services in general.

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REFERENCE SPONSORS AND INDEX FUNDS

The Notes have not been passed on as to their legality or suitability by any Reference Sponsor. The Notes are not issued by and are not financial or legal obligations of any Reference Sponsor. No Reference Sponsor makes any warranties or bears any liability with respect to the Notes. This underlying supplement relates only to the Notes offered by the applicable free writing prospectus or pricing supplement and does not relate to any Index Fund or Reference Sponsor.

Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as the Reference Sponsors, are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”). Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a Reference Sponsor can be located by reference to the SEC file number provided in the applicable free writing prospectus or pricing supplement or herein. In addition, information regarding such an Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We have not made any independent investigation as to the accuracy or completeness of such information.

We have not made any independent investigation as to the accuracy or completeness of any materials referred to above, including any filings made by a Reference Sponsor with the SEC. In connection with any issuance of Notes under the applicable free writing prospectus or pricing supplement, we have not participated in the preparation of the above-described documents or made any due diligence inquiry with respect to any Reference Sponsor or Index Fund. We make no representation that such publicly available documents or any other publicly available information regarding a Reference Sponsor or Index Fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof or prior to the date of the applicable free writing prospectus or pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the trading level or price of the Reference Asset (and therefore the price of such Reference Asset at the time we price the Notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning an Index Fund could affect the value received at maturity with respect to the Notes and therefore the price of the Notes.

The selection of any Index Fund is not a recommendation to buy or sell such Index Fund. We do not make any representation to any purchaser of the Notes as to the performance of any Index Fund.

Any prospective purchaser of the Notes should undertake an independent investigation of any Index Fund or Reference Sponsor as in its judgment is appropriate to make an informed decision with respect to an investment in the Notes.

The disclosure relating to an Index Fund contained in this document relates only to the offering of Notes linked to a Reference Asset containing that Index Fund. We have derived all information contained in this document regarding an Index Fund or an Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of and is subject to change by, the applicable Reference Sponsor or sponsor of an Underlying Index. No Reference Sponsor or index sponsor is under any obligation to continue to publish, and may discontinue or suspend the publication of the relevant Index Fund or Underlying Index at any time. This underlying supplement is not an offer to sell and it is not an offer to buy interests in any Index Fund or any of the stocks or other securities held by any Index Fund. Neither HSBC nor any of its affiliates has made any independent investigation as to the adequacy or accuracy of information about any Index Fund or Underlying Index contained in this underlying supplement. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document. No website referenced herein is incorporated by reference in, or a part of, this document.

If the Notes are linked to an Index Fund not described in this underlying supplement, the applicable free writing prospectus or pricing supplement or a separate underlying supplement will provide information relating to that Index Fund.

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THE CONSUMER STAPLES SELECT SECTOR SPDR® FUND

Description of the Consumer Staples Select Sector SPDR® Fund

The Consumer Staples Select Sector SPDR® Fund (the “XLP”) is an investment portfolio managed by SSgA Funds Management, Inc. (“SSFM”), the investment adviser to the XLP. The XLP is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “XLP.”

The Select Sector SPDR® Trust is a registered investment company that consists of eleven separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the XLP. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified select sector index (the “Select Sector Index” and together, the “Select Sector Indices”). The companies included in each Select Sector Index are selected on the basis of the Global Industry Classification Standard from a universe of companies defined by the S&P 500® Index (the “SPX”). The Select Sector Indices upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the SPX.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “Investment Company Act”) can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The XLP seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the consumer staples sector, as represented by the Consumer Staples Select Sector Index (the “IXR”). The IXR measures the performance of the consumer staples sector of the U.S. equity market and includes companies in the following industries: consumer staples distribution and retail; household products; food products; beverages; tobacco; and personal care products. The returns of the XLP may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Replication

The XLP pursues the indexing strategy of “replication” in attempting to approximate the performance of IXR. The XLP will generally invest in substantially all of the equity securities included in the IXR in approximately the same proportions as the IXR. There may, however, be instances where SSFM may choose to overweight another stock in the IXR, purchase securities not included in the IXR that SSFM believes are appropriate to substitute for a security included in the IXR or utilize various combinations of other available investment techniques in seeking to track accurately the IXR. The XLP will normally invest at least 95% of its total assets in common stocks that comprise the IXR. The XLP may invest its remaining assets in cash, cash equivalents and money market instruments (including repurchase agreements and money market funds). Options and futures contracts, convertible securities and structured notes may also be used by the XLP in seeking performance that corresponds to the IXR and managing cash flows. The Board of Trustees of the Select Sector SPDR® Trust may change the XLP’s investment strategy and other policies without shareholder approval.

Correlation

The IXR is a theoretical financial calculation, while the XLP is an actual investment portfolio. While the XLP seeks to track the performance of the IXR (i.e., achieve a high degree of correlation with the IXR), the XLP’s return may not match the return of the IXR due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Consumer Staples Select Sector Index

The IXR is a modified market capitalization-based index intended to track the movements of companies that are components of the SPX and that have been identified by Global Industry Classification Standard  (“GICS”) as companies in the consumer staples sector, including companies in the food and staples retailing, beverages, food products, tobacco, household products and personal products.

The stocks included in the IXR are selected by S&P, as index compilation agent (the “Index Compilation Agent”), from the universe of companies represented by the SPX. S&P’s only relationship to the XLP is the licensing of certain trademarks and trade names of S&P, the S&P 500 Index and Select Sector Indices which are determined, composed and calculated by S&P.

Construction and Maintenance

The IXR is developed and maintained in accordance with the following criteria:

•	Each of the component stocks in the IXR has been selected from the universe of companies defined by the SPX.

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•	Each stock in the SPX is allocated to one and only one of the Select Sector Indices.

•	The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index based on GICS. S&P Dow Jones Indices LLC (“S&P DJI”) has sole control over the removal of stocks from the SPX and the selection of replacement stocks to be added to the SPX.

•	The IXR is calculated using a base-weighted aggregate methodology; that means the level of the IXR reflects the total market value of all of its component stocks relative to a particular base period. Statisticians refer to this type of index, one with a set of combined variables (such as price and number of shares), as a composite index.

•	The IXR is calculated using the same methodology utilized by S&P DJI in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of the IXR is computed by dividing the total market value of the companies in the IXR by a number called the “Index Divisor.”

•	The IXR is weighted, on a quarterly basis, based on the float-adjusted market capitalization of each of the component stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single component stock measured with prices as of the reference date and membership, shares outstanding and investable weight factors as of the rebalancing effective date may not exceed 25% of the total value of the IXR; and (ii) the sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total weight of the IXR.

•	Rebalancing the IXR to meet the asset diversification requirements will be the responsibility of the S&P. If on the second Friday of any calendar quarter-end month (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the IXR will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each component stock that exceeds 24% of the total value of the IXR will be reduced to 23% of the total value of the IXR and the excess amount will be redistributed proportionally across the remaining component stocks that each represent less than 23% of the total value of the IXR. If as a result of this redistribution, another component stock then exceeds 23%, the redistribution will be repeated as necessary until no company breaches the 23% weight cap. Second, if the sum of component stocks that each exceed 4.8% of the total value of the IXR exceeds 50% of the total value of the Index, the component stocks will be ranked in descending order of their float-adjusted market capitalization, and the first component stock to cause the 50% limit to be breached will be reduced to 4.5% and the excess amount will be distributed proportionally across all remaining component stocks that represent less than 4.5% of the total value of the IXR. This redistribution process will be repeated as necessary until at least 50% of the value of the IXR is accounted for by component stocks representing no more than 4.8% of the total value of the IXR. If necessary, this reallocation process may take place more than once to ensure that the IXR and the Select Sector SPDR Fund portfolio based upon it conform to the requirements for qualification of the Select Sector SPDR Fund as a regulated investment company (“RIC”), under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

This occurs at the closing prices of the second Friday of March, June, September and December and becomes effective after the market close on the third Friday of March, June, September and December.

•	If, on the second to last business day of March, June, September, or December a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September, or December, and membership, shares outstanding, and investable weight factors as of the rebalancing effective date.

The Index Compilation Agent at any time may determine that a component stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index, or that it should remain in the Select Sector Index and be assigned to an additional Select Sector Index. In the event that the Index Compilation Agent notifies the S&P that a component stock’s Select Sector Index assignment should be changed, the S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that component stocks will change sectors frequently. Component stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the SPX insofar as practicable.

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THE ENERGY SELECT SECTOR SPDR® FUND

Description of the Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund (the “XLE”) is an investment portfolio managed by SSFM. The XLE is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “XLE.”

The Select Sector SPDR® Trust is a registered investment company that consists of eleven separate Select Sector SPDR® Funds, including the XLE. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a Select Sector Index. The companies included in each Select Sector Index are selected on the basis of the Global Industry Classification Standard from a universe of companies defined by the SPX. The Select Sector Indices upon which the Select Sector SPDR® Funds are based, together, comprise all of the companies in the SPX.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act and the Investment Company Act, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The XLE seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the Energy Select Sector Index (the “IXE”). The IXE measures the performance of the energy sector of the U.S. equity market. The IXE includes companies in the following sub-sectors: oil, gas and consumable fuels and energy equipment and services. The returns of the XLE may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Replication

The XLE pursues the indexing strategy of “replication” in attempting to approximate the performance of the IXE. The XLE will generally invest in all of the equity securities included in the IXE. There may, however, be instances where SSFM may choose to overweight another stock in the IXE, purchase or sell securities not included in the IXE or utilize various combinations of other available investment techniques in seeking to track accurately the IXE. The XLE will normally invest at least 95% of its total assets in common stocks that comprise the IXE. The XLE may invest its remaining assets in cash, cash equivalents and money market instruments (including repurchase agreements and money market funds). Options and futures contracts, convertible securities and structured notes may also be used by the XLE in seeking performance that corresponds to the IXE and managing cash flows. The Board of Trustees of the Select Sector SPDR® Trust may change the XLE’s investment strategy and other policies without shareholder approval.

Correlation

The IXE is a theoretical financial calculation, while the XLE is an actual investment portfolio. While the XLE seeks to track the performance of the IXE (i.e., achieve a high degree of correlation with the IXE), the XLE’s return may not match the return of the IXE due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Energy Select Sector Index

The IXE is a modified market capitalization-based index intended to track the movements of companies that are components of the SPX and that have been identified by GICS as companies in the energy sector, including companies in the energy equipment and services and oil, gas and consumable fuels industries.

The stocks included in the IXE are selected by the Index Compilation Agent from the universe of companies represented by the SPX. S&P’s only relationship to the XLE is the licensing of certain trademarks and trade names of S&P, the S&P 500 Index and Select Sector Indices which are determined, composed and calculated by S&P.

Construction and Maintenance

The IXE is developed and maintained in accordance with the following criteria:

•	Each of the component stocks in the IXE has been selected from the universe of companies defined by the SPX.

•	Each stock in the SPX is allocated to one and only one of the Select Sector Indices.

•	The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index based on GICS. S&P DJI has sole control over the removal of stocks from the SPX and the selection of replacement stocks to be added to the SPX.

•	The IXE is calculated using a base-weighted aggregate methodology; that means the level of the IXE reflects the total market value of all of its component stocks relative to a particular base period. Statisticians refer to

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this type of index, one with a set of combined variables (such as price and number of shares), as a composite index.

•	The IXE is calculated using the same methodology utilized by S&P DJI in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of the IXE is computed by dividing the total market value of the companies in the IXE by a number called the “Index Divisor.”

•	The IXE is weighted, on a quarterly basis, based on the float-adjusted market capitalization of each of the component stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single component stock measured with prices as of the reference date and membership, shares outstanding and investable weight factors as of the rebalancing effective date may not exceed 25% of the total value of the IXE; and (ii) the sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total weight of the IXE.

•	Rebalancing the IXE to meet the asset diversification requirements will be the responsibility of the S&P. If on the second Friday of any calendar quarter-end month (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the IXE will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each component stock that exceeds 24% of the total value of the IXE will be reduced to 23% of the total value of the IXE and the excess amount will be redistributed proportionally across the remaining component stocks that each represent less than 23% of the total value of the IXE. If as a result of this redistribution, another component stock then exceeds 23%, the redistribution will be repeated as necessary until no company breaches the 23% weight cap. Second, if the sum of component stocks that each exceed 4.8% of the total value of the IXE exceeds 50% of the total value of the Index, the component stocks will be ranked in descending order of their float-adjusted market capitalization, and the first component stock to cause the 50% limit to be breached will be reduced to 4.5% and the excess amount will be distributed proportionally across all remaining component stocks that represent less than 4.5% of the total value of the IXE. This redistribution process will be repeated as necessary until at least 50% of the value of the IXE is accounted for by component stocks representing no more than 4.8% of the total value of the IXE. If necessary, this reallocation process may take place more than once to ensure that the IXE and the Select Sector SPDR Fund portfolio based upon it conform to the requirements for qualification of the Select Sector SPDR Fund as a regulated investment company (“RIC”), under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

This occurs at the closing prices of the second Friday of March, June, September and December and becomes effective after the market close on the third Friday of March, June, September and December.

•	If, on the second to last business day of March, June, September, or December a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September, or December, and membership, shares outstanding, and investable weight factors as of the rebalancing effective date.

The Index Compilation Agent at any time may determine that a component stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index, or that it should remain in the Select Sector Index and be assigned to an additional Select Sector Index. In the event that the Index Compilation Agent notifies the S&P that a component stock’s Select Sector Index assignment should be changed, the S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that component stocks will change sectors frequently. Component stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the SPX insofar as practicable.

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THE FINANCIAL SELECT SECTOR SPDR® FUND

Description of the Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund (the “XLF”) is an investment portfolio managed by SSFM. The XLF is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XLF.”

The Select Sector SPDR® Trust is a registered investment company that consists of eleven separate Select Sector SPDR® Funds, including the XLF. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specific Select Sector Index. The companies included in each Select Sector Index are selected on the basis of the Global Industry Classification Standard from a universe of companies defined by the SPX. The Select Sector Indices upon which the Select Sector SPDR® Funds are based, together comprise all of the companies in the SPX.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The XLF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the Financial Select Sector Index (the “IXM”). The IXM measures the performance of the financial services sector of the U.S. equity market. The IXM includes companies in the following industries: financial services; insurance; banks; capital markets; mortgage real estate investment trusts (“REITs”); and consumer finance. The returns of the XLF may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Replication

The XLF pursues the indexing strategy of “replication” in seeking to track the performance of the IXM. The XLF will generally invest in all of the equity securities included in the IXM in approximately the same proportions as the IXM. There may, however, be instances where SSFM may choose to overweight a stock in the XLF compared to the IXM, purchase or sell securities not included in the IXM or utilize various combinations of other available investment techniques in seeking to track accurately the IXM. The XLF will normally invest at least 95% of its total assets in common stocks that comprise the IXM. The XLF may invest its remaining assets in cash, cash equivalents and money market instruments (including repurchase agreements and money market funds). Options and futures contracts, convertible securities and structured notes may also be used by the XLF in seeking performance that corresponds to the IXM and managing cash flows. The Board of Trustees of the Select Sector SPDR® Trust may change the XLF’s investment strategy and other policies without shareholder approval.

Correlation

The IXM is a theoretical financial calculation, while the XLF is an actual investment portfolio. While the XLF seeks to track the performance of the IXM (i.e., achieve a high degree of correlation with the IXM), the XLF’s return may not match the return of the IXM due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Financial Select Sector Index

The IXF is a modified market capitalization-based index intended to track the movements of companies that are components of the SPX and that have been identified by GICS as companies in the financial sector, including companies in the banks, diversified financials and insurance industries.

The stocks included in the IXM are selected by Index Compilation Agent from the universe of companies represented by the SPX. S&P’s only relationship to the XLM is the licensing of certain trademarks and trade names of S&P, the S&P 500 Index and Select Sector Indices which are determined, composed and calculated by S&P.

Construction and Maintenance

The IXM is developed and maintained in accordance with the following criteria:

•	Each of the component stocks in the IXM has been selected from the universe of companies defined by the SPX.

•	Each stock in the SPX is allocated to one and only one of the Select Sector Indices.

•	The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index based on GICS. S&P DJI has sole control over the removal of stocks from the SPX and the selection of replacement stocks to be added to the SPX.

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•	The IXM is calculated using a base-weighted aggregate methodology; that means the level of the IXM reflects the total market value of all of its component stocks relative to a particular base period. Statisticians refer to this type of index, one with a set of combined variables (such as price and number of shares), as a composite index.

•	The IXM is calculated using the same methodology utilized by S&P DJI in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of the IXM is computed by dividing the total market value of the companies in the IXM by a number called the “Index Divisor.”

•	The IXM is weighted, on a quarterly basis, based on the float-adjusted market capitalization of each of the component stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single component stock measured with prices as of the reference date and membership, shares outstanding and investable weight factors as of the rebalancing effective date may not exceed 25% of the total value of the IXM; and (ii) the sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total weight of the IXM.

•	Rebalancing the IXM to meet the asset diversification requirements will be the responsibility of the S&P. If on the second Friday of any calendar quarter-end month (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the IXM will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each component stock that exceeds 24% of the total value of the IXM will be reduced to 23% of the total value of the IXM and the excess amount will be redistributed proportionally across the remaining component stocks that each represent less than 23% of the total value of the IXM. If as a result of this redistribution, another component stock then exceeds 23%, the redistribution will be repeated as necessary until no company breaches the 23% weight cap. Second, if the sum of component stocks that each exceed 4.8% of the total value of the IXM exceeds 50% of the total value of the Index, the component stocks will be ranked in descending order of their float-adjusted market capitalization, and the first component stock to cause the 50% limit to be breached will be reduced to 4.5% and the excess amount will be distributed proportionally across all remaining component stocks that represent less than 4.5% of the total value of the IXM. This redistribution process will be repeated as necessary until at least 50% of the value of the IXM is accounted for by component stocks representing no more than 4.8% of the total value of the IXM. If necessary, this reallocation process may take place more than once to ensure that the IXM and the Select Sector SPDR Fund portfolio based upon it conform to the requirements for qualification of the Select Sector SPDR Fund as a regulated investment company (“RIC”), under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

This occurs at the closing prices of the second Friday of March, June, September and December and becomes effective after the market close on the third Friday of March, June, September and December.

•	If, on the second to last business day of March, June, September, or December a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September, or December, and membership, shares outstanding, and investable weight factors as of the rebalancing effective date.

The Index Compilation Agent at any time may determine that a component stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index, or that it should remain in the Select Sector Index and be assigned to an additional Select Sector Index. In the event that the Index Compilation Agent notifies the S&P that a component stock’s Select Sector Index assignment should be changed, the S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that component stocks will change sectors frequently. Component stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the SPX insofar as practicable.

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THE HEALTH CARE SELECT SECTOR SPDR® FUND

Description of the Health Care Select Sector SPDR® Fund

The Health Care Select Sector SPDR® Fund (the “XLV”) is an investment portfolio managed by SSFM. The XLV is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XLV.”

The Select Sector SPDR® Trust is a registered investment company that consists of eleven separate Select Sector SPDR® Funds, including the XLV. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of the Global Industry Classification Standard from a universe of companies defined by the SPX. The Select Sector Indices upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the SPX.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The XLV seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the Health Care Select Sector Index (the “IXV”). The IXV measures the performance of the health care sector of the U.S. equity market and includes companies in the following industries: health care equipment and services and pharmaceuticals, biotechnology and life sciences. The returns of the XLV may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Replication

The XLV pursues the indexing strategy of “replication” in attempting to approximate the performance of IXV. The XLV will generally invest in substantially all, but at least 95%, of its total assets in the equity securities included in the IXV. There may, however, be instances where SSFM may choose to overweight another stock in the IXV, purchase or sell securities not included in the IXV or utilize various combinations of other available investment techniques in seeking to track accurately the IXV. The XLV will normally invest at least 95% of its total assets in common stocks that comprise the IXV. The XLV may invest its remaining assets in cash, cash equivalents and money market instruments (including repurchase agreements and money market funds). Options and futures contracts, convertible securities and structured notes may also be used by the XLV in seeking performance that corresponds to the IXV and managing cash flows. The Board of Trustees of the Select Sector SPDR® Trust may change the XLV’s investment strategy and other policies without shareholder approval.

Correlation

The IXV is a theoretical financial calculation, while the XLV is an actual investment portfolio. While the XLV seeks to track the performance of the IXV (i.e., achieve a high degree of correlation with the IXV), the XLV’s return may not match the return of the IXV due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Health Care Select Sector Index

The IXV is a modified market capitalization-based index intended to track the movements of companies that are components of the SPX and that have been identified by GICS as companies in the health care sector, including companies in the health care equipment and services and pharmaceuticals, biotechnology and life sciences.

The stocks included in the IXV are selected by the Index Compilation Agent from the universe of companies represented by the SPX. S&P’s only relationship to the XLV is the licensing of certain trademarks and trade names of S&P, the S&P 500 Index and Select Sector Indices which are determined, composed and calculated by S&P.

Construction and Maintenance

The IXV is developed and maintained in accordance with the following criteria:

•	Each of the component stocks in the IXV has been selected from the universe of companies defined by the SPX.

•	Each stock in the SPX is allocated to one and only one of the Select Sector Indices.

•	The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index based on GICS. S&P DJI has sole control over the removal of stocks from the SPX and the selection of replacement stocks to be added to the SPX.

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•	The IXV is calculated using a base-weighted aggregate methodology; that means the level of the IXV reflects the total market value of all of its component stocks relative to a particular base period. Statisticians refer to this type of index, one with a set of combined variables (such as price and number of shares), as a composite index.

•	The IXV is calculated using the same methodology utilized by S&P DJI in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of the IXV is computed by dividing the total market value of the companies in the IXV by a number called the “Index Divisor.”

•	The IXV is weighted, on a quarterly basis, based on the float-adjusted market capitalization of each of the component stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single component stock measured with prices as of the reference date and membership, shares outstanding and investable weight factors as of the rebalancing effective date may not exceed 25% of the total value of the IXV; and (ii) the sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total weight of the IXV.

•	Rebalancing the IXV to meet the asset diversification requirements will be the responsibility of the S&P. If on the second Friday of any calendar quarter-end month (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the IXV will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each component stock that exceeds 24% of the total value of the IXV will be reduced to 23% of the total value of the IXV and the excess amount will be redistributed proportionally across the remaining component stocks that each represent less than 23% of the total value of the IXV. If as a result of this redistribution, another component stock then exceeds 23%, the redistribution will be repeated as necessary until no company breaches the 23% weight cap. Second, if the sum of component stocks that each exceed 4.8% of the total value of the IXV exceeds 50% of the total value of the Index, the component stocks will be ranked in descending order of their float-adjusted market capitalization, and the first component stock to cause the 50% limit to be breached will be reduced to 4.5% and the excess amount will be distributed proportionally across all remaining component stocks that represent less than 4.5% of the total value of the IXV. This redistribution process will be repeated as necessary until at least 50% of the value of the IXV is accounted for by component stocks representing no more than 4.8% of the total value of the IXV. If necessary, this reallocation process may take place more than once to ensure that the IXV and the Select Sector SPDR Fund portfolio based upon it conform to the requirements for qualification of the Select Sector SPDR Fund as a regulated investment company (“RIC”), under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

This occurs at the closing prices of the second Friday of March, June, September and December and becomes effective after the market close on the third Friday of March, June, September and December.

•	If, on the second to last business day of March, June, September, or December a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September, or December, and membership, shares outstanding, and investable weight factors as of the rebalancing effective date.

The Index Compilation Agent at any time may determine that a component stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index, or that it should remain in the Select Sector Index and be assigned to an additional Select Sector Index. In the event that the Index Compilation Agent notifies the S&P that a component stock’s Select Sector Index assignment should be changed, the S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that component stocks will change sectors frequently. Component stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the SPX insofar as practicable.

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THE TECHNOLOGY SELECT SECTOR SPDR® FUND

Description of the Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund (the “XLK”) is an investment portfolio managed by SSFM. The XLK is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “XLK.”

The Select Sector SPDR® Trust is a registered investment company that consists of eleven separate Select Sector SPDR® Funds, including the XLK. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of the Global Industry Classification Standard from a universe of companies defined by the S&P 500® Index. The Select Sector Indices upon which the Select Sector SPDR® Funds are based, together, comprise all of the companies in the SPX.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The XLK seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index (the “IXT”). The IXT measures the performance of the information technology sector of the U.S. equity market and includes companies in the following industries: software and services, technology hardware and equipment and semiconductors and semiconductor equipment. The IXT is composed of companies whose primary line of business is directly associated with the technology sector. The returns of the XLK may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Replication

The XLK pursues the indexing strategy of “replication” in attempting to approximate the performance of the IXT. The XLK will generally invest in all of the equity securities included in the IXT. There may, however, be instances where SSFM may choose to overweight another stock in the IXT, purchase or sell securities not included in the IXT or utilize various combinations of other available investment techniques in seeking to track accurately the IXT. The XLK will normally invest at least 95% of its total assets in common stocks that comprise the IXT. The XLK may invest its remaining assets in cash, cash equivalents and money market instruments (including repurchase agreements and money market funds). Options and futures contracts, convertible securities and structured notes may also be used by the XLK in seeking performance that corresponds to the IXT and managing cash flows. The Board of Trustees of the Select Sector SPDR® Trust may change the XLK’s investment strategy and other policies without shareholder approval.

Correlation

The IXT is a theoretical financial calculation, while the XLK is an actual investment portfolio. While the XLK seeks to track the performance of the IXT (i.e., achieve a high degree of correlation with the IXT), the XLK’s return may not match the return of the IXT due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Technology Select Sector Index

The IXT is a modified market capitalization-based index intended to track the movements of companies that are components of the SPX and that have been identified by GICS as companies in the information technology sector, including companies in software and services, technology hardware and equipment and semiconductors and semiconductor equipment industries.

The stocks included in the IXT are selected by the Index Compilation Agent from the universe of companies represented by the SPX. S&P’s only relationship to the XLK is the licensing of certain trademarks and trade names of S&P, the S&P 500 Index and Select Sector Indices which are determined, composed and calculated by S&P.

Construction and Maintenance

The IXT is developed and maintained in accordance with the following criteria:

•	Each of the component stocks in the IXT has been selected from the universe of companies defined by the SPX.

•	Each stock in the SPX is allocated to one and only one of the Select Sector Indices.

•	The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index based on GICS. S&P DJI has sole control over the removal of stocks from the SPX and the selection of replacement stocks to be added to the SPX.

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•	The IXT is calculated using a base-weighted aggregate methodology; that means the level of the IXT reflects the total market value of all of its component stocks relative to a particular base period. Statisticians refer to this type of index, one with a set of combined variables (such as price and number of shares), as a composite index.

•	The IXT is calculated using the same methodology utilized by S&P DJI in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of the IXT is computed by dividing the total market value of the companies in the IXT by a number called the “Index Divisor.”

•	The IXT is weighted, on a quarterly basis, based on the float-adjusted market capitalization of each of the component stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single component stock measured with prices as of the reference date and membership, shares outstanding and investable weight factors as of the rebalancing effective date may not exceed 25% of the total value of the IXT; and (ii) the sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total weight of the IXT.

•	Rebalancing the IXT to meet the asset diversification requirements will be the responsibility of the S&P. If on the second Friday of any calendar quarter-end month (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the IXT will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each component stock that exceeds 24% of the total value of the IXT will be reduced to 23% of the total value of the IXT and the excess amount will be redistributed proportionally across the remaining component stocks that each represent less than 23% of the total value of the IXT. If as a result of this redistribution, another component stock then exceeds 23%, the redistribution will be repeated as necessary until no company breaches the 23% weight cap. Second, if the sum of component stocks that each exceed 4.8% of the total value of the IXT exceeds 50% of the total value of the Index, the component stocks will be ranked in descending order of their float-adjusted market capitalization, and the first component stock to cause the 50% limit to be breached will be reduced to 4.5% and the excess amount will be distributed proportionally across all remaining component stocks that represent less than 4.5% of the total value of the IXT. This redistribution process will be repeated as necessary until at least 50% of the value of the IXT is accounted for by component stocks representing no more than 4.8% of the total value of the IXT. If necessary, this reallocation process may take place more than once to ensure that the IXT and the Select Sector SPDR Fund portfolio based upon it conform to the requirements for qualification of the Select Sector SPDR Fund as a regulated investment company (“RIC”), under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

This occurs at the closing prices of the second Friday of March, June, September and December and becomes effective after the market close on the third Friday of March, June, September and December.

•	If, on the second to last business day of March, June, September, or December a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September, or December, and membership, shares outstanding, and investable weight factors as of the rebalancing effective date.

The Index Compilation Agent at any time may determine that a component stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index, or that it should remain in the Select Sector Index and be assigned to an additional Select Sector Index. In the event that the Index Compilation Agent notifies the S&P that a component stock’s Select Sector Index assignment should be changed, the S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that component stocks will change sectors frequently. Component stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the SPX insofar as practicable.

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THE UTILITIES SELECT SECTOR SPDR® FUND

Description of the Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund (the “XLU”) is an investment portfolio managed by SSFM, the investment adviser to the XLU. The XLU is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “XLU.”

The Select Sector SPDR® Trust is a registered investment company that consists of eleven separate Select Sector SPDR® Fund, including the XLU. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of the GICS from a universe of companies defined by the SPX. The Select Sector Indices upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the SPX.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The XLU seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the utility sector of the U.S. equity market and includes companies in the utilities industries. The returns of the XLU may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Replication

The XLU pursues the indexing strategy of “replication” in attempting to approximate the performance of IXU. The XLU will generally invest in substantially all of the equity securities included in the IXU in approximately the same proportions as the IXU. There may, however, be instances where SSFM may choose to overweight another stock in the IXU, purchase securities not included in the IXU that SSFM believes are appropriate to substitute for a security included in the IXU or utilize various combinations of other available investment techniques in seeking to track accurately the IXU. The XLU will normally invest at least 95% of its total assets in common stocks that comprise the IXU. The XLU may invest its remaining assets in cash, cash equivalents and money market instruments (including repurchase agreements and money market funds). Options and futures contracts, convertible securities and structured notes may also be used by the XLU in seeking performance that corresponds to the IXU and managing cash flows. The Board of Trustees of the Select Sector SPDR® Trust may change the XLU’s investment strategy and other policies without shareholder approval.

Correlation

The IXU is a theoretical financial calculation, while the XLU is an actual investment portfolio. While the XLU seeks to track the performance of the IXU (i.e., achieve a high degree of correlation with the IXU), the XLU’s return may not match the return of the IXU due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Utilities Select Sector Index

The IXU includes companies that have been identified as Utilities companies by the GICS, including securities of companies from the utilities industries

The stocks included in the IXU are selected by the Index Compilation Agent from the universe of companies represented by the SPX. S&P’s only relationship to the XLU is the licensing of certain trademarks and trade names of S&P, the S&P 500 Index and Select Sector Indices which are determined, composed and calculated by S&P.

Construction and Maintenance

The IXU is developed and maintained in accordance with the following criteria:

•	Each of the component stocks in the IXU has been selected from the universe of companies defined by the SPX.

•	Each stock in the SPX is allocated to one and only one of the Select Sector Indices.

•	The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index based on GICS. S&P DJI has sole control over the removal of stocks from the SPX and the selection of replacement stocks to be added to the SPX.

•	The IXU is calculated using a base-weighted aggregate methodology; that means the level of the IXU reflects the total market value of all of its component stocks relative to a particular base period. Statisticians refer to

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this type of index, one with a set of combined variables (such as price and number of shares), as a composite index.

•	The IXU is calculated using the same methodology utilized by S&P DJI in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of the IXU is computed by dividing the total market value of the companies in the IXU by a number called the “Index Divisor.”

•	The IXU is weighted, on a quarterly basis, based on the float-adjusted market capitalization of each of the component stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single component stock measured with prices as of the reference date and membership, shares outstanding and investable weight factors as of the rebalancing effective date may not exceed 25% of the total value of the IXU; and (ii) the sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total weight of the IXU.

•	Rebalancing the IXU to meet the asset diversification requirements will be the responsibility of the S&P. If on the second Friday of any calendar quarter-end month (a “Quarterly Qualification Date”), a component stock (or two or more component stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such component stock (or component stocks) represents in the IXU will be reduced and the market capitalization-based weighted value of such component stock (or component stocks) will be redistributed across the component stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each component stock that exceeds 24% of the total value of the IXU will be reduced to 23% of the total value of the IXU and the excess amount will be redistributed proportionally across the remaining component stocks that each represent less than 23% of the total value of the IXU. If as a result of this redistribution, another component stock then exceeds 23%, the redistribution will be repeated as necessary until no company breaches the 23% weight cap. Second, if the sum of component stocks that each exceed 4.8% of the total value of the IXU exceeds 50% of the total value of the Index, the component stocks will be ranked in descending order of their float-adjusted market capitalization, and the first component stock to cause the 50% limit to be breached will be reduced to 4.5% and the excess amount will be distributed proportionally across all remaining component stocks that represent less than 4.5% of the total value of the IXU. This redistribution process will be repeated as necessary until at least 50% of the value of the IXU is accounted for by component stocks representing no more than 4.8% of the total value of the IXU. If necessary, this reallocation process may take place more than once to ensure that the IXU and the Select Sector SPDR Fund portfolio based upon it conform to the requirements for qualification of the Select Sector SPDR Fund as a regulated investment company (“RIC”), under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

This occurs at the closing prices of the second Friday of March, June, September and December and becomes effective after the market close on the third Friday of March, June, September and December.

•	If, on the second to last business day of March, June, September, or December a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September, or December, and membership, shares outstanding, and investable weight factors as of the rebalancing effective date.

The Index Compilation Agent at any time may determine that a component stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index, or that it should remain in the Select Sector Index and be assigned to an additional Select Sector Index. In the event that the Index Compilation Agent notifies the S&P that a component stock’s Select Sector Index assignment should be changed, the S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that component stocks will change sectors frequently. Component stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the SPX insofar as practicable.

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THE ISHARES® CHINA LARGE-CAP ETF

Description of the iShares® China Large-Cap ETF

The iShares® China Large-Cap ETF (the “FXI”) is an investment portfolio maintained and managed by iShares Trust and advised by BlackRock Fund Advisors (“BFA”). The shares of the FXI are listed and trade on the NYSE Arca under the ticker symbol “FXI.” iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the FXI.

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The FXI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 50 Index (previously known as the “FTSE China 25 Index”). On September 22, 2014, FTSE International Limited (“FTSE”) expanded the underlying index to a 50 stock index, and changed its name from FTSE China 25 Index to FTSE China 50 Index. On July 1, 2013, the name of the FXI changed from the iShares® FTSE China 25 Index Fund to the iShares® China Large-Cap ETF. The FTSE China 50 Index is designed to measure the performance of the largest companies in the Chinese equity market that trade on the Stock Exchange of Hong Kong (the “HSKE”) and are available to international investors. The FXI uses a representative sampling strategy (as described below under “Representative Sampling”) to track the FTSE China 50 Index. The returns of the FXI may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The FXI pursues a “representative sampling” strategy in attempting to track the performance of the FTSE China 50 Index, and may or may not hold all of the equity securities included in the FTSE China 50 Index. The FXI invests in a representative sample of securities that collectively has an investment profile similar to the FTSE China 50 Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the FTSE China 50 Index.

The FXI generally invests at least 80% of its assets in the component securities of the FTSE China 50 Index and in investments that have economic characteristics that are substantially identical to the component securities of the FTSE China 50 Index (i.e., depositary receipts representing securities of the FTSE China 50 Index). The FXI may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the FTSE China 50 Index, but which BFA believes will help the FXI track the FTSE China 50 Index.

Correlation

The FTSE China 50 Index is a theoretical financial calculation, while the FXI is an actual investment portfolio. The performance of the FXI and the FTSE China 50 Index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the FXI’s portfolio and the FTSE China 50 Index resulting from the FXI’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the FXI but not to the FTSE China 50 Index. The FXI, using a representative sampling indexing strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the FTSE China 50 Index

All information in this document regarding the FTSE China 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE. Neither we nor any of our affiliates has undertaken any independent review or due diligence of such information. FTSE owns the copyright and all other rights to the FTSE China 50 Index. FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE China 50 Index.

As indicated above, the index was previously known as the “FTSE China 25 Index.” On September 22, 2014, FTSE expanded the index to a 50 stock index, and changed its name from FTSE China 25 Index to FTSE China 50 Index. The FTSE China 50 Index is a stock index calculated, published and disseminated by FTSE, and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE China 50 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 50 largest and most liquid Chinese stocks (called “H” shares, “Red Chip” shares and “P Chips” shares), listed and trading on the HKSE. “H” shares are securities of companies incorporated in mainland China that trade on the HKSE. “Red Chip” is a company incorporated

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outside of mainland China that trades on the HKSE. A “P Chip” is a company incorporated outside of mainland China that trades on the HKSE and has its headquarters or establishment in mainland China with a majority of its revenue or assets derived from the People’s Republic of China. “H” shares, “Red Chip” shares and “P Chip” shares are quoted and traded in Hong Kong Dollars and are available only to international investors, who are not citizens of the People’s Republic of China.

Computation of the Index

The FTSE China 50 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

where • i=1,2,…,N, N is the number of securities in the index, p is the latest trade price of the component security (or the price at the close of the FTSE China 50 Index on the previous day), e is the exchange rate required to convert the security’s home currency into the index’s base currency, s is the number of shares of the security in issue, f is the investability weighting factor (this factor is published by the FTSE for each security in the index) adjusted in accordance with the policies of FTSE, c is the capping factor published by FTSE at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities to be made without distorting the index.

The FTSE China 50 Index uses actual trade prices for securities with local stock exchange quotations and WM/Refinitiv Closing Spot Rates™ for its calculations. Under this methodology, free float restrictions include: (i) shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments), (ii) shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated (iii) shares held within employee share plans, (iv) shares held by public companies or non-listed subsidiaries of public companies, (v) all shares where the holder is subject to a lock-in clause (for the duration of that clause), (vi) shares held by an investor, investment company or an investment fund for strategic reasons as evidenced by specific statements to that effect in publicly available announcements, has an employee on the board of directors of a company, has a shareholder agreement, has successfully placed a current member to the board of directors, or has nominated a current member to the board of directors alongside a shareholder agreement with the company, (vii) shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted, (viii) shares that are non-negotiable which are held by companies that have not converted these shares following the A Share reform, (ix) non-tradable A Shares subject to a lock-in (until the lock-in expires and the shares are freely tradable on the exchange).

Foreign ownership limits, if any, are applied after calculating the actual free float restriction. FTSE Russell’s index methodology takes account of the restrictions placed on the equity holdings of foreigners in a company where these have been imposed by governments or regulatory authorities, or where they have been explicitly set out in a company’s constitution. Where the presence of foreign ownership restrictions creates a limit on foreign ownership (the Foreign Ownership Limit or FOL) that is more restrictive than the calculated free float for a company, the precise Foreign Ownership Limit is used in place of the free float for the purposes of calculating the company’s investability weight. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied. The FTSE China 50 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE China 50 Index. Implementation of any changes takes place in March, June, September and December. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE China 50 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded.

Price. There must be an accurate and reliable price for the purposes of determining the market value of a company.

Liquidity. Each security will be tested for liquidity on a semi-annual basis in March and September by calculation of its monthly median of daily trading volume as part of the FTSE All World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test. For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days. Daily totals with zero trades are included in the ranking; therefore a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month. Any period of suspension will not be included in the test.

New Issues. New issues which do not have a twelve month trading record must have a minimum three month trading record when reviewed. They must turnover at least 0.05% of their free float adjusted shares based on their median

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daily trading volume each month, on a pro-rata basis since listing. When testing liquidity the free float weight as at the last date in the testing period will be used for the calculation for the whole of that period. This rule will not apply to new issues added under the Fast Entry Rule.

The FTSE China 50 Index, like other indices of the FTSE, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE China 50 Index.

The Stock Exchange of Hong Kong Ltd.

Trading on the HKSE is fully electronic and effected through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 9:30 a.m. to 12:00 p.m. and then from 1:00 p.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:00 a.m. or 4:00 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the FTSE China 50 Index on the HKSE, the closing level of the FTSE China 50 Index on any such trading day generally will be calculated, published and disseminated by the NYSE Euronext in the United States shortly before the opening of trading on the NYSE Euronext in New York on the same calendar day.

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed to in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the FTSE China 50 Index may be limited by suspension of trading of individual stocks which comprise the FTSE China 50 Index.

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THE ISHARES® GLOBAL CLEAN ENERGY ETF

Description of the iShares® Global Clean Energy ETF

The iShares® Global Clean Energy ETF (the “ICLN”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the ICLN are listed and trade on the NASDAQ under the ticker symbol “ICLN.” iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the ICLN.

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The ICLN seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Global Clean Energy Index (the “SPGTCED.”) The SPGTCED is designed to measure the performance of companies in global clean energy-related businesses from both developed and emerging markets, with a target constituent count of 100. The ICLN uses a representative sampling strategy (as described below under “Representative Sampling”) to track the SPGTCED. The returns of the ICLN may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The ICLN pursues a “representative sampling” strategy in attempting to track the performance of the SPGTCED, and may or may not hold all of the equity securities included in the SPGTCED. The ICLN invests in a representative sample of securities that collectively has an investment profile similar to the SPGTCED. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the SPGTCED.

The ICLN generally invests at least 80% of its assets in securities of the SPGTCED and in investments that have economic characteristics that are substantially identical to the component securities of the SPGTCED (i.e., depositary receipts representing securities of the SPGTCED). The ICLN may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the SPGTCED, but which BFA believes will help the ICLN track the SPGTCED.

Correlation

The SPGTCED is a theoretical financial calculation, while the ICLN is an actual investment portfolio. The performance of the ICLN and the SPGTCED may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ICLN’s portfolio and the SPGTCED resulting from the ICLN’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ICLN but not to the SPGTCED. The ICLN, using a representative sampling indexing strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the S&P Global Clean Energy Index

The SPGTCED is designed to measure the performance of companies in global clean energy-related businesses from both developed and emerging markets, with a target constituent count of 100. The SPGTCED is float-adjusted market capitalization weighted, subject to exposure score adjustments and a single stock weight cap. The SPGTCED is calculated, maintained and published by S&P and is part of the S&P Thematic Indices family.

Eligibility Criteria

For companies with multiple share classes and dual listed companies, each company is represented once by the designated listing. In order to be included in the SPGTCED, the company must have a total market capitalization of greater than or equal to $300 million, a float-adjusted market capitalization of $100 million, a 3-month average daily value traded of $3 million ($2 million for current constituents), and the stocks must be traded on a developed market exchange.

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Construction and Maintenance

Stocks that meet the eligibility criteria are reviewed for specific practices related to clean energy in their business description. Index constituents are drawn from S&P® Global BMI Index.

The preliminary universe of companies is identified based on any of the following screens:

•	Companies that derive at least 25% in aggregate revenue from clean energy-related businesses as defined by Revere Business Industry Classification (“RBICS”) data.

•	Companies from “general utilities”, as defined by the following GICS sub-industries, that generate at least 20% of their power (as measured by S&P Trucost Limited (Trucost) data) from renewable sources (i.e., wind, solar, hydroelectric, biomass, and geothermal):

o	electric utilities;

o	multi-utilities; and

o	independent power producers & energy traders.

•	Companies from “renewable utilities” as defined by the GICS Sub-industry Renewable Electricity.

•	Companies that had an exposure score of at least 0.5 in the universe for consideration as of the previous rebalancing.

As of each rebalancing reference date, companies with specific levels of involvement and/or significant ownership thresholds, as specified and measured by Sustainalytics, are excluded from the eligible universe. Sustainalytics’ Global Standards Screening (“GSS”) provides an assessment of a company’s impact on stakeholders and the extent to which a company causes, contributes or is linked to violations of international norms and standards. The basis of the GSS assessments are the United Nations Global Compact (“UNGC”) Principles. Sustainalytics classifies companies into the following three statuses: Non-Compliant, classification given to companies that do not act in accordance with the UNGC principles and its associated standards, conventions and treaties; Watchlist, classification given to companies that are at risk of violating one or more principles, for which all dimensions for Non-Compliant status could not be established or confirmed; and Compliant, classification given to companies that act in accordance with the UNGC principles and its associated standards, conventions, and treaties. As of each rebalancing reference date, companies classified as Non-Compliant, according to Sustainalytics, are ineligible for index inclusion. Companies without Sustainalytics coverage are ineligible for index inclusion until they receive such coverage.

After determining the eligible universe, the index components are selected as follows:

•	S&P defines exposure scores for each company based on its RBICS classifications and Trucost’s Power Generation Data for Utility companies.

•	For all companies with an exposure score of 1, 0.75, and 0.5, after introducing the exclusion criteria described above, those with a Trucost carbon-to-revenue footprint standard score greater than three are excluded from index inclusion. Companies without Trucost coverage are eligible for index inclusion.

•	For all remaining stocks from the previous step, stocks are first ranked by the exposure scores then float-adjusted market capitalization (“FMC”). All stocks with an exposure score of 1 are selected, with a target constituent count of 100. If more than 100 stocks with an exposure score of 1 are eligible, all those stocks are selected. If fewer than 100 stocks with an exposure score of 1 are eligible, the following selection steps are performed.

•	If, after step 3 there are still not 100 constituents, the highest-ranking stock with an exposure score of 0.75 is selected until the target constituent count of 100 is reached This process continues iteratively until the target constituent count is reached.

•	If, after step 4 there are still not 100 constituents, the highest-ranking stock with an exposure score of 0.5 is selected until the target constituent count of 100 is reached.

•	If, after step 5, the index’s weighted average exposure score falls below 0.85, the lowest ranking stock with an exposure score of 0.5 is removed until the index’s weighted average exposure score reaches 0.85. If after removing all stocks with an exposure score of 0.5 and the weighted average exposure score is still below 0.85, the lowest ranking stock with an exposure score of 0.75 is removed until the index’s weighted average exposure score reaches 0.85. Therefore, it is possible for the final index constituent count to be below 100.

Carbon-to-Revenue Footprint. The carbon-to-revenue footprint data used in the methodology is calculated by Trucost, and is defined as the company’s annual GHG emissions (direct and first tier indirect), expressed as metric tons of

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carbon dioxide equivalent (tCO2e) emissions, divided by annual revenues for the corresponding year, expressed in millions of US dollars.

Trucost’s annual research process evaluates the environmental performance of a given company with one output of this process being its annual greenhouse gas emissions profile.

Constituent Weightings. At each rebalancing, constituents are weighted based on the product of each constituent’s FMC and exposure score, subject to the below constraints. This is done by using an optimization procedure that chooses final weights in such a way to minimize the sum of the squared difference of capped weight and uncapped weight, divided by uncapped weight for each stock, subject to the following constraints:

•	Constituents with an exposure score of 1 are capped at the lower of 8% or five times the constituent’s liquidity weight.

•	Constituents with an exposure score of 0.75 are capped at the lower of 6% or five times the constituent’s liquidity weight.

•	Constituents with an exposure score of 0.5 are capped at the lower of 4% or five times the constituent’s liquidity weight.

•	The cumulative weight of all constituents within the index which have a weight greater than 4.5% cannot exceed 40%.

Rebalancing. The SPGTCED is rebalanced semi-annually effective on the third Friday of April and October, based on data from the third Friday of March and September, respectively. Rebalancing changes include additions, deletions, and weight changes, as well as a divisor adjustment.

Index Committee. An S&P index committee maintains the SPGTCED. The index committee meets regularly. At each meeting, the index committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the SPGTCED to the market, companies that are being considered as candidates for addition to the SPGTCED, and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters. In addition to the daily governance of the SPGTCED and maintenance of the index methodology, at least once within any 12-month period, the index committee reviews the methodology to ensure the SPGTCED continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P may publish a consultation inviting comments from external parties.

Corporate Actions. The SPGTCED adhere to the following general corporate action treatments:

Type of Corporate Action	Adjustment Made to the SPGTCED	Divisor Adjustment Required
Spin-Off	All spun-off companies are added to and remain in the indices until the subsequent rebalancing.	No
Constituent Change	There are no intra-rebalancing additions with the exception of spin-offs.	-
	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the SPGTCED will cause the weights of the rest of the stocks in the SPGTCED to change. Relative weights will stay the same.	Yes
	Constituents changing their GICS classification to a non-eligible GICS (according to its respective methodology), will be removed at the next rebalancing	-
	Rebalancing changes including additions, deletions, and weight changes.	Yes

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THE ISHARES® LATIN AMERICA 40 ETF

Description of the iShares® Latin America 40 ETF

The iShares® Latin America 40 ETF (the “ILF”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the ILF are listed and trade on the NYSE Arca under the ticker symbol “ILF.” iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the ILF.

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The ILF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Latin America 40. The S&P Latin America 40 includes 40 blue-chip companies that capture approximately 70% of the region’s total market capitalization. The S&P Latin America 40 is comprised of the most liquid shares with the highest market capitalization from Brazil, Chile, Colombia, Mexico and Peru. The ILF uses a representative sampling strategy (as described below under — ”Representative Sampling”) in seeking to track the S&P Latin America 40. The returns of the ILF may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The ILF pursues a “representative sampling” strategy in attempting to track the performance of the S&P Latin America 40, and generally does not hold all of the equity securities included in the S&P Latin America 40. The ILF invests in a representative sample of securities in the S&P Latin America 40, which have a similar investment profile as the S&P Latin America 40. The securities selected have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the S&P Latin America 40. The ILF generally invests at least 80% of its assets in securities of the S&P Latin America 40 and in investments that have economic characteristics that are substantially identical to the component securities of the S&P Latin America 40 (i.e., depository receipts representing securities of the S&P Latin America 40). The ILF may invest the remainder of its assets in securities not included in the S&P Latin America 40 but which BFA believes will help the ILF track the S&P Latin America 40, and in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The S&P Latin America 40 is a theoretical financial calculation, while the ILF is an actual investment portfolio. The performance of the ILF and the S&P Latin America 40 may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ILF’s portfolio and the S&P Latin America 40 resulting from legal restrictions (such as diversification requirements) that apply to the ILF but not to the S&P Latin America 40. The ILF, using a representative sampling strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the S&P Latin America 40

The S&P Latin America 40 is intended to be a measure of the Latin American economy. Its 40 constituents capture approximately 70% of the total market capitalization of five major Latin American markets: Brazil, Chile, Colombia, Mexico and Peru. Prices for the S&P Latin America 40 are collected in local currencies and index values are released in U.S. dollars. The S&P Latin America 40 was developed by S&P and is calculated, maintained and published by S&P. The S&P Latin America 40 is maintained by the Americas Thematic and Strategy Indices Committee (the “Index Committee”).

The S&P Latin America 40 composition is at the discretion of the Index Committee. The following factors are taken into account by the Index Committee when determining the composition of the S&P Latin America 40:

•	Market Capitalization: the S&P Latin America 40 is designed to include the largest stocks, based on float-adjusted market capitalization, from the five markets listed above.

•	Liquidity: stocks are ranked according to liquidity, measured by dollar value traded. Annual value traded, float turnover and days traded are also analyzed on a quarterly basis to ensure adequate liquidity. Given two comparably sized companies, the higher the 12-month value traded, the more likely its inclusion.

•	Listings: where applicable, preference is given to developed market listings of an index constituent. This may include U.S.-listings, U.S.-listed ADRs or other developed market listings.

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•	Eligible Securities: all common and preferred shares (which are of an equity and not of a fixed income nature) are eligible for inclusion. Convertible stock, bonds, warrants, rights, and preferred stock that provide a guaranteed fixed return are not eligible.

•	Country and Sector Balance: country balance and sector balance of the five markets listed above are also considered in the selection of companies for the index in order to reflect country and sector weights of the broader universe of stocks. Sector balance is measured by a comparison of each GICS sector’s weight in the index with its weight in the broader universe of stocks.

An index addition is generally made only if a vacancy is created by an index deletion. The index additions are made according to market size and liquidity, with a view to preserving regional, country, and sector representation in the index. An initial public offering is added to the index only when an appropriate vacancy occurs and is subject to proven liquidity for at least six months. An exception may be made for extraordinarily large global offerings where expected trading volume justifies inclusion.

Large global offerings and other extraordinary circumstances may require a company to be immediately added to the S&P Latin America 40. Companies may be removed from the S&P Latin America 40 because of bankruptcy or major restructuring such as mergers and acquisitions. A company may also be removed if it is no longer representative of the market or its industry.

Index Calculations: The S&P Latin America 40 is calculated by means of the divisor methodology used in all S&P Dow Jones Indices’ equity indices.

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THE ISHARES® MSCI BRAZIL ETF

Description of the iShares® MSCI Brazil ETF

The iShares® MSCI Brazil ETF (the “EWZ”) is an investment portfolio maintained and managed by iShares, Inc. and advised by BFA. iShares Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EWZ. The shares of the EWZ are listed and trade at market prices on the NYSE Arca under the ticker symbol “EWZ.”

Information provided to or filed with the SEC by iShares Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EWZ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil 25/50 Index. The MSCI Brazil 25/50 Index was developed by MSCI as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance in Brazil. The EWZ uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Brazil 25/50 Index. The returns of the EWZ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The EWZ pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Brazil 25/50 Index, and generally does not hold all of the equity securities included in the MSCI Brazil 25/50 Index. The EWZ invests in a representative sample of securities in the MSCI Brazil 25/50 Index, which have a similar investment profile as the MSCI Brazil 25/50 Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Brazil 25/50 Index. The EWZ will at all times invest at least 80% of its assets in the component securities of the MSCI Brazil 25/50 Index and in investments that have economic characteristics that are substantially identical to the component securities of the MSCI Brazil 25/50 Index (i.e., depositary receipts representing component securities of the MSCI Brazil 25/50 Index). The EWZ may invest the remainder of its assets in other securities, including securities not represented by the MSCI Brazil 25/50 Index, but which BFA believes will help the EWZ to track the MSCI Brazil 25/50 Index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Brazil 25/50 Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The MSCI Brazil 25/50 Index is a theoretical financial calculation, while the EWZ is an actual investment portfolio. The performance of the EWZ and the MSCI Brazil 25/50 Index will vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EWZ’s portfolio and the MSCI Brazil 25/50 Index resulting from legal restrictions (such as diversification requirements) that apply to the EWZ but not to the MSCI Brazil 25/50 Index or the use of representative sampling. The EWZ, which uses a representative sampling strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the MSCI Brazil 25/50 Index

All information in this document regarding the MSCI Brazil 25/50 Index, including, without limitation, their make-up, method of calculation and changes in their components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. Neither we nor any of our affiliates has undertaken any independent review or due diligence of such information. MSCI owns the copyright and all other rights to the MSCI Brazil 25/50 Index. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Brazil 25/50 Index.

The MSCI Brazil 25/50 Index

The MSCI Brazil 25/50 Index is published by MSCI and is intended to measure the performance of large and mid cap segments of the Brazilian market. It applies certain investment limits that are imposed on regulated investment companies, or RICs, under the current US Internal Revenue Code. With 47 constituents, the index covers approximately 85% of the free ﬂoat-adjusted market capitalization in Brazil. Component companies must meet objective criteria for inclusion in the MSCI Brazil 25/50 Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Brazil 25/50 Index is calculated daily in U.S. Dollars. The MSCI Brazil 25/50 Index is

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published by Bloomberg L.P. (“Bloomberg”) under the index symbol “M1BR2550.” MSCI Brazil 25/50 Index is part of a group of indices referred to as the MSCI 25/50 Indices.

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a “regulated investment company” or “RIC.” More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI Brazil 25/50 Index is part of the MSCI 25/50 Indices. The MSCI 25/50 Indices take into account these investments limits, offering a benchmarking alternative for RIC compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices:

•	the MSCI 25/50 Indices are rebalanced in February, May, August and November to ensure timely and on-going reflection of the 25% and 50% concentration constraints; and

•	this rebalancing is achieved by using an optimization process that aims to minimize the constituent weight differences between the MSCI 25/50 Index and the relevant parent index. The active risk or the tracking error of an MSCI 25/50 Index versus the relevant parent index is measured as the distance between the constituent weights of that MSCI 25/50 Index and the relevant parent index.

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant parent index. A buffer of 10% of the value of each constituent is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI 25/50 Indices, the weight of any single issuer cannot exceed 22.50% of the index weight and all issuers with weight above 4.50% cannot exceed 45.00% of the index weight.

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THE ISHARES® MSCI EAFE ETF

Description of the iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF (the “EFA”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. iShares is a registered investment company that consists of numerous separate investment portfolios, including EFA. The shares of EFA are listed and trade at NYSE Arca under the trading symbol “EFA.”

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EFA generally invests at least 80% of its assets in the component securities of the MSCI EAFE Index and in investments that have economic characteristics that are substantially identical to the component securities of the MSCI EAFE Index (i.e., depositary receipts representing component securities of the MSCI EAFE Index). The EFA may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the MSCI EAFE Index, but which BFA believes will help the EFA track the MSCI EAFE Index. The returns of the EFA may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The EFA pursues a “representative sampling” strategy in attempting to track the performance of the MSCI EAFE Index, and generally does not hold all of the equity securities held by the MSCI EAFE Index. The EFA invests in a representative sample of securities in the MSCI EAFE Index, which have a similar investment profile as the MSCI EAFE Index. BFA will generally invest at least 80% of its assets in the component securities of the MSCI EAFE Index and in investments that have economic characteristics that are substantially identical to the component securities of the MSCI EAFE Index (i.e., depositary receipts representing component securities of the MSCI EAFE Index), and may invest the remainder of its assets in securities not held by the MSCI EAFE Index, but which BFA believe will help the EFA track its Underlying Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI EAFE Index.

Correlation

The MSCI EAFE Index is a theoretical financial calculation, while the EFA is an actual investment portfolio. The performance of the EFA and the MSCI EAFE Index may vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EFA’s portfolio and the MSCI EAFE Index resulting from legal restrictions (such as diversification requirements that apply to the EFA but not to the MSCI EAFE Index) or representative sampling.

Description of the MSCI EAFE Index

The MSCI EAFE Index offers a representation of developed markets in Europe, Australasia and the Far East including the following countries as of the date of this document: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the U.K. The MSCI EAFE Index aims to capture 85% of the free float adjusted market capitalization of each country. It is based on the MSCI Global Investable Market Indexes methodology, which emphasizes index liquidity, investability and replicability. The MSCI EAFE Index has a base value of 100 and a base date of December 31, 1969.

The MSCI EAFE Price Index in USD is reported by Bloomberg under the ticker symbol “MXEA.”

MSCI Global Investable Market Indices Methodology

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) identifying eligible equity securities and classifying those eligible securities into the appropriate country (defining the “Equity Universe”); (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market (determining the “Market Investable Equity Universe” for each market); (iii) determining market capitalization size-segments for each market; (iv) applying index continuity rules for an index that includes 85% ± 5% of the Market Investable Equity Universe (the “MSCI Standard Index”); (v) creating style segments within each size-segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (“GICS”).

Defining the Equity Universe

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(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in countries which are classified as either developed markets (“Developed Market” or “DM”) or emerging markets (“Emerging Market” or “EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (U.S. Business Development Companies are eligible), exchange-traded funds, equity derivatives, limited partnerships structured to be taxed as limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. REITs in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) is classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by (i) identifying an eligible listing for each security in the Equity Universe and (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) “Equity Universe Minimum Size Requirement”: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. To determine this minimum size requirement, the companies in the DM Equity Universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM Equity Universe is calculated at each company. When the cumulative free float-adjusted market capitalization coverage of 99% of the sorted Equity Universe is achieved, the full market capitalization of the company at that point defines the Equity Universe Minimum Size Requirement.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. A minimum liquidity level of 20% of 3-month Annualized Traded Value Ratio (“ATVR”) and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developed Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market. In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depositary Receipt if it is trading in the same geographical region. Depositary Receipts are deemed liquid if they meet all the above mentioned criteria for 12-month ATVR, 3-month ATVR and 3-month Frequency of Trading. In addition, securities with stock prices above USD 10,000 fail the liquidity screening unless they are already constituents of the MSCI Global Investable Market Indices.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) “Minimum Length of Trading Requirement”: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non index-constituents are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a quarterly or semi-annual index review.

(vi) Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit (FOL) to be eligible for inclusion in a Market Investable Equity

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Universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size-Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large Cap + Mid Cap + Small Cap): 99%+1% or -0.5%

•	Standard Index (Large Cap + Mid Cap): 85% ± 5%

•	Large Cap Index: 70% ± 5%

•	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

•	Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Creating the Size-Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size-segment; (ii) determining the Global Minimum Size Range for each size-segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size-segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size-Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the GICS. The GICS entails four levels of classification: (1) specific sector; (2) industry group; (3) industries; and (4) sub-industries or a combination of these. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Calculation

Price Index Level

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

Price Index Level USDt = PriceIndexLevelUSDt-1 ×	Index Adjusted Market Cap USDt Index Initial Market Cap USDt

Price Index Level Localt = PriceIndexLevelLocalt-1 ×	Index Adjusted Market Cap For Localt Index Initial Market Cap USDt

Where:

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•	Price Index Level USDt-1 is the Price Index level in USD at time t-1

•	Index Adjusted Market Cap USDt is the Adjusted Market Capitalization of the index in USD at time t

•	Index Initial Market Cap USDt is the Initial Market Capitalization of the index in USD at time t

•	Price Index Level Localt-1 is the Price Index level in local currency at time t-1

•	Index Adjusted Market Cap For Localt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Index Market Capitalization

Index Adjusted Market Cap USDt =

Index Adjusted Market Cap For Localt =

Index Initial Market Cap USDt =

Where:

•	End Of Day Number Of Sharest-1 is the number of shares of security s at the end of day t-1.

•	Price Per Sharet is the price per share of security s at time t.

•	Price Per Sharet-1 is the price per share of security s at time t-1.

•	Inclusion Factort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•	ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira, ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Security Index of Price in Local Currency

The Security Index of Price is distributed in MSCI daily and monthly security products. It represents the price return from period to period by utilizing the concept of an index of performance with an arbitrary base value. The index of price is fully adjusted for capital changes and is expressed in local currency.

SecurityPriceIndexLevel1 = SecurityPriceIndexLevelt-1	×	Security Adjusted Market Cap For Localt
Security Initial Market Cap USDt

Security Adjusted Market Cap For Localt =

End Of Day Number Of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt FXratet-1	×	ICIt ICIt-1

Security Initial Market Cap USDt =	End Of Day Number Of Sharest-1 × PricePerSharet-1 × Inclusion Factort FXratet-1

Where:

•	Security Price Index Levelt-1 is Security Price Index level at time t-1.

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•	Security Adjusted Market Cap For Localt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

•	Security Initial Market Cap USDt is the Initial Market Capitalization of security s in USD at time t.

•	End Of Day Number Of Sharest-1 is the number of shares of security s at time t-1.

•	Price Per Sharet is the price per share of security s at time t.

•	Price Per Sharet-1 is the price per share of security s at time t-1.

•	Inclusion Factort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor (“PAF”) of security s at time t.

•	FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•	ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Maintenance of and Changes to the MSCI Indices

MSCI maintains the MSCI Indices with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments. In maintaining the MSCI Indices, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and low turnover.

Starting with the February 2023 index review, MSCI transitioned to a quarterly comprehensive index review. MSCI employs the index semi-annual index review maintenance methodology for the quarterly comprehensive index reviews. The quarterly comprehensive index reviews will occur each February, May, August and November. Such reviews will include:

•	Updating the indexes on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating foreign inclusion factors and number of shares.

Ongoing event-related changes, which will generally be reflected in the indices at the time of the event and will include changes resulting from mergers, acquisitions, spin-offs, bankruptcies, reorganizations, and other similar corporate events.

Based on these reviews, additional components may be added, and current components may be removed, at any time. MSCI generally announces all changes resulting from semi-annual reviews, quarterly reviews and ongoing events in advance of their implementation, although in exceptional cases they may be announced during market hours for same or next day implementation.

Prices and Exchange Rate

Prices

The prices used to calculate the MSCI Indices are the official exchange closing prices or those figures accepted as such. MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates

MSCI uses the closing spot rates published by WM / Reuters at 4:00 PM London time. MSCI uses WM / Reuters rates for all countries for which it provides indices.

In case WM/Reuters does not provide rates for specific markets on given days (for example Christmas Day and New Year Day), the previous business day’s rates are normally used.

MSCI independently monitors the exchange rates on all its indices and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM / Reuters rates are not available, or if MSCI determines that the WM / Reuters rates are not reflective of market circumstances for a given currency on a particular day. In such circumstances, an announcement would be sent to clients with the related information. If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

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THE ISHARES® MSCI EMERGING MARKETS ETF

Description of the iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF (the “EEM”) is an investment portfolio maintained and managed by iShares Inc. and advised by BFA. iShares Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EEM. The shares of the EEM are listed and trade on the NYSE Arca under the ticker symbol “EEM.”

Information provided to or filed with the SEC by iShares Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EEM seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The MSCI Emerging Markets Index was developed by MSCI to represent the performance of equity securities in selected emerging markets countries. The returns of the EEM may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The EEM uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Emerging Markets Index. The EEM will at all times invest at least 80% of its assets in the component securities of the MXEF and in investments that have economic characteristics that are substantially identical to the component securities of MSCI Emerging Markets Index (i.e., depositary receipts representing component securities of the MSCI Emerging Markets Index), and may invest the remainder of its assets in securities not included in the MSCI Emerging Markets Index, but which BFA believes will help the EEM track the underlying index. The EEM also may invest its futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Investment Strategy — Representative Sampling

The EEM pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Emerging Markets Index, and generally does not hold all of the equity securities held by the MSCI Emerging Markets Index. The EEM invests in a representative sample of securities in the MSCI Emerging Markets Index, which have a similar investment profile as the MSCI Emerging Markets Index. Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Emerging Markets Index.

Correlation

The MSCI Emerging Markets Index is a theoretical financial calculation, while the EEM is an actual investment portfolio. The performance of the EEM and the MSCI Emerging Markets Index may vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs), and timing variances and differences between the EEM and the MSCI Emerging Markets Index resulting from the EEM’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the EEM but not to the MSCI Emerging Markets Index. The EEM, using representative sampling, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the MSCI Emerging Markets Index

The MSCI Emerging Markets Index offers a representation of emerging markets based on the following countries as of the date of this document Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets Index aims to capture 85% of the free float-adjusted market capitalization in each country. It is based on the MSCI Global Investable Market Indexes methodology, which emphasizes index liquidity, investability and replicability.

The MSCI Emerging Markets Index is part of the MSCI Global Investable Market Indices family. For more information about the MSCI Global Investable Market Indices, please see “MSCI Global Investable Market Indices Methodology” above.

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THE ISHARES® MSCI MEXICO ETF

Description of the iShares® MSCI Mexico ETF

The iShares® MSCI Mexico ETF (the “EWW”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the EWW. The shares of the EWW are listed and trade on the NYSE Arca under the ticker symbol “EWW.”

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EWW seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Mexico IMI 25/50 Index. The MSCI Mexico Investable Market Index was developed by MSCI to represent the performance of the portion of the Mexican market that is available to international investors. The returns of the EWW may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The MSCI Mexico IMI 25/50 Index was developed by MSCI as an equity benchmark for Mexican stock performance, and is designed to measure equity market performance in Mexico. The EWW uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Mexico IMI 25/50 Index.

Investment Strategy — Representative Sampling

The EWW pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Mexico IMI 25/50 Index, and generally does not hold all of the equity securities included in the MSCI Mexico IMI 25/50 Index. The EWW invests in a representative sample of securities in the MSCI Mexico IMI 25/50 Index, which have a similar investment profile as the MSCI Mexico IMI 25/50 Index. Securities selected have, in aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Mexico IMI 25/50 Index. The EWW will at all times invest at least 80% of its assets in the component securities of the MSCI Mexico IMI 25/50 Index and in investments that have economic characteristics that are substantially identical to the component securities of MSCI Mexico IMI 25/50 Index (i.e., depositary receipts representing component securities of the MSCI Mexico IMI 25/50 Index). The EWW may invest the remainder of its assets in other securities, including securities not represented by the MSCI Mexico IMI 25/50 Index, but which BFA believes will help the EWW to track the MSCI Mexico IMI 25/50 Index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Mexico IMI 25/50 Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The MSCI Mexico IMI 25/50 Index is a theoretical financial calculation, while the EWW is an actual investment portfolio. The performance of the EWW and the MSCI Mexico IMI 25/50 Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs),timing variances and differences between the EWW’s portfolio and the MSCI Mexico IMI 25/50 Index resulting from the EWW’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the EWW but not to the MSCI Mexico IMI 25/50 Index. The EWW, using a representative sampling strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the MSCI Mexico IMI 25/50 Index and the MSCI Mexico Investable Market Index

The MSCI Mexico IMI 25/50 Index

The MSCI Mexico IMI 25/50 Index is designed to measure the performance of the large, mid and small cap segments of the Mexican market. It applies certain investment limits that are imposed on regulated investment companies, or RICs, under the current US Internal Revenue Code. With 46 constituents, the index covers approximately 99% of the free float-adjusted market capitalization in Mexico. The MSCI Mexico IMI 25/50 Index is published by Bloomberg under the index symbol “M1MX5IM.”

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a “regulated investment company” or “RIC.” More specifically, one requirement

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of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI Mexico IMI 25/50 Index is part of the MSCI 25/50 Indices. The MSCI 25/50 Indices take into account these investments limits, offering a benchmarking alternative for RIC compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices:

•	the MSCI 25/50 Indices are rebalanced in February, May, August and November to ensure timely and on-going reflection of the 25% and 50% concentration constraints; and

•	this rebalancing is achieved by using an optimization process that aims to minimize the constituent weight differences between the MSCI 25/50 Index and the relevant parent index. The active risk or the tracking error of an MSCI 25/50 Index versus the relevant parent index is measured as the distance between the constituent weights of that MSCI 25/50 Index and the relevant parent index.

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant parent index. A buffer of 10% of the value of each constituent is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI 25/50 Indices, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

The MSCI Mexico Investable Market Index

The MSCI Mexico Investable Market Index is designed to measure the performance of the large, mid and small cap segments of the Mexican market. With 43 constituents, the index covers approximately 99% of the free float-adjusted market capitalization in Mexico.

The MSCI Mexico Investable Market Index is part of the MSCI Global Equity Indices. MSCI aims to include in its indices 99% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.

Constructing the MSCI Indices

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for that index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the global industry classification standard.

Maintenance of and Changes to the MSCI Indices

MSCI maintains the MSCI Indices with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments. In maintaining the MSCI Indices, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and low index turnover.

Prior to the February 2023 index review, the MSCI Global Investable Market Indexes were reviewed on a quarterly basis which involved:

•	Semi-Annual Index Reviews (SAIRs) in May and November; and

•	Quarterly Index Reviews (QIRs) in February and August.

The objective of the SAIRs was to systematically reassess the various dimensions of, the Equity Universe for all markets, involving a comprehensive review of the Size-Segment Indexes. QIRs aimed to capture significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR.

MSCI transitioned to a Quarterly Comprehensive Index Review (QCIR) schedule starting from the February 2023 index review. In a QCIR, MSCI employs the index maintenance methodology of an SAIR across each of the quarterly index reviews. Foreign inclusion factors and number of shares were fully reviewed up to the price cutoff date of each QCIR starting from the May 2023 Index Review.

In particular, index maintenance involves:

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•	Quarterly index reviews in February, May, August and November of the size-segment indexes which include:

- Updating the indexes on the basis of a fully refreshed equity universe.

- Taking buffer rules into consideration for migration of securities across size and style segments.

- Updating Foreign Inclusion Factors (FIFs) and Number of Shares (NOS).

•	Ongoing event-related changes. Changes of this type are generally implemented in the indexes as they occur. Significantly large IPOs are included in the indexes after the close of the company’s tenth day of trading.

Prices and exchange rates

Prices: The prices used to calculate the MSCI Indices are the official exchange closing prices or those figures accepted as such. MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates: Starting July 26, 2000, MSCI began to use the WM/Refinitiv Closing Spot Rates, taken at 4PM London time, for all the countries it provides indexes including Latin American countries. In case WM/Refinitiv does not provide spot rates for specific markets on given days (for example Christmas Day and New Year Day), the previous business day’s rates are used.

MSCI independently monitors the exchange rates on all its indexes. MSCI may under exceptional circumstances elect to use alternative sources of exchange rates if MSCI determines that the WM/Refinitiv rates are not reflective of market circumstances for a given currency on a particular day (for example divergence between onshore and offshore rates). In such circumstances, an announcement would be sent to clients with the related information. All such determinations are made by the MSCI Equity Index Committee (EIC). If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

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THE ISHARES® RUSSELL 2000 ETF

Description of the iShares® Russell 2000 ETF

The iShares® Russell 200 ETF (the “IWM”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the IWM are listed and trade on the NYSE Arca under the ticker symbol “IWM.” iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the IWM.

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The IWM seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the small capitalization sector of the U.S. equity market as measured by the Russell 2000® Index (the “RTY”). The RTY is a subset of the Russell 3000® Index representing approximately 7% of the total market capitalization of that index, as of the most recent reconsitution. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The returns of the IWM may be affected by certain management fees and other expenses, which are detailed in its prospectus. The returns of the IWM may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The IWM pursues a “representative sampling” strategy in attempting to track the performance of the RTY, meaning the IWM invests in a representative sample of securities that collectively has an investment profile similar to the RTY. Securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the RTY. The IWM generally invests at least 80% of its assets in the component securities of the RTY and in investments that have economic characteristics that are substantially identical to the component securities of the RTY (i.e., depositary receipts representing securities of the RTY). The IWM may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the RTY, but which BFA believes will help the IWM track the RTY.

Correlation

The RTY is a theoretical financial calculation, while the IWM is an actual investment portfolio. While the IWM seeks to track the performance of the RTY (i.e., achieve a high degree of correlation with the RTY), the IWM’s return may not match the return of the RTY due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Russell 2000® Index

The RTY is an index calculated, published, and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies determined by FTSE Russell to be part of the U.S. equity market. All 2,000 stocks are traded on a major U.S. exchange, and form a part of the Russell 3000® Index representing approximately 7% of the total market capitalization of that index, as of the most recent reconstitution. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The RTY consists of the smallest 2,000 companies, by market capitalization, included in the Russell 3000® Index. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. The inception date of the RTY is January 1, 1984. Members of the RTY are determined each year during annual reconstitution and enhanced quarterly with the addition of initial public offerings (IPOs). The RTY is a subset of the Russell U.S. indices.

Defining Eligible Securities

All companies that are determined to be part of the U.S. equity market under FTSE Russell’s country-assignment methodology are included in the Russell U.S. indices. If a company is incorporated in, has a stated headquarters location in, and also trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), the company is assigned to the equity market of its country of incorporation. If any of the three do not match, FTSE Russell then defines three Home Country Indicators (“HCI”): country of incorporation, country of headquarters, and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. Using the HCIs, FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, then the company is assigned to its primary asset location. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary location of the company’s revenues for the

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same cross-comparison and will assign the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover. If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country; in which case, the company will be assigned to the country of its most liquid stock exchange. Russell lists the following countries as BDIs: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Saint Eustatius, Saint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. If a company is designated as a Chinese “N Share,” it will not be considered for inclusion within the Russell U.S. indices. An “N Share” is a company is incorporated outside of mainland China that trades on the New York Stock Exchange, the Nasdaq exchange or the NYSE American. An N Share will have its headquarters or establishment in mainland China, with a majority of its revenues or assets derived from the People’s Republic of China.

All securities eligible for inclusion in Russell U.S. indices must trade on an eligible U.S. exchange. The eligible U.S. exchanges are: CBOE, NYSE, NYSE American, NASDAQ and ARCA. Bulletin board, pink-sheets, and OTC-traded securities are not eligible for inclusion, including securities for which prices are displayed on the FINRA ADF.

Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts and trust receipts are not eligible for inclusion in the Russell U.S. indices. Royalty trusts, U.S. limited liability companies, closed-end investment companies, blank check companies, special-purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. indices. Business development companies, exchange traded funds and mutual funds are also excluded.

If an eligible company trades multiple share classes, FTSE Russell will review each share class independently for U.S. index inclusion. Stocks must trade at or above $1.00 (on its primary exchange) on the rank day in May of each year to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing index member’s closing price is less than $1.00 on the rank day in May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the 30 days prior to the rank date is equal to or greater than $1.00. If an existing index member does not trade on the rank day in May, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible. An initial public offering added during the quarterly IPO process is considered a new index addition and therefore must have a closing price on its primary exchange at or above $1.00 on the last day of the IPO eligibility period in order to qualify for index inclusion. Companies with a total market capitalization of less than $30 million are not eligible for inclusion in the Russell U.S. indices. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the Russell U.S. indices.

Annual Reconstitution

Annual reconstitution is the process by which all Russell indices are completely rebuilt. Reconstitution is a vital part of the creation of a benchmark which accurately represents a particular market segment. Companies may get bigger or smaller over time, or periodically undergo changes in their style characteristics. Reconstitution ensures that the companies continue to be correctly represented in the appropriate Russell indices.

On the rank day in May each year, all eligible securities are ranked by their total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the last price traded on the primary exchange on the rank day in May. All share classes for a company, including unlisted shares, are aggregated and considered total shares outstanding.

Reconstitution occurs on the fourth Friday in June. A full calendar for reconstitution is published each spring.

Eligible IPOs are added to the Russell U.S. indices quarterly to ensure that new additions to the institutional investing opportunity set are reflected in the representative indices. FTSE Russell focuses on IPOs each quarter because it is important to reflect market additions between reconstitution periods. Companies filing an initial public offering registration statement (or the local equivalent when outside the United States) and listing with the same quarter on an eligible U.S. exchange are reviewed for eligibility regardless of previous trading activity (exceptional or unique events may induce extraordinary treatment which will be communicated appropriately); a one month window is used to ensure that companies submitting the requisite filings just outside of the quarter are not excluded from eligibility. Companies currently trading on foreign exchanges or OTC markets will be reviewed for eligibility if: (1) the company files an initial public offering statement for an eligible U.S. exchange; (2) the offering is announced to the market and confirmed by FTSE Russell’s vendors as an IPO; and (3) the security is not currently a member of the Russell Global Index (eligibility and country assignment are reviewed at reconstitution).

Capitalization Adjustments

After membership is determined, a security’s shares are adjusted to include only those shares available to the public, which is often referred to as “free float.” The purpose of this adjustment is to exclude from market calculations the

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capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell U.S. indices by their available (also called “float-adjusted”) market capitalization, which is calculated by multiplying the primary closing price by the available shares. Adjustments to shares are reviewed at reconstitution, during quarterly update cycles and for corporate actions such as mergers.

Certain types of shares are considered restricted and removed from total market capitalization to arrive at free float or available market capitalization, such as shares directly owned by State, Regional, Municipal and Local governments (excluding shares held by independently managed pension schemes for governments), shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated, and shares with high shareholding concentration, etc.

Corporate Action-Driven Changes

FTSE Russell adjusts the RTY on a daily basis in response to certain corporate actions and events, both to reflect the evolution of securities and to ensure that the indexes remain highly representative of the U.S. equity market. A company’s membership and its weight in the RTY can be impacted by these corporate actions. FTSE Russell uses a variety of reliable public sources to determine when an action is final, including a company’s press releases and regulatory filings; local exchange notifications; and official updates from other data providers FTSE Russell deems trustworthy. Prior to the completion of a corporate action or event, FTSE Russell estimates the effective date. FTSE Russell will then adjust the anticipated effective date based on public information until the date is considered final.

Depending upon the time an action is determined to be final, FTSE Russell either (1) applies the action before the open on the ex-date or (2) applies the action providing appropriate notice, referred to as a “delayed action.” If FTSE Russell has confirmed the completion of a corporate action, scheduled to become effective subsequent to a rebalance, the event may be implemented in conjunction with the rebalance to limit turnover, provided appropriate notice can be given.

For merger and spin-off transactions that are effective between rank day in May and the business day immediately before the index lock down takes effect prior to annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action. For corporate events that occur during the reconstitution lock down period (which take effect from the open on the first day of the lock down period onwards), market capitalizations and memberships will not be reevaluated. Non index members that have been considered ineligible as of rank day will not be reevaluated in the event of a subsequent corporate action that occurs between rank day and the reconstitution effective date.

If a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, FTSE Russell evaluates the additional share class for separate index membership. The new share class will be deemed eligible if the market capitalization of the distributed shares meets minimum size requirement (above the minimum market capitalization breakpoint defined as the smallest member of the Russell 3000E Index from previous rebalance, adjusted for performance to date) Index membership of additional share classes that are added due to corporate actions will mirror that of the pricing vehicle, as will style and stability probabilities. If the distributed shares of an additional share class do not meet eligibility requirements, they will not be added to the index (the distributed shares may be added to the index temporarily until they are settled and listed to enable index replication).

“No Replacement” Rule: Securities that leave a Russell U.S. index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in a Russell U.S. index over the year will fluctuate according to corporate activity.

To maintain representativeness and maximize the available investment opportunity for index managers, the Russell U.S. indices are reviewed quarterly for updates to shares outstanding and to free floats used within the index calculation. The changes are implemented quarterly, on the third Friday of the month (after the close) in March, September, and December. The June reconstitution will continue to be implemented on the last Friday of June (unless the last Friday occurs on the 29th or 30th, when reconstitution will occur on the Friday prior).

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THE ISHARES® U.S. TRANSPORTATION ETF

Description of the iShares® U.S. Transportation ETF

The iShares® U.S. Transportation ETF (the “IYT”) is an investment portfolio maintained and managed by iShares Trust. BFA is the investment advisor to the IYT. iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the IYT. The IYT is an exchange traded fund that trades on the Cboe BZX Exchange, Inc. under the ticker symbol “IYT.”

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s web site at http://www.sec.gov.

Investment Objective and Strategy

Effective July 19, 2021, the IYT’s underlying index changed from the Dow Jones Transportation Average IndexTM to the S&P® Transportation Select Industry FMC Capped Index (the “SPTSCUP”). The IYT seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the SPTSCUP. The SPTSCUP is designed to measure stocks in the S&P® Total Market Index (the “S&P TM Index”) that are classified in the GICS Transportation sub-industry and is float-adjusted market capitalization weighted, with a capping mechanism applied. The IYT uses a representative sampling strategy (as described below under “Investment Strategy—Representative Sampling”) to try to track the SPTSCUP. The returns of the IYT may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The IYT pursues a “representative sampling” indexing strategy in attempting to track the performance of the SPTSCUP, and generally does not hold all of the equity securities included in the IYT. The IYT generally will invest at least 80% of its assets in the component securities of its SPTSCUP and in investments that have economic characteristics that are substantially identical to the component securities of its SPTSCUP (i.e., depositary receipts representing securities of the SPTSCUP) and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the SPTSCUP, but which BFA believes will help the IYT track the SPTSCUP.

Correlation

The SPTSCUP is a theoretical financial calculation, while the IYT is an actual investment portfolio. The performance of the IYT and the SPTSCUP will vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the IYT’s portfolio and the SPTSCUP resulting from IYT’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ITY but not to the SPTSCUP. The IYT, using a representative sampling strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the S&P® Transportation Select Industry FMC Capped Index

The SPTSCUP is designed to measure stocks in the S&P TM Index that are classified in the GICS Transportation sub-industry and is float-adjusted market capitalization weighted, with a capping mechanism applied.

The SPTSCUP is one of the select industry indices of the S&P TM Index. For additional information regarding the methodology of the SPTSCUP, see the description of a related S&P Select Industry Index under “—The SPDR® S&P® Oil & Gas Exploration & Production ETF—Description of the S&P® Oil & Gas Exploration & Production Select Industry® Index” below.

Capping Methodology

At each quarterly rebalancing, the index is capped market capitalization weighted, where stocks are initially FMC weighted using closing prices as of the second Friday of the last month of the quarter as the reference price. Constituents’ weights are then capped according to the following process:

1.	With prices reflected on the rebalancing reference date, and membership, shares outstanding and IWFs as of the rebalancing effective date, each company is weighted by FMC. Modifications are made as defined below.

2.	If any company’s weight exceeds 22.5%, that company has its weight capped at 22.5% and all excess weight is proportionally redistributed to all uncapped companies within the index. If, after

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this redistribution, any other company breaches the company weight cap the process is repeated iteratively until no company breaches the company capping rule.

3.	Then, the aggregate weight of the companies with weights greater than 4.5% cannot exceed 45% of the total index weight.

4.	If the rule in step 3 is breached, all the companies are ranked in descending order of their weights and the company with the smallest weight above 4.5% is identified. The weight of this company is then reduced, either until the rule in step 3 is satisfied or it reaches 4.5%.

5.	This excess weight is proportionally redistributed to all companies with weights below 4.5%. Any stock that receives weight cannot breach the 4.5% cap. This process is repeated iteratively until step 3 is satisfied or until all stock weights are greater than or equal to 4.5%.

6.	If the rule in step 3 is still breached and all stocks are greater than or equal to 4.5%, the company with the smallest weight that causes the 4.5% limit to be breached is identified. The weight of this company is then reduced, either until the rule in step 3 is satisfied or it reaches 4.5%.

7.	This excess weight is proportionally redistributed to all companies with weights less than 4.5%. This process is repeated iteratively until step 3 is satisfied.

8.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

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THE ISHARES® U.S. REAL ESTATE ETF

Description of the iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF (the “IYR”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the IYR. The shares of the IYR are listed and trade at market prices on the NYSE Arca under the ticker symbol “IYR.”

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

Effective January 25, 2021, the IYR’s underlying index changed from the Dow Jones U.S. Real Estate Index (the “DJUSRE”) to the Dow Jones U.S. Real Estate Capped Index (the “DJUSRCUP”). The IYR seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of real estate sector of the U.S. equity market measured by the DJUSRCUP. Thus, the IYR is concentrated in the U.S. real estate industry. The DJUSRCUP is calculated, maintained and published by S&P and is designed to track the performance of REITs and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies. The returns of the IYR may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The IYR pursues a “representative sampling” indexing strategy in attempting to track the performance of the DJUSRCUP, and generally does not hold all of the equity securities included in the DJUSRCUP. The IYR invests in a representative sample of securities in the DJUSRCUP, which have a similar investment profile as the DJUSRCUP. Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the DJUSRCUP.

The IYR generally invests at least 80% of its assets in the component securities in the DJUSRCUP and in investments that have economic characteristics that are substantially identical to the component securities of the DJUSRCUP (i.e., depositary receipts representing securities of the DJUSRCUP). The IYR may invest the remainder of its assets in securities not included in the DJUSRCUP, but which BFA believes will help the IYR track the DJUSRCUP, and in futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The DJUSRCUP is a theoretical financial calculation, while the IYR is an actual investment portfolio. The performance of the IYR and the DJUSRCUP will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The IYR, using a representative sampling strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using a replication strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The IYR will concentrate (i.e., hold 25% or more of its total assets) its investments to approximately the same extent that the DJUSRCUP concentrates in the stocks of the real estate industry. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Description of the Dow Jones U.S. Real Estate Capped Index

The DJUSRCUP is designed to track the performance of REITs and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests.

The index composition of the DJUSRCUP is the same as the DJUSRE. Eligible components are stocks traded on the major U.S. stock exchanges, minus any non-common issues and illiquid stocks, which are issued by companies in the real estate sector. The DJUSRCUP is one of the sector and the industry indices of the Dow Jones U.S. Index.

Capping Methodology

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For capping purposes, the index is rebalanced quarterly after the close of business on the third Friday of March, June, September, and December. The reference date for capping is the Wednesday prior to second Friday of the rebalancing month.

The index is also reviewed daily based on each company’s capped market capitalization weight. Daily capping is only performed when the sum of companies with weight greater than 5% exceeds 25%. When daily capping is necessary, the changes are announced after the close of the business day on which the daily weight caps are exceeded, with the reference date after the close of that same business day, and changes are effective after the close of the next trading day. While capping is reviewed daily, the index may be capped on a less frequent basis. Both the quarterly and daily capping process are performed according to the following procedures:

1.	With prices reflected on the rebalancing price reference date, adjusted for any applicable corporate actions, and membership, shares outstanding, and IWFs as of the rebalancing effective date, each company is weighted by FMC. Modifications are made as defined below.

2.	If any company’s weight exceeds10%, that company’s weight is capped at 10% and all excess weight is proportionally redistributed to all uncapped companies within the index. If, after this redistribution, any company breaches the weight cap the process is repeated iteratively until no company breaches the company capping rule.

3.	Then, the aggregate weight of the companies with weight greater than 4.5% cannot exceed 22.5%.

4.	If the rule in step 3 is breached, all the companies are ranked in descending order of their weights and the company with the smallest weight above 4.5% is identified. The weight of this company is, then, reduced either until the rule in step 3 is satisfied or it reaches 4.5%.

5.	This excess weight is proportionally redistributed to all companies with weights below 4.5%. Any company that receives weight cannot breach the 4.5% cap. This process is repeated iteratively until step 3 is satisfied.

6.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

Description of the Dow Jones U.S. Real Estate Index

The DJUSRE is a float-adjusted capitalization-weighted, real-time index that provides a broad measure of the U.S. real estate securities market. The index is designed to track the performance of REITs and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies.

Index Methodology

The DJUSRE is a subset of the Dow Jones U.S. Index, which covers 95% of U.S. securities based on float-adjusted market capitalization. Excluded from the Dow Jones U.S. Index are the smallest and least liquid of U.S. stocks. The index composition is reviewed quarterly in March, June, September and December. The index is also reviewed on an ongoing basis to account for corporate actions such as mergers, delistings and bankruptcies. Calculation of the DJUSRE began on February 14, 2000. Real index history is available daily from this date forward.

Computation of the DJUSRE

The DJUSRE is a price-weighted index rather than a market capitalization-weighted index. In essence, the DJUSRE consists of one share of stocks included in the DJUSRE. Thus, the weightings of the components of the DJUSRE are affected only by changes in their prices, while the weightings of stocks in other indices are affected by price changes and changes in shares outstanding.

The DJUSRE is calculated by adding up the prices of the constituent stocks and dividing the total by a divisor. The divisor is adjusted to ensure the continuity of the DJUSRE. The divisor is now an arbitrary number that reflects adjustments over time resulting from spin-offs, rights offerings, stock splits, stock dividends and other corporate actions, as well as additions to and deletions from the DJUSRE. Accordingly, the divisor is no longer equal to the number of components in the DJUSRE. The current divisor of DJUSRE is published daily in the WSJ and other publications.

While S&P currently employs the above methodology to calculate the DJUSRE, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the performance of the DJUSRE.

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THE INVESCO S&P 500® EQUAL WEIGHT ETF

Description of The Invesco S&P 500® Equal Weight ETF

The shares of the Invesco S&P 500® Equal Weight ETF (the “RSP”) are issued by Invesco Exchange-Traded Fund Trust (the “Invesco Trust”), a registered investment company. The RSP seeks investment results that correspond generally to the performance, before fees and expenses, of the of the S&P 500® Equal Weight Index (the “SPXEW”). The SPXEW is an equal-weighted version of the SPX. The RSP is the successor to the investment performance of the Guggenheim S&P 500® Equal Weight ETF (the “Predecessor Fund”) as a result of the reorganization of the Predecessor Fund into the RSP, which was consummated after the close of business on April 6, 2018. The RSP trades on the NYSE Arca under the ticker symbol “RSP.”

Information provided to or filed with the SEC by the Invesco Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-102228 and 811-21265, respectively, through the SEC’s website at http://www.sec.gov.

Investment Approach

The RSP uses an “indexing” investment approach to seek to track the investment results, before fees and expenses, of the SPXEW. The RSP employs a “full replication” methodology in seeking to track the SPXEW, meaning that it generally invests in all of the securities comprising the SPXEW in proportion to their weightings in the SPXEW. The RSP will generally invest at least 90% of its total assets in the securities that comprise the SPXEW. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in those same weightings. In those circumstances, the RSP may purchase a sample of securities in the SPXEW. A “sampling” methodology means that Invesco uses quantitative analysis to select securities from the SPXEW universe to obtain a representative sample of securities that have, in the aggregate, investment characteristics similar to the SPXEW in terms of key risk factors, performance attributes and other characteristics. These include industry weightings, market capitalization, return variability, earnings valuation, yield and other financial characteristics of securities. When employing a sampling methodology, Invesco bases the quantity of holdings in the RSP on a number of factors, including asset size of the RSP, and generally expects the RSP to hold less than the total number of securities in the SPXEW.

The RSP’s return may not match the return of the SPXEW for a number of reasons. For example, the RSP incurs operating expenses not applicable to the SPXEW and incurs costs in buying and selling securities, especially when rebalancing the RSP’s securities holdings to reflect changes in the composition of the SPXEW. In addition, the performance of the RSP and the SPXEW may vary due to asset valuation differences and differences between the RSP’s portfolio and the SPXEW resulting from legal restrictions, cost or liquidity constraints.

The S&P 500® Equal Weight Index

The SPXEW is the equal weight version of the SPX. The composition of the SPXEW is the same as the SPX. Constituent changes are incorporated in the SPXEW as and when they are made in the SPX. When a company is added to the SPXEW in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a company is removed from the SPXEW at a price of $0.00. In that case, the company’s replacement is added to the SPXEW at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted company was not valued at $0.00.

The SPXEW is calculated and maintained in the same manner as the SPX, except that the constituents of the SPXEW are equally weighted. To calculate an equal-weighted index, the market capitalization for each stock used in the calculation of the index is redefined so that each index constituent has an equal weight in the index at each rebalancing date. In addition to being the product of the stock price, the stock’s shares outstanding and the stock’s investible weight factor (“IWF”), an additional weight factor (“AWF”) is also introduced in the market capitalization calculation to establish equal weighting. The AWF of a stock is the adjustment factor of that stock assigned at each index rebalancing date that makes all index constituents’ modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index.

Description of the S&P 500® Index

The SPX, which we also refer to in this description as the “index,” was first launched on March 4, 1957 based on an initial value of 10 from 1941-1943, and it is sponsored by S&P. The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the SPX with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. Although the SPX contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the SPX prior to July 31, 2017 may be represented by multiple share class lines in the SPX. The SPX is calculated, maintained and published

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by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-500 and spglobal.com.

S&P intends for the SPX to provide a performance benchmark for the large-cap U.S. domiciled equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the SPX that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $14.5 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); the float-adjusted liquidity ratio of annual dollar value traded divided by the float-adjusted market capitalization) should be greater than or equal to 0.75 at the time of the addition to the S&P 500® Index and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (current constituents have no minimum requirement), where the annual dollar value traded is calculated as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date (reduced to the available trading period for IPOs or spinoffs that do not have 365 calendar days of trading history); the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the SPX relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (for former SPACs, S&P considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in the S&P 500® Index; spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the SPX). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the SPX provided they meet the unadjusted company level market capitalization eligibility criteria for the SPX. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the SPX’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the SPX, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the SPX at the discretion of the Index Committee if the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the SPX as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from the SPX when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining SPX continuity.

For constituents included in the SPX prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the SPX, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the SPX while a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If an SPX constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the SPX at the discretion of the S&P Index Committee.

Calculation of the SPX

The SPX is calculated using a base-weighted aggregative methodology. This discussion describes the “price return” calculation of the SPX. The applicable pricing supplement will describe the calculation if the underlier for your securities

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is not the price return calculation. The value of the SPX on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the SPX times the number of shares of such stock included in the SPX, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the SPX.

The SPX is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the SPX reflects the total market value of all index stocks relative to the index’s base period of 1941-1943.

In addition, the SPX is float-adjusted, meaning that the share counts used in calculating the SPX reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in SPX calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Maintenance of the SPX

In order to keep the SPX comparable over time S&P engages in an index maintenance process. The SPX maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the SPX, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the SPX methodology, at least once within any 12 month period, the S&P Index Committee reviews the SPX methodology to ensure the SPX continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the SPX, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the SPX. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the SPX not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the SPX’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described

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below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(a)	at least $150 million, and

(b)	at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

•	be underwritten.

•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.

•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

Exception to the Accelerated Implementation Rule

For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g., due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P will provide two (2) business days’ notice for all non-U.S. domiciled stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all U.S. domiciled stocks.

IWF Updates

Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

For accelerated implementation of events of at least US $1 billion, any change in a company’s IWF will include the latest share and ownership information publicly available at the time of the announcement. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

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Share Updates

For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.

Exceptions:

Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.

Rebalancing Guidelines – Share/IWF Freeze

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September, and December) and ends after the market close on the third Friday of the rebalancing month. Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings), and the accelerated implementation rule is suspended. The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the SPX. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the SPX from changing as a result of the corporate action. This helps ensure that the movement of the SPX does not reflect the corporate actions of individual companies in the SPX.

Spin-Offs

As a general policy, a spin-off security is added to the SPX on the ex-date at a price of zero (with no divisor adjustment) and will remain in the SPX for at least one trading day. The spin-off security will remain in the SPX if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the SPX, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the SPX do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the SPX if the Index Committee determines it has a total market capitalization representative of the SPX. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the SPX but there are other constituent companies in the SPX that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the SPX.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion	Addition Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

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Deletion The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization
Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the SPX.

Recalculation Policy

S&P reserves the right to recalculate and republish the SPX at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the SPX is made at the discretion of the index manager and/or index committee, as further discussed below. The potential market impact or disruption resulting from a recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the SPX is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the SPX should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the SPX following specified guidelines. In the event that the SPX is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the SPX are calculated by S&P based on the closing price of the individual constituents of the SPX as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape.” The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spglobal.com indicating any changes to the prices used in SPX calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the SPX. Real-time indices are not restated.

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Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)	If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

(i)	If exchanges indicate that trading will not resume for a given day, the SPX level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday SPX values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

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THE INVESCO QQQ TRUSTSM, SERIES 1

Description of the Invesco QQQ TrustSM, Series 1

The Invesco QQQ TrustSM, Series 1 (the “Invesco QQQ Trust”) is a unit investment trust governed by a standard terms and conditions of trust between The Bank of New York Mellon, (the “Trustee”), and Nasdaq Global Funds, the predecessor sponsor to Invesco Capital Management LLC (the “Sponsor”). The Invesco QQQ Trust trades on The NASDAQ Stock Market under the ticker symbol “QQQ.”

Information filed by the Invesco QQQ Trust with the SEC pursuant to the Securities Act and the Investment Company Act can be located by reference to the SEC file numbers 333-61001 and 811-08947, respectively on the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The investment objective of the Invesco QQQ Trust is to provide investment results that generally correspond to the price and yield performance of the Nasdaq-100 Index® (the “NDX”). The NDX is a modified market capitalization-weighted index of 100 of the largest non-financial companies listed on The Nasdaq Stock Market based on market capitalization.

Investment Strategy

The Invesco QQQ Trust, which holds the Portfolio and cash, is not actively managed by traditional methods, which typically involve effecting changes in the Portfolio on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weights of the securities in the Invesco QQQ Trust (the “Securities”) and the stocks in the NDX, the Trustee adjusts the Securities from time to time to conform to periodic changes in the identity and/or relative weights of the Securities. The composition and weighting of the securities portion of a portfolio deposit are also adjusted to conform to changes in the NDX.

The Sponsor of the Invesco QQQ Trust makes available on each business day a list of the names and the required number of shares for each of the securities in the current portfolio deposit as well as the income net of expense amount effective through and including the previous business day per outstanding Invesco QQQ Shares. The Sponsor may choose within its discretion to make available, frequently throughout each business day, a number representing, on a per Invesco QQQ Shares basis, the sum of the income net of expense amount effective through and including the previous business day plus the current value of the securities portion of a portfolio deposit as in effect on such day (which value will occasionally include a cash-in-lieu amount to compensate for the omission of a particular index security from such portfolio deposit). The Nasdaq Stock Market calculates the NDX intra-day once per second on every business day in which The Nasdaq Stock Market is open for trading. If the Sponsor elects to make such information available, it would be calculated based upon the best information available to the Sponsor and may be calculated by other persons designated to do so by the Sponsor. If the Sponsor elects to make such information available, the inability of the Sponsor or its designee to provide such information for any period of time will not in itself result in a halt in the trading of Invesco QQQ Shares on Nasdaq. If such information is made available, investors interested in creating Invesco QQQ Shares or purchasing Invesco QQQ Shares in the secondary market should not rely solely on such information in making investment decisions but should also consider other market information and relevant economic and other factors.

Correlation

The NDX is a theoretical financial calculation, while the QQQ is an actual investment portfolio. While the QQQ seeks to track the performance of the NDX (i.e., achieve a high degree of correlation with the NDX), the QQQ’s return may not match the return of the NDX due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Nasdaq-100 Index®

The NDX is a modified market capitalization-weighted index of 100 of the largest non-financial companies listed on The Nasdaq Stock Market based on market capitalization. It does not contain securities of financial companies (based on the Financials industry classification according to the Industry Classification Benchmark). The NDX, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. Current information regarding the market value of the NDX is available from Nasdaq, Inc. (“Nasdaq”) as well as numerous market information services. The NDX is reported by Bloomberg under the ticker symbol “NDX.”

The share weights of the component securities of the NDX at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NDX is directly proportional to the value of its share weight.

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Calculation of the NDX

At any moment in time, the level of the NDX equals the aggregate value of the then-current share weights of each of the component securities, which are based on the total shares outstanding of each such component security, multiplied by each such security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported level of the NDX. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude, which is more desirable for reporting purposes.

Underlying Stock Eligibility Criteria and Annual Ranking Review

Initial Eligibility Criteria

To be eligible for initial inclusion in the NDX, a security must be listed on The Nasdaq Stock Market and meet the following criteria:

•	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must generally be a common stock, ordinary share, American Depositary Receipt, tracking stock, shares of beneficial interest, or limited partnership interests;

•	the security must have a three-month average daily trading volume of at least 200,000 shares;

•	if the security is issued by an issuer organized under the laws of a jurisdiction outside the United States, it must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	the issuer of the security must have “seasoned” on an eligible exchange, which includes the Nasdaq Stock Market (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American or CBOE BZX Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months, excluding the first month of initial listing. Eligibility is determined as of the constituent selection reference date, and includes that month. A security that was added to the index as the result of a spin-off event will be exempt from the seasoning requirement.

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the NDX the following criteria apply:

•	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares in the previous three-month trading period as measured annually during the ranking review process described below;

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States, as measured annually during the ranking review process;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement that would likely result in the security no longer being eligible;

•	the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event that a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month; and

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•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

These eligibility criteria may be revised from time to time by Nasdaq without regard to the Notes.

Annual Ranking Review

The component securities are evaluated on an annual basis (the “Ranking Review”), except under extraordinary circumstances, which may result in an interim evaluation, as follows. Issuers that meet the applicable eligibility criteria are ranked by market value. The top 75 ranked issuers will be selected for inclusion. Any other issuers that were already members of the NDX and are ranked within the top 100 are also selected for inclusion. In the event that fewer than 100 issuers pass the first two criteria, the remaining positions will first be filled, in rank order, by issuers currently in the index ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement- or spin-off-issuers added since the previous reconstitution. In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the NDX. The data used in the ranking includes end of October market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the Ranking Review, a component security is determined by Nasdaq to become ineligible for continued inclusion in the NDX, the security will be replaced with the largest market capitalization security, as of the prior month end, meeting the eligibility criteria listed above and not currently included in the NDX.

Index Maintenance

In addition to the Ranking Review, the securities in the NDX are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from corporate events, such as stock dividends, stock splits and certain spin-offs and rights issuances. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 10%, that change will be made to the NDX as soon as practical, normally within ten days of such corporate action. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.

In either case, the share weights for those component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in those securities. Ordinarily, whenever there is a change in the share weights, a change in a component security, or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NDX that might otherwise be caused by any of those changes. All changes will be announced in advance.

Index Rebalancing

Under the methodology employed, on a quarterly basis coinciding with Nasdaq’s quarterly scheduled weight adjustment procedures, the component securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NDX (i.e., as a 100-stock index, the average percentage weight in the NDX is 1%).

This quarterly examination will result in an index rebalancing if it is determined that: (1) the current weight of the single largest market capitalization component security is greater than 24% or (2) the “collective weight” of those component securities, the individual current weights of which are in excess of 4.5%, when added together, exceed 48%. In addition, Nasdaq may conduct a special rebalancing at any time if it is determined to be necessary to maintain the integrity of the NDX.

If either one or both of these weight distribution requirements are met upon quarterly review, or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed. First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24%, then the weights of all Large Stocks will be scaled down proportionately towards 1% by enough amount for the adjusted weight of the single largest component security to be set to 20%. Second, relating to weight distribution requirement (2) above, for those component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48%, then the weights of all Large Stocks will be scaled down proportionately towards 1% by just enough amount for the “collective weight,” so adjusted, to be set to 40%.

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THE SPDR® DOW JONES® INDUSTRIAL AVERAGESM ETF TRUST

Description of the SPDR® Dow Jones® Industrial AverageSM ETF Trust

The SPDR® Dow Jones® Industrial AverageSM ETF Trust (the “DIA”) is a unit investment trust that trades on the NYSE Arca under the ticker symbol “DIA.”

The DIA is a unit investment trust created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the component common stocks, in substantially the same weighting, which comprise the Dow Jones Industrial Average ( the “INDU”). Each unit of fractional undivided interest in the DIA is referred to as a “Trust Unit” or a “Unit.” Individual Units trade on the NYSE Arca like any other equity security. The DIA commenced operations on January 14, 1998 upon the initial issuance of 500,000 Units in exchange for a portfolio of securities assembled to reflect the intended portfolio composition of the DIA. Trust Units represent an undivided ownership interest in common stocks that are actually held by the DIA and make up the trust’s portfolio of the DIA.

Information provided to or filed with the SEC by the DIA pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-31247 and 811-09170, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The DIA seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the INDU. The INDU measures the performance of the companies in nine economic sectors, including consumer discretionary, consumer staples, communication services, energy, financials, health care, industrials, information technology and materials.

Investment Strategy

The DIA seeks to achieve its investment objective by holding a portfolio of the common stocks that are included in the INDU, with the weight of each stock in the portfolio substantially corresponding to the weight of such stock in the INDU. At any time, the portfolio will consist of as many of the common stocks that are included in the INDU, as determined by the index provider, S&P as is practicable. To maintain the correspondence between the composition and weightings of portfolio securities and index securities, State Street Global Advisors Trust Company, the trustee of the DIA or its parent company, State Street Bank and Trust Company, adjusts the composition of the portfolio from time to time to conform to periodic changes made by S&P to the composition and/or weighting structure of index securities in the INDU. The DIA is not actively managed. Rather, the DIA attempts to track the performance of an unmanaged index of securities. This differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the DIA will hold constituent securities of the INDU regardless of the current or projected performance of a specific security or a particular industry or market sector. Maintaining investments in securities regardless of market conditions or the performance of individual securities could cause the DIA’s return to be lower than if the DIA employed an active strategy.

Correlation

The DIA is a theoretical financial calculation, while the INDU is an actual investment portfolio. While the DIA seeks to track the performance of the INDU (i.e., achieve a high degree of correlation with the INDU), the DIA’s return may not match the return of the INDU due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Dow Jones Industrial Average®

The INDU is a price-weighted index of 30 blue-chip companies, which covers all industries except transportation and utilities.

According to S&P Dow Jones Indices LLC (“S&P”), the composition of the INDU is determined by the Averages Committee, which is composed of two representatives of The Wall Street Journal (the “WSJ”) and three representatives of S&P. There are no pre-determined criteria for selection of a component stock, except that the INDU is designed to measure the performance of some of the largest U.S. companies and provide suitable sector representation with the exception of the transportation industry group and utilities sector which are covered by other Dow Jones indices. While stock selection is not governed by quantitative rules, a stock typically is added to the index only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Maintaining adequate sector representation within the index is also a consideration in the selection process. The inclusion of any particular company in the INDU does not constitute a prediction as to the company’s future results of operations or stock market performance. For the sake of continuity, changes to the composition of the INDU are made on an as-needed basis, and typically occur following corporate actions or market developments. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

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Computation of the INDU

The INDU is a price-weighted index rather than a market capitalization-weighted index. In essence, the INDU consists of one share of each of the 30 stocks included in the INDU. Thus, the weightings of the components of the INDU are affected only by changes in their prices, while the weightings of stocks in other indices are affected by price changes and changes in shares outstanding.

The INDU is calculated by adding up the prices of the 30 constituent stocks and dividing the total by a divisor. The divisor is adjusted to ensure the continuity of the INDU. The divisor is now an arbitrary number that reflects adjustments over time resulting from spin-offs, rights offerings, stock splits, stock dividends and other corporate actions, as well as additions to and deletions from the INDU. Accordingly, the divisor is no longer equal to the number of components in the INDU. The current divisor of INDU is published daily in the WSJ and other publications.

While S&P currently employs the above methodology to calculate the INDU, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the performance of the INDU.

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THE SPDR® S&P 500® ETF TRUST

Description of the SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust (the “SPY”) is an investment company registered under the Investment Company Act. The trustee of the SPY is State Street Bank and Trust Company (“SSBTC”), and the sponsor of the SPY is PDR Services, LLC (wholly owned by NYSE Euronext). The SPY is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “SPY.”

Information provided to or filed with the SEC by the SPY pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The SPY’s objective is to provide investment results that, before expenses, generally correspond to the price and yield performance of the SPX. The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The returns of the SPY may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy

At any time, the portfolio of SPY will consist of as many of the index securities in the SPX as is practicable. To maintain the correspondence between the composition and weightings of portfolio securities and index securities, the SSBTC or its parent company adjusts the portfolio from time to time to conform to periodic changes made by SPX to the identity and/or relative weightings of index securities in the SPX. The SSBTC or its parent company aggregates certain of these adjustments and makes changes to the portfolio at least monthly, or more frequently in the case of significant changes to the SPX. The SPY is not actively managed. Rather, the SPY attempts to track the performance of an unmanaged index of securities. This differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the SPY will hold constituent securities of the SPX regardless of the current or projected performance of a specific security or a particular industry or market sector. Maintaining investments in securities regardless of market conditions or the performance of individual securities could cause the SPY’s return to be lower than if the SPY employed an active strategy.

Correlation

While the SPY is intended to track the performance of the SPX as closely as possible (i.e., to achieve a high degree of correlation with the SPX), the SPY’s return may not match or achieve a high degree of correlation with the return of the SPX due to expenses and transaction costs incurred in adjusting the portfolio. In addition, it is possible that the SPX may not always fully replicate the performance of the SPX due to the unavailability of certain index securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

Description of the S&P 500® Index

The SPX, which we also refer to in this description as the “index,” was first launched on March 4, 1957 based on an initial value of 10 from 1941-1943, and it is sponsored by S&P. The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the SPX with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. Although the SPX contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the SPX prior to July 31, 2017 may be represented by multiple share class lines in the SPX. The SPX is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-500 and spglobal.com.

S&P intends for the SPX

to provide a performance benchmark for the large-cap U.S. domiciled equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the SPX that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $14.5 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); the float-adjusted liquidity ratio of annual dollar value traded divided by the float-adjusted market capitalization) should be greater than or equal to 0.75 at the time of the addition to the S&P 500® Index and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (current constituents have no minimum requirement), where the annual dollar value traded is calculated as the average

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closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date (reduced to the available trading period for IPOs or spinoffs that do not have 365 calendar days of trading history); the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the SPX relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (for former SPACs, S&P considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in the S&P 500® Index; spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the SPX). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the SPX provided they meet the unadjusted company level market capitalization eligibility criteria for the SPX. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the SPX’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the SPX, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the SPX at the discretion of the Index Committee if the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the SPX as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from the SPX when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining SPX continuity.

For constituents included in the SPX prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the SPX, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the SPX while a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If an SPX constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the SPX at the discretion of the S&P Index Committee.

Calculation of the SPX

The SPX is calculated using a base-weighted aggregative methodology. This discussion describes the “price return” calculation of the SPX. The applicable pricing supplement will describe the calculation if the underlier for your securities is not the price return calculation. The value of the SPX on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the SPX times the number of shares of such stock included in the SPX, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the SPX.

The SPX is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the SPX reflects the total market value of all index stocks relative to the index’s base period of 1941-1943.

In addition, the SPX is float-adjusted, meaning that the share counts used in calculating the SPX reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the

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following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in SPX calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Maintenance of the SPX

In order to keep the SPX comparable over time S&P engages in an index maintenance process. The SPX maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the SPX, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the SPX methodology, at least once within any 12 month period, the S&P Index Committee reviews the SPX methodology to ensure the SPX continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the SPX, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the SPX. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the SPX not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the SPX’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(a)	at least $150 million, and

(b)	at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

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•	be underwritten.

•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.

•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

Exception to the Accelerated Implementation Rule

For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g., due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P will provide two (2) business days’ notice for all non-U.S. domiciled stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all U.S. domiciled stocks.

IWF Updates

Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

For accelerated implementation of events of at least US $1 billion, any change in a company’s IWF will include the latest share and ownership information publicly available at the time of the announcement. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Share Updates

For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.

Exceptions:

Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.

Rebalancing Guidelines – Share/IWF Freeze

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the

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reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September, and December) and ends after the market close on the third Friday of the rebalancing month. Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings), and the accelerated implementation rule is suspended. The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the SPX. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the SPX from changing as a result of the corporate action. This helps ensure that the movement of the SPX does not reflect the corporate actions of individual companies in the SPX.

Spin-Offs

As a general policy, a spin-off security is added to the SPX on the ex-date at a price of zero (with no divisor adjustment) and will remain in the SPX for at least one trading day. The spin-off security will remain in the SPX if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the SPX, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the SPX do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the SPX if the Index Committee determines it has a total market capitalization representative of the SPX. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the SPX but there are other constituent companies in the SPX that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the SPX.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.

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Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the SPX.

Recalculation Policy

S&P reserves the right to recalculate and republish the SPX at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the SPX is made at the discretion of the index manager and/or index committee, as further discussed below. The potential market impact or disruption resulting from a recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the SPX is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the SPX should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the SPX following specified guidelines. In the event that the SPX is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the SPX are calculated by S&P based on the closing price of the individual constituents of the SPX as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape.” The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spglobal.com indicating any changes to the prices used in SPX calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the SPX. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

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3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)	If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

(i)	If exchanges indicate that trading will not resume for a given day, the SPX level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday SPX values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

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THE SPDR® S&P® BANK ETF

Description of the SPDR® S&P® Bank ETF

The shares of the SPDR® S&P® Bank ETF (the “KBE”) are issued by the SPDR® Series Trust, a registered investment company. SSGA currently serves as the investment advisor to the KBE. The KBE trades on the NYSE Arca under the ticker symbol “KBE.”

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The KBE seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Banks Select Industry Index ( the “SPSIBK”). The SPSIBK represents the banks segment of the S&P Total Market Index (the “S&P TMI”). The banks segment of the S&P TMI comprises the following sub-industries: asset management & custody banks, diversified banks, regional banks, diversified financial services and commercial & residential mortgage finance. The returns of the KBE may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy

The KBE employs a sampling strategy to achieve its investment objective, which means that the KBE is not required to purchase all of the securities represented in the SPSIBK. Instead, the KBE may purchase a subset of the securities in the SPSIBK in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the SPSIBK. The quantity of holdings in the KBE will be based on a number of factors, including asset size of the KBE. Based on its analysis of these factors, SSGA, either may invest the KBE’s assets in a subset of securities in the SPSIBK or may invest the KBE’s assets in substantially all of the securities represented in the SPSIBK in approximately the same proportions as the SPSIBK, as determined by SSGA to be in the best interest of the KBE in pursuing its objective.

Under normal market conditions, the KBE generally invests substantially all, but at least 80%, of its total assets in the securities comprising the SPSIBK. In addition, in seeking to track the SPSIBK, the KBE may invest in equity securities that are not included in the SPSIBK, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA). In seeking to track the SPSIBK, the KBE’s assets will generally be concentrated in an industry or group of industries to the extent that the SPSIBK concentrates in a particular industry or group of industries. Futures contracts (a type of derivative instrument) may be used by the KBE in seeking performance that corresponds to the SPSIBK and in managing cash flows.

Correlation

The KBE is a theoretical financial calculation, while the SPSIBK is an actual investment portfolio. While the KBE seeks to track the performance of the SPSIBK (i.e., achieve a high degree of correlation with the SPSIBK), the KBE’s return may not match the return of the SPSIBK due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the S&P Banks Select Industry Index

The SPSIBK is one of twenty-one of the S&P Select Industry Indices (the “Select Industry Indices”), each designed to measure the performance of a narrow sub-industry or group of sub-industries determined based on the GICS. Membership in the Select Industry Indices is based on the GICS classification, as well as liquidity and market cap requirements. Companies in the Select Industry Indices are classified according to GICS which determines classifications primarily based on revenues; however, earnings and market perception are also considered.

The SPSIBK consists of the S&P TMI constituents belonging to the asset management & custody banks, diversified banks, regional banks, diversified financial services and commercial & residential mortgage finance sub-industries that satisfy the following criteria: (i) have a float-adjusted market capitalization above $2 billion with a float-adjusted liquidity ratio (defined by dollar value traded over the previous 12 months divided by the float-adjusted market capitalization as of the index rebalancing reference date) above 100%; and (ii) are U.S. based companies. To evaluate liquidity, the dollar value traded for initial public offerings or spin-offs that do not have 12 months of trading history is annualized. The market capitalization threshold may be relaxed to ensure that there are at least 22 stocks in the SPSIBK as of the rebalancing effective date. Existing SPSIBK constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below $1 billion or their float-adjusted liquidity ratio falls below 50%. The market capitalization threshold and the liquidity threshold are each reviewed from time to time based on market conditions. The SPSIBK rebalances and reconstitutes quarterly on the third Friday of the quarter ending month. The reference date for additions and deletions is after the close of the last trading date of the previous month. The S&P TMI tracks all eligible U.S. common equities listed on the NYSE, NYSE Arca, NYSE American, NASDAQ Global Select

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Market, NASDAQ Select Market, Investors Exchange (IEX), NASDAQ Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, or Cboe EDGX exchanges. The SPSIBK is modified equal weighted.

The SPSIBK represents the banks segment of the S&P TMI, which is designed to track the broad U.S. equity market. The banks segment of the S&P TMI comprises the following GICS sub-industries: asset management & custody banks, diversified banks, regional banks, other diversified financial services, and thrifts & mortgage finance. The SPSIBK is part of the S&P Select Industry Indices family. For more information about the S&P Select Industry Indices, please see “The S&P Select Industry Indices” below.

The S&P Select Industry Indices

Eligibility Criteria

Index Eligibility. To be eligible for inclusion in the applicable Select Industry Index, companies must be in the S&P TMI and must be included in the relevant GICS industry. In addition to the above, companies must satisfy one of the following size and liquidity criteria:

1.	Be a current constituent, have an float-adjusted market capitalization greater than or equal to US$300 million, and have an float-adjusted liquidity ratio greater than or equal to 50%;

2.	Have a float-adjusted market capitalization greater than or equal to US$500 million and an float-adjusted liquidity ratio greater than or equal to 90%;

3.	Have a float-adjusted market capitalization greater than or equal to US$400 million and an float-adjusted liquidity ratio greater than or equal to 150%; or

4.	Some of the S&P Select Industry Indices have different market capitalization and float-adjusted liquidity ratio requirements. Bank Select Industry Indices have a float-adjusted market cap above US $2 billion and float-adjusted liquidity ratio above 100%.

All U.S. companies satisfying these requirements are included in the underlying index. The total number of companies in the underlying index should be at least 35. In the event that fewer than 35 stocks are selected for each index using the eligible primary stocks, certain indices will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks). Supplementary stocks are selected by the following process:

1.	All eligible primary stocks are added to the index.

2.	If there are 35 or more eligible primary stocks, then any supplementary stocks currently in the index are deleted.

3.	If after step 1 there are less than 35 eligible primary stocks, then supplementary stocks meeting the relevant market capitalization and liquidity thresholds are added in order of their float-adjusted market capitalization from largest to smallest until the minimum constituent count of 35 stocks is met.

4.	A buffer is applied in step 3 such that a supplementary stock being added must have an float-adjusted market capitalization greater than 1.2 times (or 20% higher than) the supplementary stock it is replacing. This buffer is evaluated on each supplementary stock addition relative to the current supplementary stock it is replacing. For example, the largest non-index supplementary stock by float-adjusted market capitalization is evaluated against the smallest supplementary index constituent, the second largest non-index supplementary stock is evaluated against the second smallest supplementary index constituent, etc. This process is repeated until no supplementary additions exceed the buffer.

Additionally, minimum float-adjusted market capitalization requirements may be relaxed for all indices to ensure that there are at least 22 stocks in each index as of each rebalancing effective date.

Liquidity. A float-adjusted liquidity ratio (FALR), defined as the annual dollar value traded divided by the FMC, is used to measure liquidity. Using composite pricing and consolidated volume (excluding dark pools) across all venues (including historical values), annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for stocks that do not have 365 calendar days of trading history. In these cases, the dollar value traded available as of the evaluation date is annualized.

•	Liquidity requirements are reviewed during the quarterly rebalancings;

•	The price, shares outstanding, and investible weight factor (IWF);

•	FALR requirements are outlined in the Index Eligibility section above.

Takeover Restrictions. At the discretion of S&P, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in the index. Ownership restrictions preventing entities from

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replicating the index weight of a stock may be excluded from the eligible universe or removed from the index. S&P Dow Jones Indices will provide up to five days advance notification of a deletion between rebalancings due to ownership restrictions.

Index Maintenance

Rebalancing. Index membership is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights.

Additions. Stocks are added between rebalancings only if a deletion in the index causes the stock count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. The new stock will be added to the index at the weight of the deleted stock. In the case of spin-offs, the S&P Select Industry Indices will follow the S&P TMI’s treatment of the action.

Deletions. A stock is deleted from an S&P Select Industry Index if the S&P TMI drops the stock. If a stock deletion causes the number of stocks in the relevant index to fall below 22, each stock deletion is accompanied with a corresponding stock addition. In the case of mergers involving two index constituents, the merged entity remains in the index provided it satisfies the eligibility criteria. If the merged entity qualifies for index inclusion, the stock deemed the target is dropped, the index shares for the acquirer will remain unchanged, and the weightings of the remaining constituents adjust proportionally.

In case of GICS changes, where a stock does not belong to a qualifying sub-industry after the classification change, it is removed from the relevant index at the next rebalancing.

Corporate Actions

The indices follow the corporate actions treatment for equal weighted indices. The indices follow the S&P TMI treatment of spin-offs. In general, both the parent and spin-off company remain in the index until the subsequent rebalancing. The spin-off company is added to the index at a zero price at the close of the day before the ex-date. No price adjustment is applied to the parent and there is no divisor change. If the spin-off company is dropped from S&P TMI the weight of the spun-off company is added back to the parent stock’s weight after at least one day of trading.

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THE SPDR® S&P® REGIONAL BANKING ETF

Description of the SPDR® S&P® Regional Banking ETF

The shares of the SPDR® S&P® Regional Banking ETF (the “KRE”) are issued by the SPDR® Series Trust, a registered investment company. SSGA currently serves as the investment advisor to the KBE. The KBE trades on the NYSE Arca under the ticker symbol “KRE.”

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The KRE seeks to provide investment results that correspond generally to the total return performance, before fees and expenses, of the S&P Regional Banks Select Industry Index (the “SPSIRBK”). The SPSIRBK represents the regional banks segment of the S&P TMI. The returns of the KRE may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy

The KRE uses a sampling strategy to try to achieve its investment objective, which means that the KRE is not required to purchase all of the securities represented in the SPSIRBK. Instead, the KRE may purchase a subset of the securities in the index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the index. Under normal market conditions, the KRE generally invests substantially all, but at least 80%, of its total assets in the securities comprising the SPSIRBK. In addition, the KRE may invest in equity securities not included in the SPSIRBK, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by the KRE’s investment adviser).

In certain situations or market conditions, the KRE may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the KRE’s investment objective and is in the best interest of the KRE. For example, the KRE may make larger than normal investments in derivatives to maintain exposure to the index if it is unable to invest directly in a component security. The board may change the KRE’s investment strategy, index and other policies without shareholder approval. The board may also change the KRE’s investment objective without shareholder approval. Notwithstanding the KRE’s investment objective, the return on your securities will not reflect any dividends paid on the KRE shares, on the securities purchased by the KRE or on the securities that comprise the SPSIRBK.

Correlation

The KRE is a theoretical financial calculation, while the SPSIRBK is an actual investment portfolio. While the KRE seeks to track the performance of the SPSIRBK (i.e., achieve a high degree of correlation with the SPSIRBK), the KRE’s return may not match the return of the SPSIRBK due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

The S&P Regional Banks Select Industry Index

The SPSIRBK represents the regional banks segment of the S&P TMI, which is designed to track the broad U.S. equity market. The regional banks segment of the S&P TMI comprises the regional banks sub-industry. The SPSIRBK is part of the S&P Select Industry Indices family. For more information about the S&P Select Industry Indices, please see “The S&P Select Industry Indices” above.

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THE SPDR® S&P MIDCAP 400® ETF TRUST

Description of the SPDR® S&P Midcap 400® ETF Trust

The SPDR® S&P Midcap 400® ETF Trust (“MDY”) is a unit investment trust which investments are adjusted by the trustee, The Bank of New York Mellon. The sponsor of MDY is PDR Services, LLC. Units of MDY trade on the NYSE Arca under the ticker symbol “MDY.”

Information provided to or filed with the SEC by the MDY pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-89088 and 811-08972, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The MDY seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400® Index (the “MID”). The MID includes a representative sample of 400 mid-sized companies in various industries of the U.S. economy.

Investment Strategy

The MDY seeks to achieve its investment objective by holding a portfolio of the common stocks that are included in the MID, with the weight of each stock in the Portfolio substantially corresponding to the weight of such stock in the MID. At any time, the portfolio will consist of as many of the index securities as is practicable. To maintain the correspondence between the composition and weightings of portfolio securities and index securities, the trustee adjusts the portfolio from time to time to conform to periodic changes made by S&P to the identity and/or relative weightings of index securities in the index. The trustee aggregates certain of these adjustments and makes changes to the portfolio at least monthly, or more frequently in the case of significant changes to the index. Although the MDY may fail to own certain index securities at any particular time, the MDY generally will be substantially invested in index securities, which should result in a close correspondence between the performance of the index and the performance of the MDY. The MDY does not hold or trade futures or swaps and is not a commodity pool.

The MDY is not actively managed. Rather, the MDY attempts to track the performance of an unmanaged index of securities. This differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the MDY will hold constituent securities of the MID regardless of the current or projected performance of a specific security or a particular industry or market sector. Maintaining investments in securities regardless of market conditions or the performance of individual securities could cause the MDY’s return to be lower than if the MDY employed an active strategy.

Correlation

While the MDY is intended to track the performance of the MID as closely as possible (i.e., to achieve a high degree of correlation with the MID), the MDY’s return may not match or achieve a high degree of correlation with the return of the MID due to expenses and transaction costs incurred in adjusting the Portfolio. In addition, it is possible that the MDY may not always fully replicate the performance of the MID due to the unavailability of certain MID Securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

Description of the S&P MidCap 400® Index

The MID, which we also refer to herein as the “index,” has a launch date of June 19, 1991, with a base value of 100 as of its base date, June 28, 1991, and it is sponsored by S&P. The MID includes a representative sample of 400 mid-sized companies in various industries of the U.S. economy. S&P chooses companies for inclusion in the MID with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of mid-size companies in the U.S. equity market. Although the MID contains 400 constituent companies, at any one time it may contain greater than 400 constituent trading lines since some companies included in the MID prior to July 31, 2017 may be represented by multiple share class lines in the MID. The MID is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-400 and spglobal.com.

The MID is intended to reflect the risk and return characteristics of the broader universe of mid-sized firms in the U.S. equity markets. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Constituent changes are generally announced one to five business days prior to the change. Relevant criteria for additions to the MID that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of between $5.2 billion and $14.5 billion and a security level float-adjusted market capitalization of at least 50% of such threshold (but the constituents are not the 400 largest companies in the NYSE in that range and not all 400 companies are listed on such exchange; for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price

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over the period multiplied by historical volume) in the proposed constituent to float-adjusted market capitalization of that company should be at least 0.75 and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX (each, an “eligible exchange”)), the proposed constituent has an investable weight factor (“IWF”) of 10% or more, the inclusion of the company will contribute to sector balance in the MID relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter; and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the MID). In addition, constituents of the S&P 500® Index and the S&P SmallCap 600® Index can be added to the MID provided they meet the unadjusted company level market capitalization eligibility criteria for the MID. Migrations from the S&P 500® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the MID’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500® Index, the MID and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500® Index, the MID or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the MID at the discretion of the Index Committee if the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the MID as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs) OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (“ADRs”). Stocks are deleted from the MID when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining MID continuity.

For constituents included in the MID prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the MID, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the MID while a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the MID. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the MID prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the MID. If an MID constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the MID at the discretion of the S&P Index Committee.

Calculation of the MID

The MID is calculated using a base-weighted aggregative methodology. This discussion describes the “price return” calculation of the MID. The applicable pricing supplement will describe the calculation if the underlier for your securities is not the price return calculation. The value of the MID on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the MID times the number of shares of such stock included in the MID, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the MID.

The MID is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the MID reflects the total market value of all index stocks relative to the MID’s base date of June 28, 1991.

In addition, the MID is float-adjusted, meaning that the share counts used in calculating the MID reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly

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traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in MID calculations.

The exclusion is accomplished by calculating an “IWF” for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Maintenance of the MID

In order to keep the MID comparable over time S&P engages in an index maintenance process. The MID maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the MID, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the index methodology, at least once within any 12 month period, the S&P Index Committee reviews the index methodology to ensure the MID continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included or potentially included the MID, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the MID. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the MID not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the MID’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(a)	at least $150 million, and

(b)	at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

•	be underwritten.

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•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.

•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

Exception to the Accelerated Implementation Rule

For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g., due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P will provide two (2) business days’ notice for all non-U.S. domiciled stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all U.S. domiciled stocks.

IWF Updates

Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

For accelerated implementation of events of at least US $1 billion, any change in a company’s IWF will include the latest share and ownership information publicly available at the time of the announcement. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Share Updates

For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.

Exceptions:

Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.

Rebalancing Guidelines – Share/IWF Freeze

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any

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changes that result from the accelerated implementation rules. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e. March, June, September, and December) and ends after the market close on the third Friday of the rebalancing month.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings), and the accelerated implementation rule is suspended. The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the MID. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the MID from changing as a result of the corporate action. This helps ensure that the movement of the MID does not reflect the corporate actions of individual companies in the MID.

Spin-Offs

As a general policy, a spin-off security is added to the MID on the ex-date at a price of zero (with no divisor adjustment) and will remain in the MID for at least one trading day. The spin-off security will remain in the MID if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the MID, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the MID do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the MID if the Index Committee determines it has a total market capitalization representative of the MID. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the MID but there are other constituent companies in the MID that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the MID.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.

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Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the S&P 500® Index, the MID or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the MID.

Recalculation Policy

S&P reserves the right to recalculate and republish the MID at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the MID is made at the discretion of the index manager and/or index committee, as further discussed below. The potential market impact or disruption resulting from a recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate event, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the MID is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the MID should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the MID following specified guidelines. In the event that the MID is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the MID are calculated by S&P based on the closing price of the individual constituents of the MID as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Prices used for the calculation of real time index values are based on the “Consolidated Tape.” The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spglobal.com indicating any changes to the prices used in MID calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the MID. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

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NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)	If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

(i)	If exchanges indicate that trading will not resume for a given day, the MID level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday MID values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

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THE SPDR® S&P® BIOTECH ETF

Description of the SPDR® S&P® Biotech ETF

The shares of the SPDR® S&P® Biotech ETF (the “XBI”) are issued by the SPDR® Series Trust, a registered investment company. SSGA currently serves as the investment advisor to the XBI. The XBI is an exchange traded fund that trades on NYSE Arca under the ticker symbol “XBI.”

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The XBI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Biotechnology Select Industry Index (the “SPSIBI”). The SPSIBI represents the biotechnology sub-industry portion of the S&P TMI, an index that measures the performance of the U.S. equity market. The XBI is composed of companies that are in the biotechnology sector. The returns of the XBI may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy

The XBI employs a sampling strategy to achieve its investment objective, which means that the XBI is not required to purchase all of the securities represented in the SPSIBI. Instead, the XBI may purchase a subset of the securities in the SPSIBI in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the SPSIBI. The quantity of holdings in the XBI will be based on a number of factors, including asset size of the XBI. Based on its analysis of these factors, SSGA, the investment adviser to the XBI, either may invest the XBI’s assets in a subset of securities in the SPSIBI or may invest the XBI’s assets in substantially all of the securities represented in the SPSIBI in approximately the same proportions as the SPSIBI, as determined by the Adviser to be in the best interest of the XBI in pursuing its objective.

Under normal market conditions, the XBI generally invests substantially all, but at least 80%, of its total assets in the securities comprising the SPSIBI. In addition, in seeking to track the SPSIBI, the XBI may invest in equity securities that are not included in the SPSIBI, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by the Adviser). In seeking to track the SPSIBI, the Fund’s assets will generally be concentrated in an industry or group of industries to the extent that the SPSIBI concentrates in a particular industry or group of industries. Futures contracts (a type of derivative instrument) may be used by the Fund in seeking performance that corresponds to the SPSIBI and in managing cash flows.

Correlation

The XBI is a theoretical financial calculation, while the SPSIBI is an actual investment portfolio. While the XBI seeks to track the performance of the SPSIBI (i.e., achieve a high degree of correlation with the SPSIRBK), the XBI ‘s return may not match the return of the SPSIBI due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

The S&P Biotechnology Select Industry Index

The SPSIBI represents the biotechnology segment of the S&P TMI, which is designed to track the broad U.S. equity market. The biotechnology segment of the S&P TMI comprises the Biotechnology sub-industry. The SPSIBI is part of the S&P Select Industry Indices family. For more information about the S&P Select Industry Indices, please see “The S&P Select Industry Indices” above.

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THE SPDR® S&P® OIL & GAS EXPLORATION & PRODUCTION ETF

Description of the SPDR® S&P® Oil & Gas Exploration & Production ETF

The shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP”) are issued by the SPDR® Series Trust, a registered investment company. SSFM currently serves as the investment advisor to the XOP. The XOP trades on the NYSE Arca under the ticker symbol “XOP.”

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The XOP seeks investment results that, before fees and expenses, correspond generally to the total return performance of the S&P Oil & Gas Exploration & Production Select Industry Index (the “SPSIOP”). The SPSIOP represents the oil and gas exploration and production segment of the S&P TMI, an index that measures the performance of the U.S. equity market. The returns of the XOP may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy

The XOP employs a sampling strategy to achieve its investment objective, which means that the XOP is not required to purchase all of the securities represented in the SPSIOP. Instead, the XOP may purchase a subset of the securities in the SPSIOP in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the SPSIOP. The quantity of holdings in the XOP will be based on a number of factors, including asset size of the XOP. Based on its analysis of these factors, SSFM, the investment adviser to the XOP, either may invest the XOP’s assets in a subset of securities in the SPSIOP or may invest the XOP’s assets in substantially all of the securities represented in the SPSIOP in approximately the same proportions as the SPSIOP, as determined by SSFM to be in the best interest of the XOP in pursuing its objective. The XOP is classified as “diversified” under the Investment Company Act; however, the XOP may become “non-diversified” solely as a result of tracking the SPSIOP (e.g., changes in weightings of one or more component securities). When the XOP is non-diversified, it may invest a relatively high percentage of its assets in a limited number of issuers.

Under normal market conditions, the XOP generally invests substantially all, but at least 80%, of its total assets in the securities comprising the SPSIOP. In addition, in seeking to track the SPSIOP, the XOP may invest in equity securities that are not included in the SPSIOP, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by the Adviser). In seeking to track the SPSIOP, the XOP’s assets will generally be concentrated in an industry or group of industries to the extent that the SPSIOP concentrates in a particular industry or group of industries. Futures contracts (a type of derivative instrument) may be used by the XOP in seeking performance the corresponds to the SPSIOP and in managing cash flows.

Correlation

The XOP is a theoretical financial calculation, while the SPSIOP is an actual investment portfolio. While the XOP seeks to track the performance of the SPSIOP (i.e., achieve a high degree of correlation with the SPSIRBK), the XOP’s return may not match the return of the SPSIOP due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

The S&P Oil & Gas Exploration & Production Select Industry Index

The SPSIOP represents the oil and gas exploration and production segment of the S&P TMI. The oil and gas exploration and production segment of the S&P TMI comprises the following sub-industries: Integrated Oil & Gas, Oil & Gas Exploration & Production, and Oil & Gas Refining & Marketing. The SPSIOP is part of the S&P Select Industry Indices family. For more information about the S&P Select Industry Indices, please see “The S&P Select Industry Indices” above.

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THE VANECK® GOLD MINERS ETF

Description of the VanEck® Gold Miners ETF

The VanEck® Gold Miners ETF (the “GDX”) is an investment portfolio maintained and managed by VanEck VectorsTM ETF Trust (the “VanEck Trust”). Van Eck Associates Corporation (“Van Eck”) is the investment adviser to the GDX. Prior to September 1, 2021, the VanEck® Gold Miners ETF’s name was the VanEck Vectors® Gold Miners ETF. The GDX is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “GDX.”

Information provided to or filed with the SEC by the VanEck ETF Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The GDX seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE® Arca Gold Miners Index® (the “GDM”). The GDM, calculated by NYSE Arca, is a modified market capitalization-weighted index consisting of common stocks and depositary receipts of publicly traded companies involved primarily in mining for gold and silver.

The GDX normally invests at least 80% of its total assets in common stocks and depositary receipts of companies involved in the gold and silver mining industry which may include small- and medium-capitalization companies and foreign issuers. The weight of companies more significantly exposed to silver mining will not exceed 20% as of each rebalance date.

The GDX, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the GDM by investing in a portfolio of securities that generally replicates the GDM. Unlike many investment companies that try to “beat” the performance of a benchmark index, the GDX does not try to “beat” the GDM and does not seek temporary defensive positions when markets decline or appear overvalued. Indexing may eliminate the chance that the GDX will substantially outperform the GDM but also may reduce some of the risks of active management, such as poor security selection. The returns of the GDX may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Correlation

The GDM is a theoretical financial calculation, while the GDX is an actual investment portfolio. While the GDX seeks to track the performance of the GDM (i.e., achieve a high degree of correlation with the GDM), the GDX’s return may not match the return of the GDM due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the NYSE® Arca Gold Miners Index®

The GDM is a rules-based index designed to measure the performance of highly capitalized companies in the gold mining industry. ICE Data Indices, LLC (the “IDI”) is the index sponsor and the index administrator. The GDM is reported by Bloomberg under the ticker symbol “GDM.” The GDM has a base date of December 19, 2002 and a base level of 500.00.

Objectives and Guiding Principles Underlying the NYSE® Arca Gold Miners Index®

The GDM is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver. The GDM includes common stocks, American Depositary Receipts or Global Depositary Receipts of selected companies that are involved in mining for gold and silver and that are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. Generally, this includes exchanges in most developed markets and major emerging markets, and includes companies that are cross-listed, i.e., both U.S. and Canadian listings. NYSE Arca will use its discretion to avoid exchanges and markets that are considered “frontier” in nature or have major restrictions to foreign ownership or investability. The Index includes companies that derive at least 50% of their revenues from gold mining and related activities (40% for companies that are already included in the Index). Also, the Index will maintain an exposure to companies with a significant revenue exposure to silver mining in addition to gold mining, which will not exceed 20% of the Index weight at each rebalance. Only companies with market capitalization greater than $750 million that have a daily average trading volume of at least 50,000 shares and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the GDM. For companies already included in the Index, the market capitalization requirement at each rebalance will be $450 million, the average daily volume requirement will be at least 30,000 shares over the past three months and the average daily value traded requirement will be at least $600,000 over the past three months. NYSE Arca has the discretion to not include all companies that meet the minimum criteria for inclusion.

Index Calculation

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The current index level would be calculated by dividing the current modified index market capitalization by the index divisor. The divisor was determined on the initial capitalization base of the index at the base level and may be updated as a result of corporate actions and composition changes. The GDM is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the GDM:

i.	the weight of any single component security may not account for more than 20% of the total value of the Underlying Index;

ii.	the component securities are split into two subgroups-large and small, which are ranked by their unadjusted market capitalization weight in the GDM. Large stocks are defined as having an index weight greater than or equal to 5%. Small stocks are defined as having an index weight below 5%; and

iii.	the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the GDM may not account for more than 45% of the total value of the GDM.

The GDM is reviewed quarterly so that the GDM components continue to represent the universe of companies involved in the gold and silver mining industry. The IDI may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the IDI’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the GDM. Changes to the GDM compositions and/or the component share weights in the GDM typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures:

Diversification Rule 1: If any component stock exceeds 20% of the total value of the GDM, then all stocks greater than 20% of the GDM are reduced to represent 20% of the value of the GDM. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the value of the GDM. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the value of the GDM and the redistribution is repeated.

If there is no component stock over 20% of the total value of the GDM to start, then Diversification Rule 1 is not executed.

Diversification Rule 2: The components are sorted into two groups – (1) Large components, with a starting index weight of 5% or greater, and (2) Small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that classify as Large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. Alternatively, if the starting aggregate weight of the Large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed.

If Diversification Rule 2 is indeed executed, then the (1) large group and (2) small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

1. The weight of each of the large stocks will be scaled down proportionately (with a floor of 5%) so that the aggregate weight of the large components will be reduced to represent 45% of the GDM. If any large component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 5% and the components with weights greater than 5% will be reduced proportionately.

2. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any small component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 4.5%. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Index Maintenance

The GDM is reviewed quarterly to ensure that that the selection and weightings of the constituents continues to reflect as closely as possible the index’s objective of measuring the performance of highly capitalized companies in the Gold Mining industry. Components will be removed from the GDM during the quarterly review if either (1) the market capitalization falls below $450 million or (2) the traded average daily shares for the previous three months is less than 30,000 shares and the average daily traded value for the previous three months is less than $600,000. The GDM is weighted based on the market capitalization of each of the component stocks, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the index as described above. In case of an event that could affect one or more constituents, the IDI will inform the market about the intended treatment of the event in the index shortly after the firm details have become available and have been confirmed. When possible, the corporate action will be announced, even if not all information is known, at least

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one trading day before the effective date of the action. Once the corporate action has been effectuated, the IDI will confirm the changes in a separate announcement.

Components would be removed from the index as a result of periodic corporate actions as well as the results of the quarterly rebalances/reconstitutions. All removals in the quarterly rebalances/reconstitutions will be announced at least six trading days before the effective date of the removal. It should be noted that in the case of mergers and acquisitions, every effort will be made to remove the company at some reasonable time ahead of the suspension in trading in the acquired company. There will be certain situations and corporate actions that would require the removal of a company that has already ceased trading. In those cases, the company will be removed from the index at its last traded price, or, at the discretion of the IDI, at a derived price that most accurately represents its post-suspension value. There will be certain situations and corporate actions that would require a removal of a company with less than six trading days of notice. In those cases, the removal would be announced no later than 15:00 ET on the trading day preceding the effective date of the removal. The new composition of the index, including the companies to be a part of the index and their corresponding new index shares, will be announced at least six trading days before the effective date and can be accessed from NYSE Market Data website.

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THE VANGUARD® FTSE EMERGING MARKETS ETF

Description of the Vanguard® FTSE Emerging Markets ETF

The Vanguard® FTSE Emerging Markets ETF (the “VWO”) is an investment portfolio managed by The Vanguard Group, Inc. (“Vanguard”), the investment adviser to the VWO. The VWO is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “VWO.”

The Vanguard International Equity Index Funds (the “Vanguard Trust”) is a registered investment company that consists of separate funds, each of which may consist of different share classes. Information provided to or filed with the SEC by the Vanguard Trust under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-32548 and 811-05972, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The VWO currently seeks to track the performance of the FTSE Emerging Markets All Cap China A Inclusion Index. The FTSE Emerging Markets All Cap China A Inclusion Index is a market-capitalization-weighted index that is made up of approximately 4,459 common stocks of large-, mid-, and small-cap companies located in emerging markets around the world.

The VWO is passively managed, using index sampling, meaning that it holds a broadly diversified collection of securities that, in the aggregate, approximates the FTSE Emerging Markets All Cap China A Inclusion Index in terms of key characteristics. These key characteristics include industry weightings and market capitalization, as well as certain financial measures, such as price/earnings ratio and dividend yield. The VWO invests substantially all of its assets in the stocks included in the FTSE Emerging Markets All Cap China A Inclusion Index. The returns of the VWO may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Correlation

The FTSE Emerging Markets All Cap China A Inclusion Index is a theoretical financial calculation, while the VWO is an actual investment portfolio. While the VWO seeks to track the performance of the FTSE Emerging Markets All Cap China A Inclusion Index (i.e., achieve a high degree of correlation with the FTSE Emerging Markets All Cap China A Inclusion Index), the VWO’s return may not match the return of the FTSE Emerging Markets All Cap China A Inclusion Index due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the FTSE Emerging Markets All Cap China A Inclusion Index

The FTSE Emerging Markets All Cap China A Inclusion Index is a market-capitalization weighted index representing the performance of large, mid and small cap stocks in emerging markets. The index is part of the FTSE China A Inclusion Indexes which contain FTSE China A All Cap Index securities adjusted for the aggregate approved Qualified Foreign Institutional Investor and Qualified Foreign Institutional Investor quotas available to international investors.

The FTSE Emerging Markets All Cap China A Inclusion Index is part of the FTSE Global Equity Index Series. The FTSE Global Equity Index Series covers securities in 48 different countries and is divided into developed, advanced emerging and secondary emerging segments. FTSE is the benchmark administrator of the index series.

Inclusion Criteria

Country Inclusion Criteria: FTSE classifies countries included in its global indexes into one of three categories: developed, advanced emerging and secondary emerging. FTSE maintains a set of criteria to assess market status and minimum standards for each category for countries and markets to achieve in order to be eligible for that category. The minimum standards increase from Secondary Emerging to Advanced Emerging and from Advanced Emerging to Developed. A country will be classified under the category with the highest standards which it meets. FTSE conducts an annual review of all countries included in its global indexes and those being considered for inclusion.

FTSE conducts an annual review of all countries included in its global indexes and those being considered for possible inclusion. Countries already in the indexes will be assessed against the minimum standards for each category and prior to any reclassification or removal from the index will be placed on a watch-list. Countries not in the index will be assessed against the minimum standards for each category and, if appropriate, will be added to the watch list for possible future inclusion to one of the categories. In conducting the annual review, FTSE will consult the FTSE Russell Country Classification Advisory Committee. In March and September of each year, FTSE will publish a watch list of countries being monitored for possible promotion or demotion.

Once a country has met the required standards, it will be eligible for inclusion in the FTSE Global Equity Index Series and a country index constructed and included in the FTSE Global Equity Index Series. An existing country index will

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remain in the FTSE Global Equity Index Series while any eligible constituents representing the country remain within the index or until the market is reclassified to Frontier market status.

Company Inclusion Criteria: The following are regarded as ineligible for inclusion: (1) companies whose business is that of holding equity and other investments (e.g. investment trusts), which are classified by the industry classification benchmark as closed end investments (30204000) and open end and miscellaneous investment vehicles (30205000); and (2) limited liability partnerships (LLP), limited partnerships (LP), master limited partnerships (MLP), limited liability companies (LLC) and business development companies (BDC). Where a stapled unit comprises an eligible security and a non-eligible security (such as non-equity or an Investment Trust structure) the unit will not be eligible for inclusion.

Security Inclusion Criteria: FTSE Russell periodically review the classes of securities to be included in each country. Convertible preference shares and loan stocks are excluded – until converted.

Computation of the Index

The FTSE Global Equity Index Series use actual closing mid-market or last trade prices, where available, for securities with local market quotations. Thomson Refinitiv real time exchange rates are used in the index calculations which are disseminated in real-time. Exchange rates used in the End of Day calculations are WM/Refinitiv Closing Spot Rates™, collected at 16:00 London time.

The performance of an index in the FTSE Global Equity Index Series on a given day is determined by calculating the percentage difference between:

•	the index’s market capitalization as at the close of that day; and

•	the market capitalization at the start of that day (“Start of the day” is defined as the previous day's close adjusted for capital changes, investability weight changes, additions and deletions.)

Adjustments are applied whenever capital changes take place, so that the performance of the FTSE Global Equity Index Series reflects the experience of investors.

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THE WISDOMTREE® JAPAN HEDGED EQUITY FUND

Description of the WisdomTree® Japan Hedged Equity Fund

The WisdomTree® Japan Hedged Equity Fund (the “DXJ”) is an investment portfolio developed by WisdomTree Investments, Inc. (“WTI”). Wisdom Tree Asset Management, Inc. (“WTAM”) is currently the investment adviser to the DXJ, and Mellon Investment Corporation is the sub-adviser. The DXJ is managed by the sub-adviser’s equity index strategies portfolio management team. The DXJ trades on the NYSE Arca under the ticker symbol “DXJ.”

WisdomTree Trust is a registered investment company that consists of numerous separate investment portfolios, including the DXJ. Information provided to or filed with the SEC by WisdomTree Trust under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-132380 and 811-21864, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The DXJ seeks investment results that closely correspond to the price and yield performance, before fees and expenses, of the WisdomTree Japan Hedged Equity Index ( the “WTIDJH”). The DXJ seeks to provide returns based on the performance of Japanese equity securities, while mitigating or “hedging” against fluctuations between the value of the Japanese yen and the U.S. dollar.

The DXJ employs a “passive management” – or indexing – investment approach designed to track the performance of the WTIDJH, as described below. The DXJ generally uses a “representative sampling” strategy to achieve its investment objective, meaning it generally will invest in a sample of securities in the WTIDJH whose risk, return and other characteristics closely resemble the risk, return and other characteristics of the Underlying Index as a whole. Under normal circumstances, at least 95% of the DXJ’s total assets (exclusive of collateral held from securities lending) will be invested in component securities of the WTIDJH and investments that have economic characteristics that are substantially identical to the economic characteristics of such component securities. Forward currency contracts or futures contracts are used to offset the DXJ’s exposure to the Japanese yen. A forward currency contract is a contract between two parties to buy or sell a specific currency in the future at an agreed upon exchange rate. A foreign currency futures contract is a contract involving an obligation to deliver or acquire the specified amount of a specific currency, at a specified price and at a specified future time. The amount of forward contracts and futures contracts in the DXJ is based on the aggregate exposure of the DXJ and WTIDJH to the Japanese yen. The return of the forward currency contracts and currency futures contracts may not perfectly offset the actual fluctuations between the yen and the U.S. dollar.

The returns of the DXJ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the WisdomTree® Japan Hedged Equity Index

The WTIDJH is a designed to measure the performance of the dividend-paying segment of the Japan stock market, while minimizing exposure to the Japanese yen fluctuations relative to the U.S. dollar. The WTIDJH consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan. By excluding companies that derive 80% or more of their revenue from Japan, the WTIDJH is concentrated on dividend-paying companies with a more significant global revenue base. The companies included in the WTIDJH typically have greater exposure to the value of global currencies and, in many cases, their business prospects historically have improved when the value of the Japanese yen has declined and have weakened when the value of the Japanese yen has increased. Constituent securities are weighted based on dividends paid over the prior annual cycle. The WTIDJH is calculated in U.S. dollars and published daily on Bloomberg under the ticker symbol “WTIDJH.” The WTIDJH was established with a base value of 100 on February 1, 2010.

WTI, as index provider, currently uses GICS to define companies in each sector. The following sectors are currently included in the WTIDJH: communication services, consumer discretionary, consumer staples, energy, financials, health care, industrials, information technology, materials, real estate, and utilities.

Objectives and Guiding Principles of the WisdomTree® Japan Hedged Equity Index

The selection and weighting methodology of the WTIDJH are identical to those of the WisdomTree® Japan Dividend Index, as described below. The WTIDJH is designed to remove from index performance the impact of changes to the value of the Japanese yen relative to the U.S. dollar. In this sense, the WTIDJH attempts to “hedge” against fluctuations in the relative value the Japanese yen against the U.S. dollar. The WTIDJH is designed to have higher returns than the WisdomTree® Japan Dividend Index when the yen is weakening relative to the U.S. dollar. Conversely, the WTIDJH is designed to have lower returns than the WisdomTree® Japan Dividend Index when the yen is rising relative to the U.S. dollar.

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Calculation of the WisdomTree® Japan Hedged Equity Index

The following formula is used to calculate the index levels for the WTIDJH:

For WTIDJH, the total returns for the it is calculated once a day on a daily basis to remove the impact of currency and uses a WM/Reuters 1-month forward rate to do so.

The WTIDJH are calculated every weekday. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the WTIDJH. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Indexes are calculated and disseminated on an end-of-day basis. The total return Indexes are calculated and disseminated on an end-of-day basis. Price index values are calculated and disseminated every 15 seconds.

Membership Criteria

The WTIDJH consists only of companies that:

•	meet the minimum liquidity requirements established by WTI, including the requirement that shares of such component companies must have traded at least 250,000 shares per month for each of the six months preceding the “International Screening Date” (after the close of trading on the last trading day in September);

•	are incorporated in Japan;

•	list their shares on the Tokyo Stock Exchange;

•	have paid at least $5 million in cash dividends on common stock shares in the annual cycle prior to the annual reconstitution and have less than 80% of revenue from Japan;

•	have a market capitalization of at least $100 million on the annual screening date; and

•	have an average daily dollar volume of at least $100,000 for three months preceding the annual screening date.

Common stocks, Real Estate Investment Trusts, tracking stocks and holding companies are eligible for inclusion. American Depositary Receipts, Global Depositary Receipts and European Depositary Receipts, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds and derivative securities such as warrants and rights are not eligible.

Weighting of the WisdomTree® Japan Hedged Equity Index

The WTIDJH is a modified capitalization-weighted index that employs a weighting formula designed to reflect the effect that dividends play in the total return of the WTIDJH. The initial weight of an index component at the annual reconstitution, the “Cash Dividend Factor,” is derived by multiplying the U.S. dollar value of the company’s annual dividend per share by the number of common shares outstanding for that company. The Cash Dividend Factor is calculated for every index component and then summed. Each component’s weight is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in the WTIDJH. The dividend stream will be adjusted for constituents with dividend yields greater than 12% at the screening date. The dividend stream of these capped securities will be their market cap multiplied by 12%. The International Weighting Date is when component weights are set, it occurs immediately after the close of trading on the relevant date. New components and component weights take effect before the opening of trading the day following the international reconstitution date.

The WTIDJH is modified, and all other components in the WTIDJH are rebalanced at the close of the current calendar quarter should the following occur:

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•	if any company achieves a weighting equal to or greater than 24.0% of the WTIDJH, its weighting will be reduced to 20.0%; or

•	if the “collective weight” of index components whose individual current weights equal or exceed 5.0% of the WTIDJH, when added together, equal or exceed 50.0% of the WT Japan Dividend Index, the weightings of those component securities will be reduced so that their collective weight equals 40.0% of the WTIDJH.

Further iterations of the adjustments may occur until no company or group of companies violate the rules described above.

For the WTIDJH, the following capping rules apply in this order:

•	The maximum weight of any individual security is capped at 5% on the annual rebalance, prior to the implementation of the sector caps, and the weights of all other components will be adjusted proportionally.

•	If any sector achieves a weight equal to or greater than 25% of the WTIDJH, the weights of companies will be proportionally reduced to 25% as of the annual screening date. In response to market conditions, sector weights may fluctuate above 25% between annual screening dates.

Dividend Treatment

Normal dividend payments are not taken into account in the price index, whereas they are reinvested and accounted for in the total return index. However, special dividends that are not reinvested in the total return index require index divisor adjustments to prevent the distribution from distorting the price index.

Multiple Share Classes

In the event that a component company issues multiple classes of shares of common stock, each class of shares will be included in the WTIDJH, provided that dividends are paid on those shares. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the WTIDJH.

Index Maintenance

Index maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the WTIDJH. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the WTIDJH. Other corporate actions, such as special dividends, may require index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the WTIDJH’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

Component Changes

Additions to the WTIDJH will be made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the trading day following the “International Reconstitution Date” . No additions are made to WTIDJH between annual reconstitutions.

Shares of companies that are de-listed or acquired by a company outside of the WTIDJH are deleted from the WTIDJH and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the WTIDJH. A component company that cancels its dividend payment is deleted from the WTIDJH and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the WTIDJH. A component company that files for bankruptcy is deleted from the WTIDJH and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the WTIDJH. If a component company is acquired by another company in the WTIDJH for stock, the acquiring company’s shares and weight in the WTIDJH are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.

Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the WTIDJH, although index shares are adjusted to reflect the reclassification.

Spin-Offs and Initial Public Offerings

If a company is spun-off from an existing component company and pays a regular cash dividend, it is not allowed into the WTIDJH until the next annual reconstitution, provided it meets all other inclusion requirements. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the

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spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the WTIDJH. Companies that go public in an Initial Public Offering (IPO) and that pay regular cash dividends and that meet all other index inclusion requirements must wait until the next annual reconstitution to be included in the WTIDJH.

Index Divisor Adjustments

Changes in the WTIDJH’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the WTIDJH’s continuity. By adjusting the divisor, the index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described above, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile or that cancel their dividends in the intervening weeks between the International Screening Date and the International Reconstitution Date are not included in the WTIDJH, and the weights of the remaining components are adjusted accordingly.

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ADDITIONAL TERMS OF THE NOTES

Official Closing Price

The Official Closing Price of an Index Fund will be its closing price on any Scheduled Trading Day, as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page, as specified for that Index Fund in the applicable free writing prospectus or pricing supplement, or on any successor page on the Bloomberg Professional® service or any successor service, subject to adjustment as described under “—Antidilution and Reorganization Adjustments” below.

Market Disruption Event

“Market Disruption Event” with respect to an Index Fund means any Scheduled Trading Day on which any Relevant Exchange or Related Exchange for that Index Fund fails to open for trading during its regular trading session or on which any of the following events has occurred and is continuing which the calculation agent determines is material,

i.	Any suspension of or limitation imposed on trading by any Relevant Exchanges or Related Exchanges or otherwise, whether by reason of movements in price exceeding limits permitted by the Relevant Exchanges or Related Exchanges or otherwise, (A) relating to shares of such Index Fund, (B) relating to the stocks or other securities then constituting 20% or more of the value of the securities that are assets of such Index Fund or the level of the Underlying Index of such Index Fund; or (C) in futures or options contracts relating to such Index Fund or the assets of such Index Fund or the Underlying Index of such Index Fund, on any Related Exchange;

ii.	Any event (other than any event described in (iii) below) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for shares of such Index Fund; (B) to effect transactions in, or obtain market values for the stocks or other securities then constituting 20% or more of the value of the securities that are assets of such Index Fund or the level of the Underlying Index of such Index Fund; or (C) to effect transactions in, or obtain market values for, futures or options contracts relating to such Index Fund or the assets of such Index Fund or the Underlying Index of such Index Fund on any Related Exchange; or

iii.	The closure on any Scheduled Trading Day of any Relevant Exchange or any Related Exchange relating to shares of such Index Fund or relating to any stocks or other securities then constituting 20% or more of the value of the securities that are assets of the Index Fund or the level of the Underlying Index of such Index Fund prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Exchange or Related Exchange at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange; or (B) the submission deadline for orders to be entered on the Relevant Exchange or Related Exchange for execution at the close of trading on that day.

“Related Exchange” for an Index Fund means each exchange or quotation system or any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to such Index Fund or the assets of such Index Fund or the Underlying Index of such Index Fund has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such Index Fund or the assets of such Index Fund or the Underlying Index of such Index Fund on such temporary substitute exchange or quotation system as on the original Related Exchange) on which futures or options contracts relating to such Index Fund or the assets of such Index Fund or the Underlying Index of such Index Fund are traded and where such trading has a material effect (as determined by the calculation agent) on the overall market for futures or options related to the assets of such Index Fund or the Underlying Index of such Index Fund or the shares or depositary receipts, as applicable, of the Index Fund.

“Relevant Exchange” means any exchange or quotation system for shares or depositary receipts, as applicable, of the Index Fund or assets of the Index Fund or any stock then included in the Underlying Index, where trading has a material effect (as determined by the calculation agent) on the overall market for trading of such securities.

“Scheduled Closing Time” means the scheduled weekday closing time of the Relevant Exchange or Related Exchange, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled Trading Day” for an Index Fund means any day on which all of the Relevant Exchanges and Related Exchanges for such Index Fund are scheduled to be open for trading for their respective regular trading sessions.

Coupon Payment Dates, Call Payment Dates and Maturity Date

If (1) a day on which a coupon payment is scheduled to be made (a “Coupon Payment Date”), (2) the date payment is to be made if the Notes are called (a “Call Payment Date”) or (3) the maturity date stated in the applicable free writing prospectus or pricing supplement is not a business day, the amounts payable will be paid on the next following business day and no interest will be paid in respect of such postponement. The calculation agent may postpone a date on which the coupon due is determined (a “Coupon Determination Date”), and therefore the related Coupon Payment Date; the

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date on which it is determined if the Notes will be called (a “Call Observation Date”), and therefore the related Call Payment Date; or the Final Valuation Date, and therefore the maturity date, in each case if a Market Disruption Event occurs or is continuing on a day that would otherwise be a Coupon Determination Date, Call Observation Date or the Final Valuation Date, as applicable. We describe the effect of Market Disruption Events under “Valuation Dates” and “Market Disruption Events” below.

Observation Periods

For Notes where the Reference Asset is a single Index Fund:

If any date during a period in which the Reference Asset is observed either continuously or at market close for the occurrence of a knock-out or other event (an “Observation Period”) is not a Scheduled Trading Day, such date will be excluded from the Observation Period. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date), then such date will be excluded from the Observation Period, unless a Market Disruption exists or continues for five or more consecutive Scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Scheduled Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period and the calculation agent will determine the official closing price with respect to the Reference Asset each such date in good faith and in its sole discretion using its estimate of the exchange traded price for such Index Fund that would have prevailed but for that Market Disruption Event. If a Valuation Date that is part of an originally scheduled Observation Period is postponed, then the Observation Period will be extended to include such Valuation Date as postponed.

For Notes where the Reference Asset is a basket of Index Funds:

If any date during an Observation Period is not a Scheduled Trading Day for any Index Fund, such date will be excluded from the Observation Period for that Index Fund. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date) for an Index Fund, then such date will be excluded from the Observation Period for such Index Fund, unless a Market Disruption exists or continues for five or more consecutive Scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Scheduled Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period for such Index Fund and the calculation agent will determine the official closing price with respect to such Index Fund each such date in good faith and in its sole discretion using its estimate of the exchange traded price for such Index Fund that would have prevailed but for that Market Disruption Event. For each Index Fund that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists with respect to each Index Fund independent from other Index Funds. Therefore, a Market Disruption Event may exist for certain Index Funds and not exist for other Index Funds. If a Valuation Date that is part of an originally scheduled Observation Period is postponed for an Index Fund, then the Observation Period for such Index Fund will be extended to include such Valuation Date as postponed. If no Market Disruption Event exists with respect to an Index Fund on the originally scheduled Valuation Date, any determination made during such Observation Period will be made on the originally scheduled Valuation Date with respect to such Index Fund, irrespective of the existence of a Market Disruption Event with respect to any other Index Fund.

Business Day

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date.

Payment When Offices or Settlement Systems Are Closed

If any payment is due on the Notes on a day that would otherwise be a “business day” but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next business day when that paying agent or system is open. Any such payment will be deemed to have been made on the original due date, and no additional payment will be made on account of the delay.

Valuation Dates

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the performance of the Notes is calculated based on the value of the Reference Asset on the Coupon Determination Dates, Call Observation Dates or one or more other dates during the term of the Notes (each such date a “Valuation Date,” and the last of such dates, or if there is only one such date, the “Final Valuation Date”).

For Notes where the Reference Asset is a single Index Fund:

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Scheduled Trading Day, then such Valuation Date will be the next succeeding day that is a Scheduled Trading Day. If a Market

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Disruption Event exists on a Valuation Date, then such Valuation Date will be the next Scheduled Trading Day on which there is no Market Disruption Event. If a Market Disruption Event exists or continues for five consecutive Scheduled Trading Days, then the fifth of such consecutive Scheduled Trading Days will nonetheless be the Valuation Date or Final Valuation Date, as applicable, and the calculation agent will determine the official closing price with respect to such Reference Asset on that date in good faith and in its sole discretion using its estimate of the exchange traded price for such Index Fund that would have prevailed but for that Market Disruption Event. For the avoidance of doubt, if Valuation Dates are scheduled to be within five Scheduled Trading Days of each other, a Market Disruption Event on the first such scheduled Valuation Date could cause one or more Valuation Dates to occur simultaneously. If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement.

For Notes where the Reference Asset is a basket of Index Funds:

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Scheduled Trading Day for an Index Fund, then such Valuation Date for such Index Fund will be the next succeeding day that is a Scheduled Trading Day for such Index Fund. For each Index Fund that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists on a Valuation Date with respect to each Index Fund independent from other Index Funds. Therefore, a Market Disruption Event may exist for certain Index Funds and not exist for other Index Funds. If a Market Disruption Event exists on a Valuation Date for an Index Fund, then such Valuation Date for such Index Fund will be the next Scheduled Trading Day for which there is no Market Disruption Event for that Index Fund. If a Market Disruption Event exists or continues for five consecutive Scheduled Trading Days, then that fifth Scheduled Trading Day will nonetheless be the Valuation Date for such Index Fund and the calculation agent will determine the official closing price of such Index Fund on that date in good faith and in its sole discretion using its estimate of the exchange traded price for such Index Fund that would have prevailed but for that Market Disruption Event. For the avoidance of doubt, if Valuation Dates are scheduled to be within five Scheduled Trading Days of each other, a Market Disruption Event on the first such scheduled Valuation Date could cause one or more Valuation Dates to occur simultaneously. If no Market Disruption Event exists with respect to an Index Fund on the originally scheduled Valuation Date, the determination of such Index Fund’s price will be made on the originally scheduled Valuation Date, irrespective of the existence of a Market Disruption Event with respect to any other Index Fund. If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement.

Antidilution and Reorganization Adjustments

Following the declaration by an Index Fund of the terms of any Potential Adjustment Event (as defined below), the calculation agent will determine whether that Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of such Index Fund and, if the calculation agent determines either to be the case, it will make such calculations and adjustments to the terms of the Notes as may be necessary in order to account for the economic effect of such event, including adjustments to the Official Closing Price of such Index Fund.

For purposes hereof, “Potential Adjustment Event” means the occurrence of any of the following after the original issue date of the Notes:

a.	a subdivision, consolidation or reclassification of the shares or depositary receipts, as applicable, of an Index Fund (other than a Merger Event), or a free distribution or dividend of any shares or any depositary receipts of such Index Fund to existing holders by way of bonus, capitalization or similar issue;

b.	a distribution or dividend to existing holders of the shares or depositary receipts, as applicable, of an Index Fund of (A) shares or depositary receipts, as applicable, of such Index Fund, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of such Index Fund equally or proportionately with such payments to holders of those shares or depositary receipts, as applicable, or (C) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the calculation agent;

c.	an extraordinary dividend of an Index Fund;

d.	a call by an Index Fund in respect of shares or depositary receipts, as applicable, of such Index Fund that are not fully paid;

e.	a repurchase by an Index Fund of shares or depositary receipts, as applicable, of such Index Fund whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

f.	only in the case of the Index Funds that are trusts, the making of any amendment or supplement to the terms of the depositary trust agreement; or

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g.	any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares or depositary receipts, as applicable, of an Index Fund.

Delisting or Suspension of Trading in the Shares of an Index Fund and Termination of an Index Fund

If a Delisting (as defined below) occurs, then the calculation agent may make such adjustments the terms of the Notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the Notes of the applicable Delisting, including, but not limited to determining in a commercially reasonable manner the value of the applicable Index Fund impacted by such event following the Announcement Date (as defined below) and utilizing such value as the value of the Index Fund calculated on or following the Announcement Date until the stated maturity date of the Notes.

A share delisting (“Delisting”) shall be deemed to have occurred if at any time during the period from and including the original issue date of the applicable Notes to and including the Final Valuation Date the shares or depositary receipts of an Index Fund cease to be listed on the Relevant Exchange for those shares or depositary receipts for any reason, or trading of such shares or depositary receipts, as applicable, is suspended on, and is not immediately re-listed on a Successor Exchange which is the New York Stock Exchange, the NYSE Arca, the Nasdaq Global Market or a successor in interest (a “Successor Exchange”). If the shares or depositary receipts of an Index Fund are immediately re-listed on a Successor Exchange, then such shares or depositary receipts of an Index Fund shall continue to be deemed to be the shares or depositary receipts of an Index Fund for all purposes relating to the Notes, including for purposes of determining whether a Market Disruption Event exists.

If a Delisting occurs and a major U.S. exchange or market lists or approves for trading successor or substitute securities that the calculation agent determines, in its sole discretion, to be comparable to an Index Fund (any such trading successor or substitute securities, the “Successor Securities”), such Successor Securities will be deemed to be such Index Fund for all purposes relating to the Notes, including for purposes of determining whether a Market Disruption Event exists.

If an Index Fund is liquidated or otherwise terminated (a “Termination Event”), the value of the shares or depositary receipts, as applicable, of such Index Fund will be determined by the calculation agent in accordance with the procedures below.

If a Termination Event has occurred with respect to an Index Fund and if the Reference Sponsor or another entity publishes a successor or substitute Index Fund that the calculation agent determines to be comparable to such Index Fund, then the value of such Index Fund will be determined by reference to the value of that comparable Index Fund, which we refer to as a “Successor Index Fund.”

If a Termination Event has occurred with respect to an Index Fund and the Reference Sponsor discontinues publication of such Index Fund and the calculation agent determines that no Successor Index Fund is available, or is no longer published from the date of the Termination Event up to and including a Valuation Date or the Final Valuation Date, as applicable, then the calculation agent may, in its sole discretion, calculate the appropriate price of the shares or depositary receipts, as applicable, for the relevant Index Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Index Fund.

If a Successor Index Fund is selected for an Index Fund or the calculation agent calculates a value as a substitute for an Index Fund as described above, such Successor Index Fund or value, as the case may be, will be substituted for such Index Fund for all purposes of the Notes, including for purposes of determining whether a Market Disruption Event occurs.

The “Announcement Date” means in the case of a Delisting, the day of the first public announcement by the Relevant Exchange that the Index Fund will cease to trade or be publicly quoted on such Relevant Exchange.

Notwithstanding the above alternative arrangements, the liquidation or termination of an Index Fund may adversely affect the market value of the Notes.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on the holders of Notes, absent manifest error.

Merger Event and Tender Offer

Exchange for Marketable Securities

If a Merger Event or Tender Offer (each as defined below) occurs and the shares or depositary receipts of an Index Fund are exchanged solely for new shares or depositary receipts that are publicly quoted, traded or listed on an exchange or quotation system located in the same country as the Relevant Exchange for such shares or depositary receipts and that are not subject to any currency exchange controls, trading restrictions or other trading limitations (such shares, the “Marketable Securities”), then the calculation agent will adjust such terms and conditions of the Notes as the calculation agent determines appropriate to account for the exchange ratio applicable to the exchange of such

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shares or depositary receipts for Marketable Securities and such Marketable Securities shall be deemed such shares or depositary receipts for purposes of the Notes.

Exchange for a Combination of Marketable Securities and Cash

If a Merger Event or Tender Offer occurs and the applicable shares or depositary receipts of an Index Fund are exchanged solely for a combination of cash and Marketable Securities, then the calculation agent may adjust such terms and conditions of the Notes as the calculation agent determines appropriate to account for the exchange ratio applicable to the exchange of the share or depositary receipts for Marketable Securities and such Marketable Securities shall be deemed the shares or depositary receipts for purposes of the Notes. For purposes of determining the number of Marketable Securities that replaces one share or depositary receipt, the cash portion of property distributed pursuant to the applicable Merger Event or Tender Offer shall be converted to Marketable Securities by the calculation agent in a commercially reasonable manner.

Exchange for Cash

If a Merger Event or Tender Offer occurs and the applicable shares or depositary receipts of an Index Fund are exchanged solely for cash, then the calculation agent shall make such adjustments to the terms of the Notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the Notes of the applicable Merger Event or Tender Offer, including, but not limited to utilizing the cash amount distributed with respect to the applicable share or depositary receipt of an Index Fund as the price of such share or depositary receipt of an Index Fund for purposes of determining the value of the Reference Asset calculated on or following the Approval Date (as defined below) until the stated maturity date of the Notes.

Exchange for Other Types of Property

If a Merger Event or Tender Offer occurs and any distribution of property is made on a share or depositary receipt of an Index Fund and such property does not consist solely of Marketable Securities and/or cash, then the calculation agent shall make such adjustments to the terms of the Notes as the calculation agent deems appropriate to account for the economic effect on the Notes of the applicable Merger Event or Tender Offer.

In connection with certain Merger Events or Tender Offers, a holder of a share or depositary receipt of an Index Fund may be offered a choice to receive different types or combinations of types of property in exchange for such share or depositary receipt. In such case, for purposes of this section, such merger or tender offer shall be categorized by referring to the types and amounts of each type of property that would be distributed by default to a holder of shares or depositary receipts who makes no affirmative election.

The “Approval Date” is the closing date of a Merger Event or, in the case of a Tender Offer, the date on which the person or entity making the tender offer acquires, or acquires the right to obtain the relevant percentage of the voting shares of the Index Fund, or if such date is not a Scheduled Trading Day, the immediately following Scheduled Trading Day.

A “Merger Event” shall mean, in respect of any share or depositary receipt of an Index Fund, any (i) reclassification or change of the shares or depositary receipts of an Index Fund that results in a transfer of or an irrevocable commitment to transfer all shares or depositary receipts of an Index Fund outstanding, (ii) consolidation, amalgamation or merger of the applicable Index Fund with or into another entity (other than a consolidation, amalgamation or merger of the applicable Index Fund with or into another entity and which does not result in any such reclassification or change of all of such shares or depositary receipts outstanding), (iii) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding shares of the applicable Index Fund, that results in a transfer of or an irrevocable commitment to transfer all such shares (other than such shares owned or controlled by the offeror), or (iv) consolidation, amalgamation, merger or binding share exchange of the Index Fund, or its subsidiaries, with or into another entity in which the Index Fund is the continuing entity and which does not result in a reclassification or change of the shares or depositary receipts of an Index Fund (other than shares or depositary receipts of an Index Fund owned or controlled by that other entity immediately prior to such event) collectively representing less than 50% of the outstanding shares or depositary receipts of an Index Fund immediately following such event, in each case if the merger date is on or before a Valuation Date.

A “Tender Offer” shall mean, in respect of the voting shares of an Index Fund, any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares of an Index Fund as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the calculation agent deems relevant.

Notwithstanding these alternative arrangements, a Merger Event or Tender Offer may affect the Reference Asset in a manner that adversely affects the value of the Notes.

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Index Fund Alteration Event

If an Index Fund Alteration Event (as defined below) occurs, the calculation agent may, in its sole discretion, accelerate the stated maturity date to the day which is ten business days after the Event Date (as defined below). The calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in the applicable free writing prospectus or pricing supplement. The Notes so accelerated will not be entitled to any additional payments.

The “Event Date” means the earlier of (i) the day of the first public announcement of the occurrence of an Index Fund Alteration Event, or (ii) the day the calculation agent determines, in its sole discretion, to be the effective date on which the Index Fund Alteration Event has occurred.

An “Index Fund Alteration Event” shall mean, with respect to any Index Fund, (i) the resignation, termination, change in control or replacement of the investment adviser to the Index Fund, (ii) any change or modification of the mandate, risk profile, prospectus, statement of additional information, articles of incorporation, investment management agreement or annual or semi-annual report, or material change in any other rule, law, regulation, similar guideline, constitutional document, report or other document governing the investment by the Index Fund of its assets that could reasonably be expected to affect the price of shares of the Index Fund or the rights or remedies of holders thereof (in each case, as determined by the calculation agent) from those prevailing on the original issue date of the Notes, (iii) any breach or violation of any strategy or investment guidelines stated in its mandate, risk profile, prospectus, statement of additional information, articles of incorporation, investment management agreement or annual or semiannual report or other document governing the investment by the Index Fund of its assets that could reasonably be expected to affect the price of shares of the Index Fund or the rights or remedies of holders thereof (in each case, as determined by the calculation agent), (iv) the Index Fund or the investment adviser to the Index Fund ceases to exist, (v) the shares of the Index Fund are reclassified or the underlying index that the Index Fund tracks changes (or, where the Index Fund does not track an underlying index, there is a material change (as determined by the calculation agent) in the composition of the securities held by the Index Fund) or the Index Fund is acquired by or aggregated to another fund, whose mandate, risk-profile and/or benchmark is deemed by the calculation agent to be different from the mandate, risk-profile and/or benchmark in effect on the original issue date of the Notes (or any proposal for the foregoing occurs), (vi) (a) any cancellation, suspension or revocation of the registration or approval of the shares of the Index Fund, the Index Fund or the investment adviser of the Index Fund by any governmental, legal or regulatory entity with authority over such shares of the Index Fund, Index Fund or its investment adviser, (b) any change in the legal, tax, accounting, or regulatory treatment of the Index Fund or the investment adviser of the Index Fund that is reasonably likely to have an adverse impact on the price of such shares of the Index Fund or any investors therein, or (c) the Index Fund, the investment adviser of the Index Fund or any of the fund administrator, manager, trustee or similar person with the primary administrative responsibilities for the Index Fund (the “Fund Administrator”) becoming subject to any investigation, proceeding or litigation by any relevant governmental, legal or regulatory authority involving the alleged violation of applicable law for any activities relating to or resulting from the operation of the Index Fund, the investment adviser of the Index Fund or the Fund Administrator, or (vii) the Fund Administrator and/or the investment adviser of the Index Fund are affected by bankruptcy, insolvency, dissolution, or winding up proceedings.

Notwithstanding these alternative arrangements, an Index Fund Alteration Event may affect the Index Fund in a manner that adversely affects the value of the Notes.

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